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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED BY PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
SYNPLICITY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2008 SPECIAL MEETING OF SHAREHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Synplicity shareholder:

        The Board of Directors of Synplicity, Inc. has unanimously approved an Agreement and Plan of Merger, dated March 20, 2008, among Synopsys, Inc., St. Andrews Acquisition Corp., a wholly owned subsidiary of Synopsys, and Synplicity, pursuant to which St. Andrews Acquisition Corp. will merge with and into Synplicity, with Synplicity becoming a wholly owned subsidiary of Synopsys. At the 2008 Special Meeting of Shareholders, you will be asked to vote on a proposal to approve the terms of the merger agreement, among other matters. The approval of the holders of a majority of the shares of Synplicity common stock outstanding as of the close of business on the record date, March 31, 2008, is required for Synplicity and Synopsys to complete the proposed merger.

        If the merger is completed, shareholders of Synplicity common stock will receive $8.00 in cash, without interest, for each share of Synplicity common stock they own.

        Certain directors, officers and employees of Synplicity, who owned shares of Synplicity common stock and options exercisable within 60 days of March 20, 2008 representing in the aggregate approximately 44.5% of Synplicity's outstanding shares as of March 20, 2008, have agreed to vote in favor of a proposal to approve the terms of the merger agreement. The Board of Directors of Synplicity unanimously recommends that Synplicity shareholders vote FOR approval of the terms of the merger agreement.

        The date, time and place of the 2008 Special Meeting of Shareholders to consider and vote upon a proposal to approve the terms of the merger agreement, among other matters, is as follows:

  May 14, 2008
  12:30 p.m. Pacific Daylight Time
  600 West California Avenue, Sunnyvale, California 94086

        The proxy statement attached to this letter provides you with information about the 2008 Special Meeting of Shareholders and the proposed merger. Synplicity encourages you to read the entire proxy statement carefully and in its entirety, because it explains the proposed merger, the documents related to the merger and other related matters.

        Your vote is important, regardless of the number of shares you hold.    Whether or not you plan to attend the special meeting, if you are a holder of Synplicity common stock, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote in accordance with the voting instructions furnished by your broker, bank or nominee. If you sign, date and send us your proxy card but do not indicate how you want to vote, your proxy will be voted FOR the approval of the terms of the merger agreement. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the proposal to approve the terms of the merger agreement.

        We are very excited about the merger and I join the other members of our board of directors in recommending that you vote FOR the approval of the terms of the merger agreement. After you have reviewed the enclosed materials, please vote by one of the means specified in the proxy statement as soon as you can. Thank you in advance for your continued support.

Gary Meyers President, Chief Executive Officer and Director Synplicity, Inc.

        The proxy statement is dated April 17, 2008, and is first being mailed to Synplicity's shareholders on or about April 17, 2008.

SYNPLICITY, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

May 14, 2008
12:30 p.m. Pacific Daylight Time

TO OUR SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN THAT the 2008 Special Meeting of Shareholders of Synplicity, Inc. (the "Special Meeting") will be held on May 14, 2008 at 12:30 p.m. Pacific Daylight Time at Synplicity's principal executive offices at 600 West California Avenue, Sunnyvale, California 94086 for the following purposes:

  1.
  To consider and vote upon a proposal to approve the terms of the Agreement and Plan of Merger, dated March 20, 2008, among Synopsys, Inc., a Delaware corporation, St. Andrews Acquisition Corp., a California corporation and a wholly owned subsidiary of Synopsys, and Synplicity, Inc. (the "merger agreement"); and

  2.
  To consider and vote upon any proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Persons who owned shares of Synplicity common stock at the close of business on the record date, March 31, 2008, are entitled to attend and vote at the Special Meeting. A complete list of these shareholders will be available during normal business hours for 10 days prior to the meeting at Synplicity's headquarters located at 600 West California Avenue, Sunnyvale, California 94086. You may examine the list for any legally valid purpose related to the meeting. The list also will be available during the Special Meeting for inspection if you are present at the meeting. At the close of business on the record date, Synplicity had outstanding and entitled to vote 26,592,655 shares of common stock. Holders of Synplicity common stock are entitled to dissenters rights under the California General Corporation Law in connection with the merger contemplated by the merger agreement if they meet certain conditions. See "General Information—Dissenters' Rights" on page 16.

        The board of directors of Synplicity has unanimously approved the terms of the merger agreement and recommends that Synplicity shareholders vote FOR the approval of the terms of the merger agreement.

        Your vote is important, regardless of the number of shares you hold. The affirmative vote of the holders of a majority of the outstanding shares of Synplicity common stock as of the close of business on the record date is required to approve the terms of the merger agreement.

        Even if you plan to attend the Special Meeting in person, Synplicity requests that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

        If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote FOR the approval of the terms of the merger agreement. If you fail to return your Synplicity proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will effectively be counted as a vote against approval of the terms of the merger agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        This proxy statement contains detailed information about the merger agreement and the other transactions contemplated by the merger agreement. Please read this proxy statement and the merger agreement attached to it as Annex A carefully and in their entirety. For specific instructions on how to vote your shares, please refer to the section of this proxy statement entitled "The Special Meeting" beginning on page 11.

By Order of the Board of Directors of SYNPLICITY, INC.
Gary Meyers President and Chief Executive Officer
Sunnyvale, California April 17, 2008

YOUR VOTE IS IMPORTANT PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

i

PROPOSAL ONE—THE MERGER	19
Background of the Merger	19
Reasons for the Merger and the Recommendation of the Synplicity Board	25
Opinion of Synplicity's Financial Advisor	27
Interests of Synplicity's Directors and Officers in the Merger	32
Regulatory Matters	42
Delisting and Deregistration of Synplicity's Common Stock	42
Material United States Federal Income Tax Consequences of the Merger	42
THE MERGER AGREEMENT	44
The Merger	44
Merger Consideration	44
Effective Time of the Merger	44
Effect on Outstanding Synplicity Stock Options and Other Equity Awards	44
Exchange of Shares; Procedures for Exchange of Certificates	46
Procedures for Payment of Merger Consideration	46
Transfers of Ownership and Lost Stock Certificates	46
Representations and Warranties	47
Interim Operations of Synplicity	49
Employee Benefit Matters	52
Shareholder Meeting	52
Nonsolicitation Covenant	53
Timing of Closing	57
Conditions to the Completion of the Merger	57
Termination of the Merger Agreement	59
Termination Fee	60
Other Expenses	61
Indemnification and Insurance	61
Additional Covenants	62
Amendment and Waiver	62
OTHER AGREEMENTS	64
The Voting Agreements	64
The Offer Letters and Noncompetition Agreements	64
PROPOSAL TWO—ADJOURNMENT	66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	67
WHERE YOU CAN FIND MORE INFORMATION	69
OTHER MATTERS	69

ANNEX A	AGREEMENT AND PLAN OF MERGER	A-1
ANNEXES B-1 AND B-2	FORMS OF VOTING AGREEMENTS	B-1 B-2
ANNEX C	SECTIONS 1300-1312 OF THE CALIFORNIA CORPORATIONS CODE-DISSENTERS' RIGHTS	C-1
ANNEX D	OPINION OF DEUTSCHE BANK SECURITIES INC.	D-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Why am I receiving this document?
A:	Synopsys, Inc., St. Andrews Acquisition Corp., a wholly owned subsidiary of Synopsys, and Synplicity, Inc. have entered into an Agreement and Plan of Merger (the "merger agreement") under which Synopsys has agreed to acquire Synplicity. St. Andrews Acquisition Corp. will merge with and into Synplicity and Synplicity will become a wholly owned subsidiary of Synopsys (the "merger"). At the effective time of the merger, all outstanding shares of Synplicity common stock will be converted into the right to receive $8.00 per share of cash, without interest. This document contains important information about the merger and you should read it carefully. It is being furnished in connection with the solicitation of proxies to be voted at the 2008 Special Meeting of Shareholders (the "Special Meeting"), or at any adjournments of the Special Meeting.
Q:	Why are Synopsys and Synplicity proposing the merger?
A:	The boards of directors of Synopsys and Synplicity believe that their companies' products are complementary and the companies and their customers would benefit from the proposed merger. Synplicity believes that the merger will benefit its customers through an expanded product portfolio. The merger will allow Synopsys to enter the rapid prototyping market segment and expand its product portfolio to include field programmable gate array ("FPGA") implementation and electronic system level ("ESL") synthesis products. Each board considered a number of strategic and transaction-related factors in evaluating the merger.
Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held on May 14, 2008 at 12:30 p.m. Pacific Daylight Time at Synplicity's principal executive offices at 600 West California Avenue, Sunnyvale, California 94086.
Q:	What will Synplicity's shareholders receive in the merger?
A:	As a result of the merger, Synplicity shareholders (other than shareholders who have perfected their dissenters' rights) will receive $8.00 in cash, without interest, for each share of Synplicity common stock they own. For example, if you own 100 shares of Synplicity common stock, you will receive $800.00 in cash in exchange for your Synplicity shares.
Q:	What am I being asked to vote on?
A:	At the Special Meeting, you are being asked to vote to approve the terms of the merger agreement and to vote on the proposal to grant our management discretionary authority to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies in the event there are not sufficient votes in favor of approval of the terms of the merger agreement (the "adjournment proposal").
Q:	Why is it important for me to vote?
A:	We cannot complete the proposed merger without obtaining the approval of Synplicity's shareholders holding a majority of the outstanding common stock on the record date. If you do not vote, you will, in effect, be voting against the approval of the terms of the merger agreement.

Q:	What do I need to do now?
A:	Synplicity urges you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the internet or by telephone as soon as possible so that your Synplicity shares can be voted at the Special Meeting. Please do not send your share certificates with your proxy card.
Q:	Who can vote and attend the Special Meeting?
A:	All Synplicity shareholders of record as of the close of business on March 31, 2008, the record date for the Special Meeting set by the Synplicity board of directors (the "Synplicity Board"), are entitled to receive notice of and to attend and vote at the Special Meeting, or any adjournment thereof. If you want to attend the Special Meeting and your shares are held in an account with a broker, bank or other nominee, you must bring to the Special Meeting a proxy from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the Special Meeting.
Q:	What constitutes a quorum at the Special Meeting?
A:	In order to constitute a quorum and to transact business at the Special Meeting, a majority of the outstanding shares of Synplicity common stock on the record date must be represented at the Special Meeting, either in person or by proxy. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Q:	How does Synplicity's board of directors recommend I vote?
A:	At a meeting held on March 20, 2008, the Synplicity Board unanimously approved the merger agreement and the merger and has unanimously recommended that Synplicity shareholders vote to approve the terms of the merger agreement.
Q:	What happens if I do not return a proxy card?
A:	If you fail to return your proxy card and do not vote in person at the Special Meeting (or by internet or phone as discussed below), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, will effectively be counted as a vote against approval of the terms of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Synplicity common stock as of the close of business on the record date, and will not be counted as a vote for or against approval of any adjournment proposal.
Q:	May I vote in person?
A:	Yes. If your Synplicity shares are held directly in your own name as the shareholder of record and not held through a broker or bank, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card. If your shares are held through a broker or bank, you must obtain a proxy from your broker or bank in order to vote in person at the Special Meeting.

Q:	May I vote via the internet or telephone?
A:	Yes, if your shares are held through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the internet or by telephone through your broker or bank, if such a service is provided by your broker or bank. To vote via the internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. Votes submitted via the internet or by telephone must be received by 11:59 p.m. (Eastern Time) on Tuesday, May 13, 2008. If your Synplicity shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the Special Meeting, and you will not be able to vote via the internet or telephone.
Q:	May I change my vote after I have mailed my signed proxy card or otherwise voted?
A:	Yes. You may change your vote at any time before your proxy card is voted or your vote via the internet or telephone is counted at the Special Meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Synplicity (Alisa Yaffa, Synplicity, Inc., 600 W. California Avenue, Sunnyvale, California 94096) stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card bearing a later date. If you voted via the internet or telephone, you can submit a revised vote through the internet or telephone prior to the close of the internet or telephone voting facility. Third, you can attend the meeting and vote in person. Your attendance at the meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.
Q:	If my broker holds my shares in "street name," will my broker vote my shares for me?
A:	Yes, but only if your broker receives instructions from you; otherwise, your broker will not be able to vote your shares on the proposal to approve the terms of the merger agreement and the adjournment proposal. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, the effect of which will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, will effectively be counted as a vote against approval of the terms of the merger agreement for purposes of the required approval by the affirmative vote of the holders of a majority of the outstanding shares of Synplicity common stock as of the close of business on the record date.
Q:	Should I send in my Synplicity stock certificates now?
A:	No. After the merger is completed, you will receive written instructions for exchanging each share of Synplicity common stock for the merger consideration of $8.00 in cash, without interest.
Q:	When will I receive the cash consideration for my shares of Synplicity common stock?
A:	If you hold physical stock certificates, after the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the cash consideration payable in the merger. When you properly return and complete the requisite documentation described in the written instructions, you will promptly receive from the paying agent a payment of the cash consideration for your shares. If you hold your shares through your broker, bank or other nominee, your account will be updated to reflect the payment of the cash consideration for your shares.

Q:	When do you expect the merger to be completed?
A:	Synplicity and Synopsys are working toward completing the merger as quickly as possible. In addition to obtaining shareholder approval, Synplicity must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and receipt of material antitrust approvals, including those required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the laws of the Federal Republic of Germany.
Q:	What will happen to Synplicity as a result of the merger?
A:	If the merger is completed, Synplicity will become a wholly owned subsidiary of Synopsys, and Synplicity common stock will cease to be listed on the Nasdaq Global Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934 (the "1934 Act").
Q:	Am I entitled to dissenters' rights?
A:	Yes. You are entitled to dissenters' rights under the California General Corporation Law (the "CGCL") in connection with the merger if you meet certain conditions.
Q:	Do any of Synplicity's directors or officers have interests in the merger that may differ from those of Synplicity shareholders?
A:	When considering the Synplicity Board's recommendation that Synplicity shareholders vote in favor of the proposal to approve the merger agreement, Synplicity shareholders should be aware that Synplicity directors and executive officers may have interests in the merger that differ from, or are in addition to, the interests of Synplicity shareholders. These interests create a potential conflict of interest and may be perceived to have affected those directors' and officers' decisions to support or approve the merger. The Synplicity Board was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decisions in approving the merger agreement, the merger and the related transactions. These interests include new employment agreements between Synopsys and certain Synplicity executive officers, continuation of indemnification rights and coverage under existing or new directors' and officers' liability insurance policies, accelerated vesting of stock awards to executive officers and certain directors, and the receipt of severance benefits in the event of certain terminations on or following the completion of the merger. Synplicity shareholders should be aware of these interests when considering the Synplicity Board's recommendation to approve the merger agreement.
Q:	Will I be taxed on the merger consideration?
A:	Generally, yes. Shareholders will generally recognize capital gain or capital loss equal to the difference between the cash received pursuant to the merger and their adjusted tax basis in their shares of Synplicity common stock.
You should read the section entitled "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 42 for a more complete description of the United States federal income tax consequences of the merger. The tax consequences of the merger to you will depend on your particular tax situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.
Q:	How will the merger affect my options to acquire Synplicity common stock, restricted stock units ("RSUs") and my participation in the employee stock purchase plan ("ESPP")?
A:	The merger will affect different types of Synplicity stock options and RSUs in different ways.

At the effective time of the merger, each outstanding option to purchase Synplicity common stock granted under (1) the 2000 Stock Option Plan without regard to the exercise price and (2) the 1995 Stock Option Plan with a per share exercise price of $8.00, will be assumed by Synopsys and converted into an option to purchase Synopsys common stock. Each outstanding Synplicity RSU will be assumed by Synopsys and converted into a right to receive shares of Synopsys common stock. The number of shares of Synopsys common stock subject to each assumed Synplicity option and assumed Synplicity RSU will be determined by multiplying the number of shares of Synplicity common stock that were subject to the Synplicity option or Synplicity RSU immediately prior to the completion of the merger by an exchange ratio and then rounding the result down to the nearest whole share. The per share exercise price for each share of Synopsys common stock issuable upon exercise of each assumed Synplicity option will be adjusted to a new exercise price determined by dividing the per share exercise price applicable to the Synplicity option immediately prior to the completion of the merger by the same exchange ratio and rounding up to the nearest whole cent.
The exchange ratio used for the assumed Synplicity options and Synplicity RSUs will be calculated immediately prior to the completion of the merger by dividing $8.00 by the average of the closing sale prices of Synopsys common stock as quoted on the Nasdaq Global Select Market for the 10 consecutive trading days ending with the trading day that is three trading days prior to the completion of the merger. All other terms of the assumed Synplicity options and Synplicity RSUs will remain unchanged.
However, Synopsys will not assume Synplicity options granted (1) under the 1995 Stock Option Plan (unless the exercise price per share is $8.00), (2) under the 2000 Director Option Plan or (3) outside any Synplicity option plan, that are unexpired, unexercised and outstanding immediately prior to the effective time of the merger; rather, these options will be cancelled and converted into the right to receive an amount of cash (rounded to the nearest whole cent after aggregating cash amounts for all options held by an option holder), without interest, with respect to each share of Synplicity common stock subject to such option, equal to the excess, if any, of $8.00 over the per share exercise price of such option. The payment will be subject to withholdings for all applicable taxes. Any unassumed options with an exercise price greater than $8.00 that are unexpired, unexercised and outstanding at the effective time will be cancelled and extinguished.
One business day before the closing, Synplicity will cause the exercise of each outstanding purchase right under Synplicity's ESPP and make any pro rata adjustments that may be necessary to reflect the shortened offering period. There will be no further offering periods or purchase periods under the ESPP after the completion of the merger. Shares of Synplicity common stock purchased in the final purchase period under Synplicity's ESPP prior to the completion of the merger will be automatically converted into the right to receive $8.00 in cash, without interest, on the same basis as all other shares of Synplicity common stock, except that no stock certificate will be issued representing those shares. Immediately prior to the completion of the merger, Synplicity will terminate its ESPP.
See "The Merger Agreement—Effect on Outstanding Synplicity Stock Options and Other Equity Awards" (page 44).

Q:	Who can help answer my questions?
A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Synplicity, Inc. Attn: Investor Relations 600 West California Avenue Sunnyvale, California 94086 Telephone: (408) 215-6000 Email: ir@synplicity.com

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the legal terms of the merger and related transactions, you should read carefully this entire proxy statement and the documents Synplicity referred to herein. See "Where You Can Find More Information." The merger agreement is attached as Annex A to this proxy statement. Synplicity encourages you to read the merger agreement as it is the legal document that governs the merger. Synplicity has included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

The Companies (Page 18)

  Synplicity, Inc.
  600 West California Avenue
  Sunnyvale, CA 94086
  Telephone: (408) 215-6000

        Synplicity was incorporated under the laws of California in February 1994. Synplicity is a leading provider of software and hardware solutions that enable the rapid and effective design and verification of FPGAs and the verification of application specific integrated circuits ("ASICs") using FPGA prototypes which are used in a wide variety of electronic equipment including networking and communications, semiconductor, military and aerospace, consumer, computer and peripheral, and other electronics systems. Synplicity's products perform essential steps in the process of algorithm development, compilation, partitioning and debug of FPGAs and systems containing multiple FPGAs. Additionally, its products are used for the creation of FPGA prototypes for the verification of ASICs and development of associated software. Synplicity employs proprietary logic synthesis and ESL level synthesis, physical synthesis, debug technology and high speed FPGA based systems in differentiated products that simplify, improve and accelerate the design and verification of large complex FPGAs and ASICs. Synplicity believes its products, coupled with its responsive customer support, assist its customers in meeting their performance goals and in reducing their time to market for their electronic systems. Synplicity common stock is publicly traded on the Nasdaq Global Market under the symbol "SYNP."

  Synopsys, Inc.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Synopsys was incorporated in 1986 in North Carolina and reincorporated in Delaware in 1987. Synopsys is a world leader in electronic design automation ("EDA") software and related services for semiconductor design companies. Synopsys delivers technology-leading semiconductor design and verification software platforms and integrated circuit ("IC") manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips ("SoCs"). In addition, Synopsys provides intellectual property ("IP") and design services to simplify the design process and accelerate time-to-market for our customers. Synopsys also provides software and services that help customers prepare and optimize their designs for manufacturing. Synopsys has more than 60 offices throughout North America, Europe, Japan and Asia. Synopsys common stock is publicly traded on the Nasdaq Global Select Market under the symbol "SNPS."

  St. Andrews Acquisition Corp.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Incorporated on March 18, 2008, St. Andrews Acquisition Corp. ("merger sub") is a California corporation and a wholly owned subsidiary of Synopsys. Merger sub was organized solely for the purpose of entering into the merger agreement with Synplicity and completing the merger and has not conducted any business operations.

The Merger (Page 44)

        Under the merger agreement, merger sub will merge with and into Synplicity with Synplicity continuing as the surviving corporation. After the completion of the merger, Synopsys will own all of the outstanding shares of Synplicity. Synplicity shareholders will receive cash in the merger in exchange for their shares of Synplicity common stock.

        See "The Merger Agreement—The Merger."

Merger Consideration (Page 44)

        If the merger is completed, each share of Synplicity common stock outstanding immediately prior to the merger (other than shares held by shareholders who have perfected their dissenters' rights) will be converted into the right to receive $8.00 in cash, without interest.

        After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Synplicity shareholder. Synplicity shareholders will receive the merger consideration after exchanging their Synplicity stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to them shortly after completion of the merger.

        See "The Merger Agreement—Merger Consideration."

Effect on Outstanding Synplicity Stock Options Plans and Other Equity Awards

    Stock Options (Page 44)

        Synopsys will assume all Synplicity options outstanding immediately prior to the effective time of the merger granted under (1) the 2000 Stock Option Plan (without regard to the exercise price) and (2) the 1995 Stock Option Plan (only if such Synplicity option has a per share exercise price of $8.00), and the assumed Synplicity options will be converted into options to purchase shares of Synopsys common stock. Generally, each assumed option will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Synplicity stock plan under which the assumed option was granted and the individual stock option agreements governing that assumed option. However, following the completion of the merger, Synplicity options will become options to purchase Synopsys common stock with the exercise price and number of Synplicity shares underlying the assumed option adjusted in accordance with the terms of the merger agreement. The number of shares of Synopsys common stock subject to Synplicity options after completion of the merger will be determined by multiplying the number of shares that were subject to the Synplicity option immediately prior to the completion of the merger by an exchange ratio and then rounding the result down to the nearest whole share. The per share exercise price for each assumed option will be adjusted to a new exercise price determined by dividing the per share exercise price applicable to the Synplicity option immediately prior to the completion of the merger by the same exchange ratio and rounding up to the nearest whole cent. The exchange ratio used for these purposes will be calculated immediately prior to the completion of the merger by dividing $8.00 by the average of the closing sales prices of Synopsys common stock as quoted on the Nasdaq Global Select Market for the 10 consecutive trading days ending with the trading day that is three trading days prior to the completion of the merger.

        However, Synopsys will not assume options granted (1) under the 1995 Stock Option Plan (unless the exercise price per share is $8.00), (2) under the 2000 Director Option Plan or (3) outside any Synplicity option plan, that are unexpired, unexercised and outstanding immediately prior to the effective time of the merger; these options will be cancelled and converted into the right to receive an amount of cash (rounded to the nearest whole cent after aggregating cash amounts for all options held by an option holder), without interest, with respect to each share of Synplicity common stock subject to such option, equal to the excess, if any, of $8.00 over the per share exercise price of such option. Such payment will be subject to withholdings for all applicable taxes. Any unassumed options with an exercise price greater than $8.00 that are unexpired, unexercised and outstanding as of the effective time of the merger will be cancelled and extinguished. See "The Merger Agreement—Effect on Outstanding Synplicity Stock Options and Other Equity Awards—Stock Options" (page 44).

    RSUs (Page 45)

        Synopsys will also assume all outstanding Synplicity RSUs in the merger, and each assumed RSU will be converted into the right to receive shares of Synopsys common stock. Generally, each RSU will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Synplicity 2000 Stock Option Plan and the related restricted stock unit award agreement, except that each Synplicity RSU will convert into the right to receive Synopsys common stock upon vesting with the number of shares subject to the Synopsys RSUs adjusted by multiplying the number of shares of Synplicity common stock subject to the RSU immediately prior to the completion of the merger by the exchange ratio described under the heading "Summary—Effect on Outstanding Synplicity Stock Options and Other Equity Awards—Stock Options" above and rounding down to the nearest whole share.

    ESPP (Page 45)

        The merger agreement provides that, prior to the completion of the merger, Synplicity will take all actions, to the extent permitted by Synplicity's ESPP, that may be necessary to cause the exercise (as of the last business day prior to the completion of the merger) of each outstanding purchase right under Synplicity's ESPP and make any pro rata adjustments that may be necessary to reflect the shortened offering period. There will be no further offering periods or purchase periods under such plan after the completion of the merger. On the last business day prior to the date of completion of the merger, Synplicity will apply the funds credited as of such date under the ESPP within each participant's payroll withholding account to the purchase of whole shares of Synplicity common stock in accordance with the terms of the ESPP. Shares of Synplicity common stock purchased in the final purchase period under Synplicity's ESPP prior to the completion of the merger will be automatically converted into the right to receive $8.00 in cash, without interest, on the same basis as all other shares of Synplicity common stock, except that no stock certificate will be issued representing those shares. Immediately prior to the completion of the merger, Synplicity will terminate its ESPP.

Reasons for the Merger (Page 25)

        In the course of reaching its decision to recommend the approval of the terms of and approval of the merger and the merger agreement, the Synplicity Board consulted with, and received reports from, its legal counsel and financial advisor and Synplicity's senior management, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  current financial market conditions, current and recent market prices, volatility and trading information with respect to Synplicity common stock;

  •
  Synplicity's financial condition, historical results of operations and business and strategic objectives as well as the risks involved in achieving those objectives;

  •
  other historical information concerning Synplicity's business, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the possible alternatives to the merger, including the possibility of continuing to operate as an independent entity and the perceived risks thereof; and

  •
  the likelihood that the merger will be completed, including the likelihood that any regulatory and shareholder approvals needed to complete the merger will be obtained.

        See "The Merger—Reasons for the Merger and the Recommendation of the Synplicity Board."

Recommendation of the Board of Directors (Page 27)

        The Synplicity Board unanimously:

  •
  approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement;

  •
  determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the Synplicity shareholders; and

  •
  recommends that Synplicity shareholders approve the terms of the merger agreement.

        See "The Merger—Reasons for the Merger and the Recommendation of the Synplicity Board."

Opinion of Synplicity's Financial Advisor (Page 27)

        In connection with the merger, Deutsche Bank Securities Inc. ("Deutsche Bank"), Synplicity's financial advisor, delivered to the Synplicity Board a written opinion to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank in connection with the opinion, the merger consideration of $8.00 per share was fair, from a financial point of view, to Synplicity's shareholders.

        The full text of the written opinion, dated March 20, 2008, of Deutsche Bank, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex D to this proxy statement and is incorporated by reference in its entirety into this proxy statement. Holders of Synplicity common stock are encouraged to read the opinion carefully in its entirety.

        Deutsche Bank provided its opinion to the Synplicity Board to assist the Synplicity Board in its evaluation of the merger consideration from a financial point of view. The opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the merger. See "The Merger—Opinion of Synplicity's Financial Advisor."

Market for Synplicity's Common Equity (Page 10)

        Synplicity common stock is listed on The Nasdaq Global Market under the symbol "SYNP." On March 20, 2008, the last full trading day prior to the public announcement of the proposed merger, the last sales price of Synplicity common stock was $5.32. On April 3, 2008, the last full trading day prior to the date of this proxy statement, the last sales price of Synplicity common stock was $7.84. See "Market for Synplicity's Common Equity."

The Synplicity 2008 Special Meeting of Shareholders (Page 11)

        Time, Date and Place.    The Special Meeting will be held on May 14, 2008, at Synplicity's headquarters located at 600 West California Avenue, Sunnyvale, California 94086 at 12:30 p.m., local time, to consider and vote upon proposals to approve the terms of the merger agreement and approve the proposal to grant discretionary authority to adjourn the Special Meeting, if necessary, to another time or place for the purpose of soliciting additional proxies (the "adjournment proposal").

        Record Date and Voting Power.    You are entitled to vote at the Special Meeting if you owned shares of Synplicity common stock at the close of business on March 31, 2008, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Synplicity common stock you owned at the close of business on the record date. There are 26,592,655 shares of Synplicity common stock entitled to be voted at the Special Meeting.

        Required Vote.    The approval of Synplicity's shareholders holding a majority of the outstanding shares of Synplicity common stock as of the close of business on the record date is required for Synplicity and Synopsys to complete the proposed merger. Certain directors, officers and employees of Synplicity, who owned shares of Synplicity common stock and options exercisable within 60 days of March 31, 2008 representing in the aggregate approximately 44.5% of Synplicity's outstanding shares as of March 31, 2008, whose votes will count for purposes of the approval described above, have entered into voting agreements with Synopsys, pursuant to which each of them has agreed to vote their shares in favor of the terms of the merger agreement.

        The adjournment proposal requires the affirmative vote of a majority of the shares of Synplicity common stock cast affirmatively or negatively at the Special Meeting. The outcome of this proposal will not affect the vote on the proposal to approve the terms of the merger agreement.

        Share Ownership of Directors and Management.    As of the record date, Synplicity's directors and executive officers and their affiliates beneficially owned approximately 44.5% of the shares entitled to vote at the Special Meeting. Beneficial ownership includes shares subject to unexercised options that are exercisable or become exercisable within 60 days of the record date.

        See "The Special Meeting—Voting Agreements; Stock Ownership of Synplicity Directors and Executive Officers."

Interests of Synplicity's Directors and Officers in the Merger (Page 32)

        When considering the recommendation by the Synplicity Board, you should be aware that a number of Synplicity's officers and directors have interests in the merger that are different from yours, including, among others:

  •
  each of Synplicity's chief executive officer, chief financial officer and four other executive officers named in the Summary Compensation Table set forth in Synplicity's Annual Report on Form 10-K for the year ended December 31, 2007 (the "named executive officers") is entitled to certain severance payments and acceleration of vesting of certain options to acquire Synplicity common stock if such officer is terminated without cause or constructively terminated within 12 months of the completion of the merger;

  •
  each of Synplicity's chief executive officer and chief technology officer have entered into employment agreements and noncompetition and nonsolicitation agreements with Synopsys that will become effective upon the closing of the merger;

  •
  the nonemployee members of the Synplicity Board are entitled to acceleration of unvested options under the 2000 Director Option Plan in connection with the merger, as those options will not be assumed by Synopsys;

  •
  Synopsys agreed to use its commercially reasonable efforts to cause its paying agent, U.S. Bank, N.A., to deliver forms of letters of transmittal to the officers and directors executing voting agreements at least 10 days prior to the effective time of the merger and to pay amounts into which the Synplicity common stock has been converted after delivery of such letters of transmittal to a brokerage or bank account designated by such person in the letter of transmittal by wire transfer; existing indemnification rights and exculpation of liabilities as provided in Synplicity's articles of incorporation, bylaws and indemnification agreements for Synplicity's directors, officers and certain employees will be continued if the merger is completed; and

  •
  Synopsys has agreed to purchase a six year "tail" insurance policy or maintain for a period of six years after the effective time of the merger Synplicity's existing directors' and officers' liability insurance for the benefit of Synplicity's current and former directors and officers.

        See "The Merger—Interests of Synplicity's Directors and Officers in the Merger."

Material United States Federal Income Tax Consequences of the Merger (Page 42)

        The exchange of shares of Synplicity common stock for the cash merger consideration will be a taxable transaction to Synplicity's shareholders for United States federal income tax purposes. See "The Merger—Material United States Federal Income Tax Consequences of the Merger."

        Because individual circumstances may differ, Synplicity urges you to consult your tax advisor with respect to the tax consequences of the merger to you.

Limitation on Synplicity's Consideration of Other Acquisition Proposals (Page 53)

        Synplicity has agreed it will not solicit or encourage the initiation of inquiries regarding any acquisition proposals by third parties, or take other actions with respect to such proposals that are prohibited by the merger agreement. Synplicity may respond to unsolicited superior offers under the circumstances set forth in the merger agreement.

        See "The Merger Agreement—Nonsolicitation Covenant."

The Merger Agreement (Page 44)

        Conditions to the Completion of the Merger.    The obligation of each of Synplicity and Synopsys to complete the merger is subject to the satisfaction or waiver of various conditions, including (1) the approval of the terms of the merger agreement by the requisite holders of Synplicity common stock, (2) the receipt of all approvals and consents of applicable governmental and regulatory agencies, (3) the representations and warranties of each of Synplicity and Synopsys must have been accurate at the time made and must be accurate as of the completion of the merger to the extent set forth in the merger agreement, (4) the performance of Synplicity and Synopsys of their respective covenants and obligations in all material respects, (5) no legal restraint or prohibition that has the effect of preventing completion of the merger or related transactions may be in effect, (6) the noncompetition and employment agreements between Synopsys and each of Gary Meyers and Kenneth S. McElvain are still in effect and not repudiated by either individual and (7) there is no pending or threatened legal proceeding to the extent set forth in the merger agreement.

        See "The Merger Agreement—Conditions to the Completion of the Merger."

        Termination of the Merger Agreement.    Synopsys and Synplicity each have a limited right to terminate the merger agreement under the circumstances set forth in the merger agreement.

        See "The Merger Agreement—Termination of the Merger Agreement."

        Expenses and Termination Fees.    The merger agreement provides that regardless of whether the merger is completed, all expenses incurred by the parties will be borne by the party incurring such expenses. Synplicity has agreed to pay a termination fee of approximately $7.9 million if the merger agreement is terminated under the circumstances set forth in the merger agreement. If the merger agreement is terminated because Synplicity shareholders fail to approve the merger, Synplicity has agreed to reimburse Synopsys for its reasonable fees and expenses incurred in connection with the merger, up to a maximum of $2,000,000, which will be credited against any payment of the termination fee due to other circumstances set forth in the merger agreement.

        See "The Merger Agreement—Termination Fee" and "The Merger Agreement—Other Expenses."

The Voting Agreements (Page 64)

        In connection with the merger agreement, Synplicity's directors and certain of its executive officers entered into voting agreements with Synopsys and agreed, in their capacity as shareholders of Synplicity, to vote shares of Synplicity common stock held by them (which together with options held by them that are exercisable within 60 days of March 20, 2008 represented in the aggregate approximately 44.5% of the outstanding shares of Synplicity common stock as of March 20, 2008) in favor of the proposal to approve the terms of the merger agreement and against any proposal made in opposition to the merger. Copies of the forms of voting agreements are attached to these proxy materials as Annexes B-1 and B-2.

        See "Other Agreements—The Voting Agreements."

The Offer Letters and Noncompetition Agreements (Page 64)

        In connection with the execution of the merger agreement, on March 20, 2008, each of Gary Meyers, president and chief executive officer of Synplicity, and Kenneth S. McElvain, co-founder, chief technical officer and vice president of Synplicity, entered into an offer letter and noncompetition agreement with Synopsys, which agreements become effective upon the closing of the merger. These agreements will be of no force or effect if the merger is not completed or the merger agreement is terminated.

        See "Other Agreements—The Offer Letters and Noncompetition Agreements."

Regulatory Matters (Page 42)

        The HSR Act prohibits Synplicity and Synopsys from completing the merger until Synplicity and Synopsys have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Synopsys and Synplicity have each filed the required notification and report forms and the required waiting periods have not expired or been terminated as of the date of this proxy statement. The merger is also required to be reported to an agency of the Federal Republic of Germany and may not be completed until the required waiting period has expired.

        See "The Merger—Regulatory Matters."

Dissenters' Rights (Page 16)

        If holders of at least 5% of the outstanding shares of Synplicity common stock have exercised dissenters' rights in connection with the merger under Sections 1300-1312 ("Section 1300") of the CGCL, any holder of Synplicity common stock may exercise dissenters' rights by voting against the merger and following the procedures set forth in Section 1300. If the holders of shares representing at least 5% of the outstanding shares of Synplicity common stock do not effectively exercise dissenters' rights, then no Synplicity shareholder will be entitled to exercise dissenters' rights.

        A Synplicity shareholder wishing to exercise dissenters' rights must vote against the merger and the approval of the terms of the merger agreement at the Special Meeting. However, voting against the merger and the approval of the terms of the merger agreement will not, in and of itself, be sufficient notice of the shareholder's intention to dissent. Any Synplicity shareholder wishing to exercise dissenters' rights must comply with the procedures set forth in Section 1300. See the full text of Section 1300, a copy of which is attached to this proxy statement as Annex C and is incorporated herein by reference and "General Information—Dissenters' Rights."

FORWARD-LOOKING INFORMATION

        This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the 1934 Act, as amended, that are based on Synplicity's current expectations, assumptions, estimates and projections about Synplicity and its industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. Synplicity cautions you that reliance on any forward-looking statement involves risks and uncertainties, and that although Synplicity believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of the risks and uncertainties associated with forward-looking statements, you should not conclude that Synplicity will necessarily achieve any plans and objectives or projected financial results referred to in any of its forward-looking statements. The following risks and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements:

  •
  the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement;

  •
  the inability to complete the merger due to the failure to obtain shareholder approval or regulatory approvals required for the merger, including the expiration of the waiting period under the HSR Act, or the failure to satisfy other conditions to completion of the merger;

  •
  the failure of the merger to close for any other reason;

  •
  the timing of the closing of the merger and receipt by shareholders of the merger consideration;

  •
  the effect of the announcement or pendency of the merger on Synplicity's customer relationships, operating results and business generally;

  •
  the risk that the proposed merger disrupts current plans and operations and Synplicity's ability to respond effectively to competitive pressures, industry developments and future opportunities;

  •
  the amount of expenses related to the merger;

  •
  changes in demand for Synplicity or Synopsys products;

  •
  changes in economic conditions generally or technology spending in particular;

  •
  market conditions and specific financial market conditions affecting Synplicity's common stock;

  •
  changes in the competitive dynamics of markets served by Synplicity or Synopsys, including strategic alliances and consolidation among competitors or strategic partners; and

  •
  other risks related to Synplicity's business that are described in Synplicity's public filings (see the section entitled "Where You Can Find More Information" on page 69).

        These and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Synplicity, particularly its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available from Synplicity without charge at http://www.synplicity.com. Please review those filings and do not place undue reliance on Synplicity's forward-looking statements. Synplicity's forward-looking statements speak only as of the date on which the statements were made and Synplicity does not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

MARKET FOR SYNPLICITY'S COMMON EQUITY

PRICE RANGE OF SYNPLICITY COMMON STOCK

        Synplicity's common stock has been traded on the Nasdaq Global Market under the symbol "SYNP" since October 12, 2000. The following table sets forth for the period indicated the high and low closing sale prices for its common stock, as reported by the Nasdaq Global Market.

	High	Low
Year Ending December 31, 2008
First Quarter	$7.83	$4.20
Second Quarter (through April 14, 2008)	7.88	7.82
Year Ended December 31, 2007
First Quarter	7.00	6.02
Second Quarter	7.00	6.19
Third Quarter	7.15	6.24
Fourth Quarter	7.00	4.96
Year Ended December 31, 2006
First Quarter	9.80	5.88
Second Quarter	6.70	5.85
Third Quarter	6.47	5.28
Fourth Quarter	7.00	6.22

        On March 20, 2008, the last full trading day before the announcement of the execution of the merger agreement, the last reported sale price of the common stock on the Nasdaq Global Market was $5.32 per share. As of April 14, 2008, the last full trading day before the date of this proxy, the last reported sale price of Synplicity's common stock on the Nasdaq Global Market was $7.87.

DIVIDEND POLICY

        To date, Synplicity has paid no cash dividends on its common stock, and has no current intentions to do so.

THE SPECIAL MEETING

GENERAL INFORMATION

        The Synplicity Board is furnishing this proxy statement to its shareholders as part of the solicitation of proxies by the Synplicity Board for use at the Special Meeting. The Special Meeting will be held at 12:30 p.m. Pacific Daylight Time on Wednesday, May 14, 2008 at the principal executive offices located at 600 West California Avenue, Sunnyvale, California 94086.

        This proxy statement contains important information regarding the Special Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

        Synplicity uses several abbreviations in this proxy statement. The term "proxy materials" includes this proxy statement, as well as the enclosed proxy card and Synplicity's Annual Report on Form 10-K for the year ended December 31, 2007.

        Synplicity is sending the proxy materials on or about April 17, 2008 to all of its shareholders as of the record date, March 31, 2008. If you owned Synplicity common stock at the close of business on March 31, 2008, you are entitled to attend and vote at the Special Meeting. On the record date, Synplicity had approximately 26,592,655 shares of its common stock issued and outstanding. As of the record date, Synplicity had 73 record shareholders and Synplicity common stock was held by more than 1,400 beneficial owners.

Purpose of Special Meeting

        You will be asked at the Special Meeting to vote on the approval of the terms of the merger agreement. If necessary, you will also be asked to vote on a proposal adjourn the Special Meeting for the purpose of soliciting additional proxies in the event there are not sufficient votes in favor of approval of the terms of the merger agreement at the time of the Special Meeting.

Recommendation of Synplicity's Board of Directors

        The Synplicity Board has unanimously:

  •
  declared the merger agreement and performance of Synplicity's obligations thereunder, including the merger, advisable, fair to and in the best interests of Synplicity and its shareholders;

  •
  approved the merger agreement, the merger and the transactions contemplated by the merger agreement; and

  •
  recommended that Synplicity shareholders vote "FOR" the approval of the terms of the merger agreement and the approval of the adjournment proposal.

Voting Agreements; Stock Ownership of Synplicity's Directors and Officers

        Synplicity's directors and executive officers have entered into voting agreements with Synopsys that commit them, subject to certain agreed exceptions, not to sell any of their shares of Synplicity common stock before the earlier of the completion of the merger, the termination of the merger agreement or upon certain amendments to the terms of the merger agreement, and to vote all of their shares of Synplicity common stock in favor of approval of the terms of the merger agreement and against certain alternative transactions. At the close of business on the record date, directors and executive officers of Synplicity beneficially owned approximately 12,539,608 shares of Synplicity common stock, collectively representing approximately 44.5% of the 26,592,655 shares of Synplicity common stock outstanding on that date plus the 1,601,974 shares underlying unexercised options that are exercisable or become exercisable within 60 days of the record date. The forms of the voting agreements entered into by

Synplicity's officers and directors are included as Annexes B-1 and B-2 to this document. Accordingly, if the parties to these voting agreements vote in accordance with the terms of the voting agreements, the vote of approximately 2,358,694 additional shares of Synplicity common stock or approximately 8.9% of the outstanding shares of Synplicity common stock as of the record date will be required to approve the terms of the merger agreement, assuming that 100% of the shares of Synplicity common stock outstanding on the record date are represented at the Special Meeting. For a summary of material provisions of the voting agreements, see the section entitled "Other Agreements—The Voting Agreements" beginning on page 64.

Voting Procedures

        As a shareholder, you have the right to vote on certain business matters affecting Synplicity. The two proposals that will be presented at the Special Meeting, and upon which you are being asked to vote, are discussed in the sections entitled "Proposal One—The Merger" beginning on page 19 and "Proposal Two—Adjournment" beginning of page 66. The enclosed proxy card indicates the number of shares you own.

        Each share of common stock that you hold as of the close of business on March 31, 2008 is entitled to one vote on each proposal.

Methods of Voting

        If you own shares of Synplicity common stock in your name, you are an "owner of record." This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Synplicity common stock. If you fail to sign and return your proxy card(s), the proxies cannot vote your shares of Synplicity common stock at the Special Meeting. You have the following voting options:

        Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling Gary Meyers, Synplicity's chief executive officer and president, and John J. Hanlon, Synplicity's chief financial officer and senior vice president, who are named on the proxy card as "proxy holders," to vote your shares at the Special Meeting in the manner you indicate. Synplicity encourages you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

        Voting in Person at the Special Meeting.    If you plan to attend the Special Meeting and vote in person, Synplicity will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are the owner of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your bank, broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the Special Meeting, you will need to bring with you a legal proxy from your bank, broker or other nominee authorizing you to vote these shares at the Special Meeting.

        Voting over Internet or by Telephone.    You may vote by completing and returning the voting form provided or via the internet or by telephone, if such a service is provided. To vote via the internet or telephone, you should follow the instructions on the voting form provided. Votes submitted via the internet or by telephone must be received by 11:59 p.m. (Eastern Time) on May 13, 2008.

        Voting by Proxy Holders.    Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate how your shares should be voted, your shares will be voted as follows:

  •
  FOR the approval of the terms of the merger agreement; and

  •
  FOR the adjournment proposal.

        Householding Elections.    To reduce the expenses of delivering duplicate voting materials to households that may have more than one Synplicity stock account, Synplicity is delivering only one set of the proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2007 to shareholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these shareholders. If you share an address with another shareholder and have received only one set of voting materials, you may write or call Synplicity to request a separate copy of these materials, which Synplicity will provide to you at no cost. For future Synplicity Annual Meetings of Shareholders, you may request separate voting materials, or request that Synplicity send only one set of voting materials to you if you are receiving multiple copies, by calling the Investor Relations department at (408) 215-6000 or by writing to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, Attn: Investor Relations. You may receive a copy of the exhibits to Synplicity's Annual Report on Form 10-K for the year ended December 31, 2007 by sending a written request to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, Attn: Investor Relations.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Special Meeting. In order to do this, you may either:

  •
  sign and return another proxy bearing a later date;

  •
  provide written notice of the revocation to Synplicity's secretary, Alisa Yaffa, at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, prior to the vote at the Special Meeting; or

  •
  attend the meeting and vote in person (attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy—you must vote your shares at the Special Meeting in order to revoke your earlier proxy).

        If you hold your shares in the name of your broker or other nominee and have instructed your broker or other nominee to vote your shares, you must follow the directions received from your broker or other nominee to change these instructions.

Quorum Requirement

        A quorum, which is a majority of the outstanding shares of Synplicity common stock as of the record date, must be present, either in person or by proxy, in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card. Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

Votes Required for Each Proposal

        The votes required for the proposals to be considered at the Special Meeting are as follows:

        Proposal One—Approval of the terms of the merger agreement.    Approval of the terms of the merger agreement will require the affirmative vote of a majority of the shares of Synplicity common stock outstanding as of the record date. You may vote "for," "against" or "abstain" from voting on this proposal. If a Synplicity shareholder abstains from voting or does not vote, either in person or by proxy, it will have the same effect as a vote against the proposal to approve the terms of the merger agreement.

        Proposal Two—Adjournment.    Adjournment of the meeting will require the affirmative vote of a majority of the shares present at the Special Meeting in person or by proxy. You may vote "for," "against" or "abstain" from voting on this proposal. If a Synplicity shareholder does not vote, either in person or by proxy, such failure will not affect the outcome of any proposal to adjourn the Special Meeting, but will reduce the number of votes required to approve such a proposal. If a Synplicity shareholder abstains from voting, either in person or by proxy, it will have the same effect as a vote against any proposal to adjourn the Special Meeting.

Abstentions and Broker Nonvotes

        If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Special Meeting. Consequently, if you abstain from voting on either proposal, your abstention will have the same effect as a vote against the proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on nonroutine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares "for" routine matters but expressly instructing that the broker is not voting on nonroutine matters. A broker nonvote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or nonroutine. The proposal to approve the terms of the merger agreement is not a routine matter and your broker will not have discretionary authority to vote your shares. A broker nonvote on the proposal to approve the terms of the merger agreement will have the same effect as a vote against the proposal to approve the terms of the merger agreement. The adjournment proposal is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares. Broker nonvotes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against the adjournment proposal.

Proxy Solicitation Costs

        Synplicity will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, Synplicity may reimburse brokerage firms and other custodians for their reasonable out of pocket expenses for forwarding these proxy materials to you. Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Elections, who will be Sheila Chueng, Synplicity's controller.

Deadline for Receipt of Shareholder Proposals for 2009 Annual Meeting

        Synplicity will hold a 2009 Annual Meeting of Shareholders only if the merger is not completed.

        As a shareholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission and Synplicity's bylaws. In the event that the merger does not occur, proposals that you wish to be presented for consideration at the 2009 Annual Meeting of Shareholders ("2009 Annual Meeting") must be received by Synplicity no later than January 17, 2009, in order that they may be included in the proxy statement and form of proxy related to that meeting.

        Synplicity's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of shareholders. In connection with the 2009 Annual Meeting, to be timely, your notice must be delivered not later than January 17, 2009, which is 90 days prior to the one year anniversary of the date this proxy statement is provided to shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, your notice must be received not later than the close of business on the later of 90 days in advance of such annual meeting or 10 days following the date on which public announcement of the date of the meeting is first made. Your notice must include: (i) brief description of the business desired to be brought before the Special Meeting and the reasons for conducting such business at the annual meeting, (ii) your name and address, (iii) the class and number of shares of Synplicity stock which you beneficially own, (iv) any material interest that you may have in the subject matter or your proposal and (v) any other information required by the 1934 Act. In addition, if you wish to nominate a candidate for director, your notice must also include the following information for the candidate: (i) name, age, business address and residence address, (ii) principal occupation or employment of such nominee, (iii) class and number of shares of Synplicity stock beneficially owned by such nominee, (iv) description of all arrangements between you and the nominee and (v) any other information required by the 1934 Act (including the candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). A copy of the full text of the Synplicity bylaws is available from the Secretary upon written request. Proposals should be sent to the Secretary, Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086.

        Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for shareholder proposals that are not intended to be included in a company's proxy statement. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Special Meeting. In the event the merger does not occur, the discretionary vote deadline for the 2009 Annual Meeting is March 3, 2009, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If you give notice of a proposal after the discretionary vote deadline, Synplicity proxy holders will be allowed to use their discretionary voting authority to vote on your proposal when and if the proposal is raised at the 2009 Annual Meeting.

Nomination of Director Candidates

        In the event the merger is not completed, you may also propose director candidates for consideration by the nominating and corporate governance committee of the board of directors. It is Synplicity's policy that the nominating and corporate governance committee will consider recommendations for candidates to the board of directors from shareholders holding not less than 1% of the total outstanding shares of Synplicity common stock and who have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating and corporate governance committee will consider persons recommended by you in the same manner as a nominee recommended by other board members or management.

        In addition, you may nominate a person directly for election to the board of directors at an annual meeting of shareholders provided you meet the requirements discussed above for properly submitting a shareholder proposal or nomination for consideration at a shareholders meeting.

Shareholder Communications to Directors

        You may communicate directly with Synplicity directors by calling Synplicity's president and chief executive officer, Gary Meyers, at (408) 215-6000 or by writing to him at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Mr. Meyers will monitor these communications and provide appropriate summaries of all messages received to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, he may decide to obtain the more immediate attention of the appropriate committee of the board of directors, a nonmanagement director, Synplicity management or independent advisors, as he considers appropriate. After reviewing shareholder messages, Mr. Meyers, or the board at its discretion, will determine whether any response is necessary.

Other Matters

        Other than the proposals listed above, the board of directors does not intend to present any other matters to be voted on at the meeting. The board of directors is not currently aware of any other matters that will be presented for action at the meeting.

Dissenters' Rights

        Attached as Annex C is a copy of Sections 1300-1312 of the CGCL, which describe how any Synplicity shareholder who does not consent to the merger agreement may exercise dissenters' rights and require Synplicity to purchase their shares for cash at a price equal to their fair market value. Sections 1300-1304 of the CGCL set forth the circumstances under which shareholders are entitled to require purchase of their shares and the actions that a shareholder desiring to require such purchase must take. If holders of at least 5% of the outstanding shares of Synplicity common stock have exercised dissenters' rights in connection with the merger under Sections 1300 of the CGCL, any holder of Synplicity common stock may exercise dissenters' rights by voting against the merger and following the procedures set forth in Section 1300 and below. If holders than fewer of 5% of the outstanding shares of Synplicity common stock exercise dissenters' rights, no Synplicity shareholder will be entitled to exercise dissenters' rights.

        If the merger is approved by the required vote of Synplicity's shareholders and is not abandoned or terminated and at least 5% of the Synplicity shareholders exercise dissenters' rights, then any shareholder entitled to vote on the merger may, if he or she strictly complies with the CGCL, require Synplicity to purchase for cash at their fair market value the shares owned by such shareholder. As required by Section 1301 of the CGCL, fair market value is to be determined as of March 20, 2008, which was the day before the first announcement of the terms of the proposed merger, excluding any appreciation or depreciation as a consequence of the proposed merger.

        Briefly, you must do the following if you desire to exercise any dissenters' rights you may have under the CGCL:

  1.
  You may not vote any of your shares entitled to vote on the merger in favor of the merger or the approval of the terms of the merger agreement.

  2.
  You must first make a written demand upon Synplicity for the purchase of your shares. Your demand must be received by Synplicity within 30 days after the date upon which notice of the approval of the merger by Synplicity's shareholders (described below) is mailed to you.

  3.
  The written demand must state the number of shares you wish Synplicity to purchase and what you claim the fair market value of such shares was on March 20, 2008 (that statement will constitute an offer to sell the shares at such price).

  4.
  Submit to Synplicity, within the same 30 day period, at its principal executive offices located at 600 West California Avenue, Sunnyvale, California 94086 or to U.S. Bank, N.A., the paying agent, if the shares are certificated, the stock certificates representing the shares you demand to be purchased. Synplicity or the paying agent will then stamp or endorse the share certificates with a statement that the shares are dissenting shares or will exchange them for certificates of appropriate denomination so stamped or endorsed. If the shares are uncertificated securities, no further action is required other than providing the written demand referenced above.

  5.
  If you and Synplicity agree that such shares are dissenting shares and also agree upon their fair market value, you are entitled to receive the agreed fair market value with interest accrued at the legal rate of interest on judgments from the date of such agreement. Payment shall be made to you within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the reorganization are satisfied, and in the case of certificated shares, upon surrender of the certificates for the shares.

  6.
  If Synplicity denies that the shares are entitled to be purchased or if you and Synplicity fail to agree upon their fair market value, then you must, within six months from the date the notice of the approval of the merger was mailed, file a complaint in the Superior Court of Santa Clara County of the State of California asking the court to determine whether your shares are dissenting shares or the fair market value of such shares or both, or you will lose your right to require their purchase. In addition, you may intervene in any action pending to determine the status as dissenting shares or the fair market value of any other shares involved in the merger, and any corporation interested in the merger may also bring such an action or file such a complaint. On trial of the action, the court is to determine issues as to the status of shares as dissenting shares and as to their fair market value.

        Within 10 days after the date of approval of the merger, Synplicity will mail to each shareholder who did not vote in favor of the merger a notice of the approval of the merger by Synplicity's shareholders. That notice will be accompanied by a copy of certain sections of the CGCL (as required by law), a statement of the price determined by Synplicity to represent the fair market value of the dissenting shares and a brief description of the procedure to be followed if the shareholder desires to exercise his or her dissenters' rights. The statement of price will be an offer by Synplicity to purchase at that price any dissenting shares unless those shares lose their status as dissenting shares as provided under CGCL.

        Shareholders should be aware that (1) they cannot withdraw their demand for payment once made unless Synplicity consents to that withdrawal and (2) shares may lose their status as dissenting shares (and the shareholders will thus lose their status as dissenting shareholders and their right to require payment for their shares under the dissenters' rights rules) if: (a) Synplicity abandons the merger, (b) the shares are transferred prior to submission for endorsement as described above or are surrendered for conversion into shares of another class in accordance with the articles, (c) the shareholder and Synplicity do not agree on the status of the shares or the fair market value thereof and neither files a complaint or intervenes in a pending action within the six month period described above, (d) the shareholder, with the consent of Synplicity, withdraws his or her demand for purchase of the shares or (e) holders of fewer than 5% of the outstanding Synplicity shares exercise dissenters' rights.

        A Synplicity shareholder who may wish to exercise dissenters' rights under the CGCL must adhere strictly to the requirements set forth in Section 1300. Synplicity strongly urges any such shareholder to consult with the shareholder's own attorney or other legal advisor to be sure that the shareholder complies with applicable law and does not inadvertently lose such shareholder's rights to dissent.

THE COMPANIES

  Synplicity, Inc.
  600 West California Avenue
  Sunnyvale, CA 94086
  Telephone: (408) 215-6000

        Synplicity was incorporated under the laws of California in February 1994. Synplicity is a leading provider of software and hardware solutions that enable the rapid and effective design and verification of FPGAs and the verification of ASICs using FPGA prototypes which are used in a wide variety of electronic equipment including networking and communications, semiconductor, military and aerospace, consumer, computer and peripheral, and other electronics systems. Synplicity's products perform essential steps in the process of algorithm development, compilation, partitioning and debug of FPGAs and systems containing multiple FPGAs. Additionally, its products are used for the creation of FPGA prototypes for the verification of ASICs and development of associated software. Synplicity employs proprietary logic synthesis and ESL level synthesis, physical synthesis, debug technology and high speed FPGA based systems in differentiated products that simplify, improve and accelerate the design and verification of large complex FPGAs and ASICs. Synplicity believes its products, coupled with its responsive customer support, assist its customers in meeting their performance goals and in reducing their time to market for their electronic systems. Synplicity common stock is publicly traded on the Nasdaq Global Market under the symbol "SYNP."

  Synopsys, Inc.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Synopsys was incorporated in 1986 in North Carolina and reincorporated in Delaware in 1987. Synopsys is a world leader in EDA software and related services for semiconductor design companies. Synopsys delivers technology-leading semiconductor design and verification software platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex SoCs. In addition, Synopsys provides IP and design services to simplify the design process and accelerate time-to-market for our customers. Synopsys also provides software and services that help customers prepare and optimize their designs for manufacturing. Synopsys has more than 60 offices throughout North America, Europe, Japan and Asia. Synopsys common stock is publicly traded on the Nasdaq Global Select Market under the symbol "SNPS."

  St. Andrews Acquisition Corp.
  700 E. Middlefield Road
  Mountain View, CA 94043
  Telephone: (650) 584-5000

        Incorporated on March 18, 2008, merger sub is a California corporation and a wholly owned subsidiary of Synopsys. Merger sub was organized solely for the purpose of entering into the merger agreement with Synplicity and completing the merger and has not conducted any business operations.

PROPOSAL ONE—THE MERGER

        The discussion under the sections of this proxy statement entitled "The Merger" and "The Merger Agreement" summarizes the material terms of the merger. Although Synplicity believes that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. Synplicity urges you to read this proxy statement, the merger agreement attached to this proxy statement as Annex A and the other documents referred to herein carefully for a more complete understanding of the merger.

Background of the Merger

        Synopsys and Synplicity have an ongoing joint marketing relationship. In May 2007, Synopsys and Synplicity established an alliance to advance ASIC verification. The alliance is focused on the integration of Synopsys' world class VCS simulator with Synplicity's Identify Pro debug product, currently in beta release. Integration work has been completed on both sides, and the product is expected to enter production in the quarter ending June 30, 2008.

        Management and the Synplicity Board regularly review strategic opportunities available to it as part of its ongoing evaluation of changes in the marketplace and opportunities to strengthen its business and its product portfolio. These opportunities include, but are not limited to, potential acquisitions or dispositions, collaborations, licensing arrangements or other strategic transactions. In late 2004 and early 2005, Synplicity had explored possible alternatives for the sale of Synplicity to a third party. During this period, Synplicity entered into confidentiality agreements with Synopsys, Party A and Party B, as well as several other parties. In the course of those activities, which did not result in any agreement to sell Synplicity, Gary Meyers, president and chief executive officer of Synplicity, met with Dr. Antun Domic, senior vice president and general manager, implementation group of Synopsys, regarding the strategic fit of the two companies. However, at the time, the parties determined not to pursue a possible business combination.

        In October 2006, John Cooley, an industry expert reporting on electronic design automation and semiconductor companies for Deepchip.com interviewed Kenneth S. McElvain, a Synplicity founder, its vice president and its chief technology officer. In December 2006, both Aart de Geus, the chief executive officer and chairman of Synopsys, and Dennis Segers, a member of the Synplicity Board, attended an industry event. Mr. de Geus commented on the interview Mr. Cooley had done with Mr. McElvain and asked Mr. Segers whether Synplicity would be interested in having discussions regarding a relationship between Synplicity and Synopsys.

        On February 1, 2007, Messrs. Segers and McElvain met with Mr. de Geus and Chi-Foon Chan, Synopsys' president and chief operating officer, to discuss the industry and the possible complementary nature of Synplicity's and Synopsys' products.

        In May 2007, Synplicity and Synopsys established the alliance described above.

        In June 2007, Messrs. de Geus and McElvain and Alisa Yaffa, a Synplicity founder, its vice president of intellectual property and chairwoman of the Synplicity Board and who is also married to Mr. McElvain, were each attending an industry trade show. Messrs. de Geus and McElvain and Ms. Yaffa had a discussion regarding Synplicity's recently announced agreement to acquire HARDI Electronics AB, a private Swedish company designing and selling ASIC prototyping hardware.

        On October 16, 2007, Mr. Meyers contacted Mr. de Geus by email to determine if Mr. de Geus would like to meet to discuss potential strategic activities between the two companies.

        On November 8, 2007, Messrs. Meyers and de Geus and John Chilton, Senior Vice President of the Marketing and Business Development Group of Synopsys, met to discuss the existing business relationship between the parties and the potential for other strategic relationships, including an acquisition of Synplicity by Synopsys. At this meeting, Synopsys' representatives suggested that Synopsys would be interested in pursuing a business combination transaction with Synplicity.

        On December 6, 2007, Mr. Meyers met with a representative of Party A, another potential strategic partner, regarding that party's ongoing business relationship with Synplicity. Mr. Meyers advised the representative of Party A that Synplicity was considering a strategic transaction and those present discussed Party A's interest in acquiring Synplicity.

        On December 9, 2007, Messrs. Meyers and McElvain met with Manoj Gandhi, Synopsys' senior vice president and general manager of the verification group, and Randy Tinsley, Synopsys' vice president, strategy and corporate development, to discuss Synplicity's products and their complementary nature to and potential for integration with Synopsys' products.

        At a December 12, 2007 meeting of the Synplicity Board, Mr. Meyers updated the Synplicity Board with a summary of the December 9, 2007 meeting with Messrs. Gandhi and Tinsley and a summary of the December 6, 2007 meeting with the representative of Party A. The Synplicity Board discussed the strategic alternatives available to Synplicity, its long-term strategy and product plans and its outlook for its business as an independent company.

        On December 13, 2007, Messrs. Meyers and Tinsley met and discussed Synopsys' interest in pursuing an acquisition of Synplicity.

        Subsequently, on December 14, 2007, Messrs. Meyers and McElvain met with Messrs. Chilton and Tinsley to discuss the process and potential terms of an acquisition of Synplicity by Synopsys.

        On December 21, 2007, Mr. Tinsley called Mr. Meyers to provide an update regarding timing and process for a potential acquisition of Synplicity by Synopsys.

        On January 2, 2008, Messrs. Tinsley and Meyers had a telephonic conversation to discuss the potential financial terms that Synopsys would be willing to offer.

        On January 6, 2008, during a telephonic meeting of the Synplicity Board, Messrs. Meyers and McElvain discussed the recent discussions with Synopsys. John Hanlon, senior vice president and chief financial officer of Synplicity, and representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), Synplicity's outside legal counsel, also attended the meeting. The Synplicity Board discussed the strategic alternatives available to Synplicity, including Synplicity continuing as an independent company, and the likelihood that various parties could and would engage in a strategic transaction with Synplicity and the risks associated with each. At the conclusion of the meeting, the Synplicity Board authorized Mr. Meyers to retain an investment bank as Synplicity's financial advisor. The Synplicity Board also created a strategic transactions committee consisting of Mr. Meyers, Paul Weiskopf and Ms. Yaffa to assist the Synplicity Board in its consideration of any potential strategic transaction.

        On January 7, 2008, Synplicity entered into an engagement letter with Deutsche Bank pursuant to which Synplicity retained Deutsche Bank as its exclusive financial advisor in connection with a potential strategic transaction.

        On January 14, 2008, Synplicity and Synopsys entered into a new confidentiality agreement.

        On January 15, 2008, representatives of Deutsche Bank, acting at Synplicity's request, held a telephonic meeting with representatives of Party A to discuss timing and process for a potential strategic transaction between Synplicity and Party A.

        On January 17, 2008, Messrs. McElvain and Chan met to discuss Synplicity's products and market opportunities.

        On January 18, 2008, the Synplicity Board held a regularly scheduled meeting to review and approve management's proposed operating plan for 2008. Mr. Hanlon and representatives of WSGR also attended the meeting. The Synplicity Board discussed the strategic alternatives available to Synplicity, including continuing as an independent company, and the likelihood that various parties could and would engage in a strategic transaction with Synplicity and the risks associated with each.

        On January 22, 2008, representatives of Deutsche Bank, acting at Synplicity's request, held a telephonic meeting with representatives of Party A to discuss timing and process for a potential strategic transaction between Synplicity and Party A.

        On January 28 and 30, 2008 and February 1, 2008, Messrs. Meyers, McElvain and Hanlon, as well as representatives of Deutsche Bank, held diligence meetings at Synopsys' offices with Messrs. Chilton, Gandhi and Tinsley and the following executive and other officers of Synopsys attended part or all of the meetings: Brian Beattie, chief financial officer, Janet S. Collinson, senior vice president, human resources and facilities, Mr. Domic, Joseph W. Logan, senior vice president of worldwide sales, Steve McDonald, vice president, product sales, and Bijan Kiani, vice president of marketing.

        On February 7, 2008, Mr. Tinsley met with representatives of Deutsche Bank to discuss the strategic rationale and valuation of an acquisition of Synplicity by Synopsys.

        On February 7, 2008, Mr. Meyers and representatives of Deutsche Bank met with representatives of Party A to discuss a potential acquisition of Synplicity by Party A.

        On February 11, 2008, Messrs. Meyers and McElvain met with Messrs. de Geus and Chan to discuss the terms of the potential acquisition of Synplicity by Synopsys and Synopsys' representatives' views of the strategic benefits of the combined entity.

        On February 18, 2008, representatives of Deutsche Bank, acting on behalf of Synplicity, provided a draft confidentiality agreement to representatives of Party A. On February 22, 2008, Synplicity and Party A entered into a new confidentiality agreement and on February 29, 2008, Party A's financial advisor entered into a joinder agreement with Synplicity and Party A to become a party to the confidentiality agreement.

        On February 19, 2008, the members of the Synplicity strategic transactions committee met with Mr. Hanlon and representatives of Deutsche Bank and WSGR to review the status of the discussions with Synopsys and Party A.

        On February 22, 2008, Mr. Meyers met with Mr. de Geus, to discuss Mr. de Geus' views on the strategic benefits of the combined entity and the potential roles for Messrs. Meyers and McElvain at Synopsys were an acquisition to occur.

        On February 23, 2008, Mr. de Geus met with Mr. McElvain and Ms. Yaffa to discuss the proposed acquisition and Mr. McElvain's potential role at Synopsys after the closing of a transaction.

        On February 25, 2008, Mr. Tinsley provided Deutsche Bank and Mr. Meyers with a written nonbinding indication of interest for the acquisition of Synplicity by Synopsys. Later on February 25, 2008, the members of the Synplicity Board met with Mr. Hanlon and representatives of Deutsche Bank and WSGR to discuss the status of the discussions with Synopsys and Party A. Immediately following the meeting of Synplicity's Board, representatives of Deutsche Bank held a telephonic meeting with representatives of Party A to discuss timing and process for a potential strategic transaction between Synplicity and Party A. Deutsche Bank indicated that time was of the essence.

        On February 26, 2008, representatives of Deutsche Bank spoke with Mr. Tinsley by telephone regarding the nonbinding indication of interest and representatives of WSGR spoke with representatives of Fenwick & West LLP ("Fenwick"), Synopsys' outside legal counsel, by telephone regarding certain provisions of the nonbinding indication of interest.

        On February 26, 2008, the members of the Synplicity strategic transactions committee met with Mr. Hanlon and representatives of Deutsche Bank and WSGR to discuss the status of the discussions with Synopsys.

        On February 29, 2008, representatives of Deutsche Bank held a telephonic meeting with representatives of Party A's financial advisor. Details of process and desired price per share were provided. Deutsche Bank communicated that Party A was behind in the process and that time was of the essence.

        From February 29, 2008 to March 20, 2008, Synopsys commenced legal and financial diligence on Synplicity. From February 29, 2008 to March 13, 2008, representatives of Party A were also given access to legal and financial diligence materials regarding Synplicity.

        On March 3, 2008, Messrs. Meyers, McElvain and Hanlon and representatives of Deutsche Bank held a diligence session with representatives of Party A and its financial advisor. On the same day, Synopsys and Synplicity entered into an amended and restated confidentiality agreement.

        On March 4, 2008, Messrs. Meyers and Hanlon and representatives of Deutsche Bank and WSGR attended a diligence meeting with representatives of the Synopsys business development, finance, legal and operations teams and representatives of KPMG LLP, Synopsys' external auditors, and Fenwick.

        On March 4, 2008, the members of the Synplicity strategic transactions committee met with Mr. Hanlon and representatives of Deutsche Bank and WSGR to discuss the status of the discussions with Synopsys and Party A.

        On March 4, 2008, representatives of Fenwick provided a draft merger agreement to representatives of WSGR in connection with the proposed transaction between Synopsys and Synplicity.

        On March 5, 2008, Mr. Meyers spoke by telephone with a representative of Synopsys' human resources department to discuss employee matters relating to the proposed merger. Also on March 5, 2008, Mr. Meyers spoke by telephone with a representative of Synopsys to discuss operations and hardware related diligence matters.

        On March 5, 2008, representatives of Deutsche Bank held a telephonic meeting with representatives of Party A's financial advisor. Details of process and desired price per share were provided. Deutsche Bank communicated that Party A was behind in the process and that time was of the essence.

        On March 6, 2008, Fenwick provided to WSGR a draft of the proposed voting agreement for the officers and directors of Synplicity. Also, on March 6, 2008, representatives of WSGR had a telephone discussion with representatives of Fenwick regarding the draft merger agreement.

        On March 6, 2008, Mr. Meyers received a phone message from a financial advisor to Party B, indicating Party B's interest in renewing discussions regarding a strategic transaction with Synplicity.

        On March 6, 2008, Mr. Hanlon met with representatives of the Synopsys finance department and KPMG to discuss finance-related diligence matters.

        On March 6, 2008, the Synplicity Board held a regularly scheduled meeting. Mr. Hanlon and representatives of WSGR also attended. At the meeting, representatives of WSGR gave an overview of the draft merger agreement received from Synopsys and open issues regarding the agreement. Later on March 6, 2008, the members of the Synplicity strategic transactions committee met with Mr. Hanlon and representatives of Deutsche Bank and WSGR to discuss the terms and conditions set forth in the draft merger agreement and the issues represented thereby.

        From March 6 to 9, 2008, a representative of Deutsche Bank held discussions with a representative of Party B regarding Party B's interest. In light of the proposed financial terms and timing of a transaction outlined by the representative of Deutsche Bank, the representative of Party B indicated that Party B was not interested in pursuing discussions at the time.

        On March 7, 2008, Mr. Meyers and a representative of Party A spoke to finalize details of a meeting between them and met later that day in person to discuss Synplicity's schedule, desired price per share and other terms of a potential acquisition of Synplicity by Party A.

        On March 7, 2008, Messrs. Meyers and Hanlon, James Lovas, Synplicity's vice president of worldwide sales, and Al Hernandez, Synplicity's senior financial analyst, held a diligence session with representatives of Synopsys' business development and finance groups and representatives of KPMG.

        On March 8, 2008, representatives of WSGR provided a revised draft of the proposed merger agreement to representatives of Fenwick.

        On March 8, 2008, the members of the Synplicity strategic transactions committee met to discuss the status of discussions with Synopsys and Party A and the recent developments regarding the indication of interest from Party B.

        On March 10, 2008, Messrs. Meyers and McElvain met with representatives of Party A. At the meeting, the representatives of Party A outlined Party A's proposed range of per share merger consideration, the nature of diligence information required before a specific offer could be provided and expected timeline for negotiating and entering into a definitive merger agreement.

        On March 10, 2008, representatives of Fenwick and WSGR met to negotiate the terms of the proposed merger agreement. Also on March 10, 2008, representatives of Fenwick provided copies of the draft noncompetition agreements for Messrs. Meyers and McElvain to representatives of WSGR.

        On March 11, 2008, representatives of Party A provided a written, nonbinding indication of interest for the acquisition of Synplicity by Party A to representatives of Deutsche Bank. Later on March 11, 2008, the members of the Synplicity strategic transactions committee met with Mr. McElvain and representatives of Deutsche Bank and WSGR to review the nonbinding indication of interest from Party A. At the conclusion of the meeting and at the direction of the representatives of the Synplicity strategic transactions committee, representatives of Deutsche Bank communicated Synplicity's comments regarding the nonbinding indication of interest to representatives of Party A including comments regarding the proposed price and timing of a potential transaction between the parties. Later on March 11, 2008, Mr. Meyers and a representative of Party A spoke by telephone regarding a proposed transaction between Synplicity and Party A.

        On March 11, 2008, the members of the Synplicity strategic transactions committee had two telephonic meetings with Mr. Hanlon and representatives of Deutsche Bank and WSGR to discuss the status of the discussions with Party A and Synopsys, as well as the negotiation of the definitive merger agreement with Synopsys.

        Also on March 11, 2008, representatives of WSGR provided comments on the draft voting agreement from WSGR and representatives of Heller Ehrman LLP ("Heller"), counsel to Mr. McElvain and Ms. Yaffa, to Fenwick.

        On March 11, 2008, Mr. Hanlon and representatives of Deutsche Bank met with representatives of the Synopsys finance organization and KPMG for finance related diligence.

        On March 12, 2008, representatives of Fenwick provided copies of a revised merger agreement and revised voting agreement to representatives of WSGR. Later on March 12, 2008, representatives of WSGR and Fenwick had a series of telephone discussions regarding the revised merger agreement.

        On March 12, 2008 and March 13, 2008, representatives of Party A indicated to Mr. Meyers and a representative of Deutsche Bank that Party A was not interested in pursuing further discussions with Synplicity at the time in light of Synplicity's expectations regarding financial terms and timing.

        On March 13, 2008, Messrs. de Geus and Meyers spoke by telephone to discuss the status of the negotiations and diligence for a potential transaction between Synopsys and Synplicity. On the same day, the members of the Synplicity strategic transactions committee and representatives of Deutsche Bank and WSGR had a meeting to receive an update on the status of discussions with Party A and the revised merger agreement provided by Fenwick the prior day.

        On March 14, 2008, Mr. Chan called Mr. Meyers to discuss a proposal for Mr. Meyers' employment agreement and noncompetition agreement with Synopsys that would become effective if the merger were completed. On the same day, representatives of WSGR provided a revised draft of the merger agreement to representatives of Fenwick.

        On March 16, 2008, the members of the Synplicity strategic transactions committee, Mr. McElvain and representatives of Deutsche Bank and WSGR had a meeting to discuss the status of the negotiations.

        On March 17 and 18, 2008, Messrs. Meyers and Tinsley and representatives of Fenwick and WSGR met to negotiate the merger agreement. On March 18, 2008, representatives of Heller joined a portion of the meeting to discuss the proposed voting agreements.

        On March 17, 2008, Synopsys provided draft employment agreements to each of Messrs. Meyers and McElvain. Also on March 17, 2008, Mr. Chan met with Mr. McElvain to discuss the draft employment agreements.

        From March 17, 2008 to March 20, 2008, representatives of Fenwick and WSGR negotiated the merger agreement and representatives of Fenwick, WSGR and Heller negotiated the terms of the voting agreement. In addition, representatives of Synopsys' legal department and Heller negotiated Mr. McElvain's employment agreement.

        On March 19, 2008, Mr. McElvain met with Mr. Chan to discuss the draft employment agreements and noncompetition agreements that Synopsys had provided. On the same day, Mr. Meyers met with Mr. Chan separately to discuss his proposed employment agreement and noncompetition agreement.

        On March 19, 2008, the members of the Synplicity Board met to consider the proposed acquisition and the terms and conditions of the merger agreement. Mr. Hanlon and representatives of Deutsche Bank and WSGR also attended. Representatives of WSGR then reviewed with the Synplicity Board the board's fiduciary obligations and the status of the merger agreement and the related agreements and reviewed the open matters. Following a discussion of that presentation, Deutsche Bank presented its financial analysis of the proposed transaction. The Synplicity Board had a discussion of the terms and conditions of the proposed transaction and provided guidance to Mr. Meyers, WSGR and Deutsche Bank regarding the open issues. The members of the Synplicity Board also considered the continuation of Synplicity's business as an independent company. Finally, the members of the Synplicity Board also discussed the history of discussions with Party A and Party B, and the better financial terms and timing benefits from the proposed merger agreement with Synopsys than those offered by Party A or Party B.

        On March 20, 2008, the members of the Synplicity Board held a telephonic meeting. Mr. Hanlon and representatives of Deutsche Bank and WSGR also attended the meeting. Representatives of WSGR reviewed the status of the merger agreement and the related agreements and reviewed the open matters. Following a discussion of that presentation, Deutsche Bank presented its financial analysis of the proposed transaction. At the conclusion of this discussion, Deutsche Bank delivered to the Synplicity Board its oral opinion, which was confirmed by delivery of a written opinion dated March 20, 2008, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank in connection with its opinion, the per share merger consideration of $8.00 per share in cash to be received by Synplicity's shareholders was fair, from a financial point of view, to such shareholders. See "The Merger—Opinion of Synplicity's Financial Advisor." Representatives of WSGR then reviewed with the Synplicity Board the nature of the proposed resolutions approving the merger agreement and related matters. Following questions from the members of the Synplicity Board and further discussion, the Synplicity Board unanimously approved, adopted and declared advisable the merger agreement and the remaining transaction documents and resolved to recommend to the Synplicity shareholders that they vote in favor of the adoption and approval of the terms of the merger agreement.

        On March 20, 2008, Synopsys, Synplicity, Messrs. Meyers and McElvain, Ms. Yaffa and the other officers and directors of Synplicity (other than Mr. Dauman) and, where applicable, the relevant counter-parties, executed the merger agreement, voting agreements, noncompetition agreements and employment agreements. Also on March 20, 2008, Synopsys and Synplicity issued press releases publicly announcing the transaction.

Reasons for the Merger and the Recommendation of the Synplicity Board

        In the course of reaching its decision to approve the merger and the merger agreement and to recommend that Synplicity shareholders vote to approve the terms of the merger agreement, the Synplicity Board consulted with, and received reports from, its legal counsel and financial advisor and Synplicity's senior management, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  current financial market conditions, current and recent market prices of Synplicity's common stock, volatility and trading information with respect to Synplicity common stock;

  •
  Synplicity's financial condition, historical results of operations and business and strategic objectives as well as the risks involved in achieving those objectives;

  •
  other historical information concerning Synplicity's business, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the possible alternatives to the merger including the possibility of continuing to operate as an independent entity and the perceived risks thereof;

  •
  the likelihood that the merger will be completed, including the likelihood that any regulatory and shareholder approvals needed to complete the merger will be obtained; and

  •
  the social and economic effects of the merger on the employees, customers, distributors, partners and other constituencies of Synplicity and its subsidiaries and on the communities in which Synplicity operates or is located.

        In the course of its deliberations, the Synplicity Board also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by Synplicity shareholders in the merger pursuant to the merger agreement and the fact that the consideration will be paid in cash, which provides certainty and immediate value to Synplicity shareholders;

  •
  the fact that the $8.00 per share to be paid as the consideration in the merger represents a premium of approximately 55.9% over the 60 trading day trailing average Synplicity stock price of $5.13 per share, a premium of approximately 66.1% over the 30 trading day trailing average Synplicity stock price of $4.82 per share and a premium of approximately 54.1% over the $5.32 closing sale price for Synplicity common stock on The Nasdaq Global Market on March 20, 2008, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  the financial presentations of Deutsche Bank on March 19, 2008 and March 20, 2008 and the opinion of Deutsche Bank delivered on March 20, 2008 to the Synplicity Board to the effect that, based upon and subject to the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, the per share merger consideration of $8.00 per share in cash received by holders of Synplicity common stock was fair from a financial point of view to those holders (the full text of this opinion which sets forth the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion is attached as Annex D to the proxy statement);

  •
  the fact that pursuant to the merger agreement, Synplicity is not prohibited from responding in the manner provided in the merger agreement to certain unsolicited bona fide acquisition proposals that the Synplicity Board determines in good faith constitute or are reasonably likely to lead to superior offers, and Synplicity may terminate the merger agreement under certain circumstances to enter into a superior offer (as described below in "The Merger Agreement—Nonsolicitation Covenant");

  •
  management's dealings with other possible business combination partners both in the past and during the course of the negotiations with Synopsys, including the likelihood that a third party would offer a higher price than the $8.00 in cash per share, without interest, offered by Synopsys;

  •
  the opinions of management on the future prospects of Synplicity as an independent entity in the short- and long-term;

  •
  the size of Synplicity and related economies of scale, and the increasing importance of diversification of Synplicity's product offerings beyond the level that may be reasonably achievable on an independent basis to continued success in Synplicity's industry;

  •
  management's view that the merger would provide customers with an enhanced product portfolio and greater opportunities;

  •
  management's view that the relatively limited overlap between Synplicity and Synopsys would minimize the impact of the merger on customers and employees;

  •
  the fact that the merger is not subject to any financing condition; and

  •
  the Synplicity Board's view that the terms of the merger agreement, including the parties' representations, warranties and covenants, and the conditions to the parties' respective obligations, are reasonable.

        In the course of its deliberations, the Synplicity Board also considered, among other things, the following negative factors:

  •
  risks and contingencies related to the announcement and pendency of the merger, including the likely impact of the merger on Synplicity's employees, customers, distributors and partners;

  •
  the risk that if the merger were not completed, there would be a potential negative effect on Synplicity's sales, operating results and stock price and Synplicity's ability to attract and retain key management and personnel;

  •
  the conditions to Synopsys' obligation to complete the merger and the right of Synopsys to terminate the merger agreement under certain circumstances, including the restrictions on Synplicity's ability to negotiate alternative proposals;

  •
  the interests that Synplicity's directors and executive officers may have with respect to the merger in addition to their interests as shareholders of Synplicity generally as described in "The Merger—Interests of Synplicity's Directors and Officers in the Merger";

  •
  the possibility that Synplicity may be required to pay a $7.9 million termination fee or reimburse up to $2.0 million of expenses to Synopsys if the merger agreement is terminated under certain circumstances;

  •
  the substantial costs to be incurred in connection with the merger, some of which have already been incurred;

  •
  the fact that, pursuant to the merger agreement, Synplicity must generally conduct its business in the ordinary course and Synplicity is subject to a variety of other restrictions on the conduct of its business prior to the closing of the merger or termination of the merger agreement, which may delay or prevent Synplicity from pursuing business opportunities that may arise or preclude actions that would be advisable if Synplicity were to remain an independent entity;

  •
  the challenges associated with seeking the regulatory approvals required to complete the merger in a timely manner; and

  •
  the fact that gains from a cash transaction would be taxable to Synplicity shareholders for United States federal income tax purposes.

        The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, but rather, it conducted an overall analysis of the factors described above, including discussions with and questioning of its legal and financial advisors and Synplicity's senior management and legal advisors.

        Recommendation of Board of Directors.    After its careful consideration of the preceding factors and deliberations, the Synplicity Board unanimously recommends that the Synplicity shareholders vote "FOR" the approval of the terms of the merger agreement. The Synplicity Board also unanimously recommends that the Synplicity shareholders vote "FOR" the adjournment proposal.

Opinion of Synplicity's Financial Advisor

        Deutsche Bank has acted as exclusive financial advisor to Synplicity in connection with the merger. At the March 20, 2008 meeting of the Synplicity Board, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing as of the same date, to the Synplicity Board to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limits of the review undertaken by Deutsche Bank, the merger consideration of $8.00 per share was fair, from a financial point of view, to Synplicity shareholders.

        The full text of Deutsche Bank's written opinion, dated March 20, 2008 (the "Deutsche Bank Opinion"), which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. The Deutsche Bank Opinion was approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Synplicity Board and is not a recommendation to the Synplicity shareholders to approve the terms of the merger agreement. The Deutsche Bank Opinion is limited to the fairness, from a financial point of view, of the merger consideration of $8.00 per share, is subject to the assumptions, limitations, qualifications and other conditions contained therein and is necessarily based on the economic, market and other conditions, and information made available to Deutsche Bank, as of the date of the opinion. Deutsche Bank was not asked to, and the Deutsche Bank Opinion does not, address the fairness of the merger, or any consideration received in connection therewith, as to the holders of any other class of securities, creditors or other constituencies of Synplicity, nor does it address the fairness of the contemplated benefits of the merger. Deutsche Bank expressly disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Deutsche Bank Opinion of which it becomes aware after the date of the opinion. Deutsche Bank expresses no opinion as to the merits of the underlying decision by Synplicity to engage in the merger. In addition, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of Synplicity's officers, directors or employees, or any class of such persons in connection with the merger, relative to the merger consideration of $8.00 per share to be received by the public holders of Synplicity's common stock. Deutsche Bank was not requested to, and did not, and the Deutsche Bank Opinion does not, address the relative merits of the merger as compared to alternative business strategies. Synplicity shareholders are urged to read the Deutsche Bank Opinion in its entirety. The summary of the Deutsche Bank Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank Opinion attached hereto as Annex D.

        In connection with Deutsche Bank's role as financial advisor to Synplicity and in arriving at its opinion, Deutsche Bank, among other things, reviewed certain publicly available financial information and other information concerning Synplicity, and certain internal analyses, financial forecasts and other information relating to Synplicity prepared by management of Synplicity. Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of Synplicity regarding the businesses and prospects of Synplicity. In addition, Deutsche Bank has, to the extent publicly available, (i) reviewed the reported prices and trading activity of the common stock of Synplicity, (ii) compared certain financial and stock market information for Synplicity with similar information for certain other companies it considered relevant whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed relevant, (iv) reviewed the merger agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning Synplicity, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with Synplicity's permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance sheet liabilities), of Synplicity or Synopsys or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of Synplicity under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with Synplicity's permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Synplicity as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. The Deutsche Bank Opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion.

        For purposes of rendering its opinion, Deutsche Bank has assumed with Synplicity's permission that, in all respects material to its analysis, the merger will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement. Deutsche Bank is not a legal, regulatory, tax or accounting expert and relied on the assessments made by Synplicity and its advisors with respect to such issues.

        Deutsche Bank's Financial Analysis.    The following is a summary of the material financial analyses underlying the Deutsche Bank Opinion, delivered to the Synplicity Board in connection with the merger at a meeting of the Synplicity Board on March 20, 2008. The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank or the Synplicity Board. The financial analyses summarized below include information presented in tabular format. In order to fully understand Deutsche Bank's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank's financial analyses.

        Historical Stock Performance.    Deutsche Bank analyzed the consideration to be received by holders of the shares of Synplicity common stock pursuant to the merger agreement in relation to the market price as of March 18, 2008, the market price 20 trading days prior to March 18, 2008, the 30-trading day average price, the 60-trading day average price, the six-month average trading price, the last 12 month (the "LTM") average trading price and the LTM high trading price. This analysis indicated that the price per share to be paid to the holders of shares of Synplicity common stock pursuant to the merger agreement represented:

  •
  A premium of 54.1% based upon the closing trading price as of March 18, 2008, $5.19 per share;

  •
  A premium of 90.5% based upon the market price 20 trading days prior to March 18, 2008, $4.20 per share;

  •
  A premium of 66.1% based upon the 30 trading day average price of $4.82 per share;

  •
  A premium of 55.9% based upon the 60 trading day average price of $5.13 per share;

  •
  A premium of 42.7% based upon the six month average trading price of $5.61 per share;

  •
  A premium of 29.7% based upon the LTM average trading price of $6.17 per share; and

  •
  A premium of 11.9% based upon the LTM high trading price of $7.15 per share.

        Analysis of Selected Publicly Traded Companies.    Deutsche Bank compared certain financial information and commonly used valuation measurements for Synplicity to corresponding information and measurements for a group of six publicly traded EDA companies, consisting of Synopsys, Cadence Design Systems, Inc., Mentor Graphics Corp., Ansoft Corporation, Magma Design Automation, Inc., and PDF Solutions, Inc. (collectively, the "Selected Companies"). Such financial information and valuation measurements included, among other things: (i) common equity market valuation; (ii) ratios of common equity market value as adjusted for debt and cash ("Enterprise Value") to revenues; and (iii) ratios of common equity market prices per share ("Price") to earnings per share ("EPS"). To calculate the trading multiples for Synplicity and the Selected Companies, Deutsche Bank used publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by selected equity research analysts. For each metric, from the range of values for the comparable companies, Deutsche Bank selected a reference range which yielded an implied price per share range as set forth in the following table:

Multiple	Range of Implied Share Prices
Enterprise Value as a multiple of 2007 revenues	$4.39–$6.80
Enterprise Value as a multiple of estimated 2008 revenues	$4.49–$6.97
Price as a multiple of 2007 EPS	$2.38–$6.12
Price as a multiple of estimated 2008 EPS	$3.77–$5.45

        None of the companies utilized as a comparison is identical to Synplicity. Accordingly, Deutsche Bank believes the analysis of publicly traded comparable companies is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

        Analysis of Selected Precedent Transactions.    Deutsche Bank reviewed the financial terms, to the extent publicly available, of nine merger and acquisition transactions completed since December 2001 involving companies in the EDA industry (the "Selected Precedent Transactions"). The transactions reviewed were:

Date Announced	Acquirer	Target
1/12/05	Cadence Design Systems, Inc.	Verisity, Ltd.
12/1/04	Synopsys	Nassda Corporation
8/23/04	ARM Holdings plc	Artisan Components, Inc.
1/13/03	Synopsys	Numerical Technologies, Inc.
7/22/02	Synopsys	inSilicon Corporation
4/23/02	Cadence Design Systems, Inc.	Simplex Solutions, Inc.
4/23/02	Mentor Graphics Corp.	Innoveda, Inc.
12/7/01	Mentor Graphics Corp.	IKOS Systems, Inc.
12/4/01	Synopsys	Avant! Corporation

        For each of the Selected Precedent Transactions, Deutsche Bank calculated and compared Enterprise Value as a multiple of LTM revenues. From the range of values for the comparable transactions, Deutsche Bank selected a reference range which yielded a range of implied prices per share of $6.80 to $10.11.

        All multiples for the Selected Precedent Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period in which the Selected Precedent Transactions occurred.

        Because the reasons for, and circumstances surrounding, each of the precedent transactions analyzed were so diverse, and due to the inherent differences between the operations and financial conditions of Synplicity and the companies involved in the Selected Precedent Transactions, Deutsche Bank believes that a comparable transaction analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank's opinion, concerning differences among the characteristics of these transactions and the merger that could affect the value of the subject companies and businesses and Synplicity.

        Analysis of Premiums Paid.    Deutsche Bank reviewed the median premiums paid in 166 cash merger and acquisition transactions announced in 2003 through January 31, 2008 ("All Cash Deals"), a subset of All Cash Deals, consisting of 68 U.S. technology cash merger and acquisition transactions ("U.S. Technology Cash Deals"), and the Selected Precedent Transactions (collectively, the "Selected Transactions") over the closing trading price of the target's common stock one trading day prior to announcement and 20 trading days prior to announcement. Deutsche Bank then applied the median premiums to Synplicity's closing share price on March 18, 2008 of $5.19 and Synplicity's closing trading share price 20 trading days prior to March 18, 2008 of $4.20, which yielded the implied price per share ranges set forth in the following table:

Selected Transactions	Range of Implied Share Prices
All Cash Deals	$5.52–$6.43
U.S. Technology Cash Deals	$5.73–$6.56
Selected Precedent Transactions	$7.84–$8.42

        All premiums for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the period during which the Selected Transactions occurred.

        Analysis of Discounted Cash Flows.    Deutsche Bank performed an illustrative discounted unlevered free cash flow analysis to determine indications of implied equity value per share of Synplicity common stock based upon Synplicity's management's estimates. In performing the illustrative discounted cash flow analysis, Deutsche Bank applied discount rates ranging from 14.8% to 18% to projected unlevered free cash flows of Synplicity for each of the years ending December 31, 2008, 2009, 2010, 2011, 2012 and 2013. The terminal values of Synplicity were calculated based on a range of unlevered free cash flow perpetuity growth rates of 4% to 6%. For purposes of this analysis, Deutsche Bank analyzed two different sets of management's projections, the base projections (the "Management Base Case") and the upside projections, which assume higher revenues in each of the years 2009 through 2013 (the "Management Upside Case"). Based on the Management Base Case, Deutsche Bank derived implied equity value per share of Synplicity common stock ranging from $5.66 to $7.89. Based on the Management Upside Case, Deutsche Bank derived implied equity value per share of Synplicity common stock ranging from $5.99 to $7.91.

        The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the Synplicity Board, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

        In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Synplicity Board as to the fairness of the merger consideration to the holders of Synplicity common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by Synplicity management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Synplicity's control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Synplicity or its advisors, neither Synplicity nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

        The terms of the merger were determined through negotiations between Synplicity and Synopsys and were approved by the Synplicity Board. Although Deutsche Bank provided advice to Synplicity during the course of these negotiations, the decision to enter into the merger was solely that of the Synplicity Board. As described above, the opinion and presentation of Deutsche Bank to the Synplicity Board were only two of a number of factors taken into consideration by the Synplicity Board in making its determination to approve the merger. Deutsche Bank's opinion was provided to the Synplicity Board to assist it in connection with its consideration of the merger and does not constitute a recommendation to any holder of Synplicity common stock as to how to vote with respect to the merger.

        Synplicity selected Deutsche Bank as its financial advisor in connection with the merger based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions. Synplicity has retained Deutsche Bank pursuant to a letter agreement dated January 7, 2008 (the

"Engagement Letter"). As compensation for Deutsche Bank's services in connection with the merger, Synplicity agreed to pay Deutsche Bank a customary fee upon delivery of its opinion and a customary fee if the merger is consummated (against which the opinion fee will be credited). Regardless of whether the merger is consummated, Synplicity has agreed to reimburse Deutsche Bank for its reasonable expenses incurred in connection with the merger or otherwise arising out of the retention of Deutsche Bank under the Engagement Letter. Synplicity has also agreed to indemnify Deutsche Bank and certain related persons to the full extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the merger.

        Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). The DB Group may provide investment and commercial banking services to Synopsys and Synplicity in the future, for which the DB Group would expect to receive compensation. In the ordinary course of its business, members of the DB Group may actively trade in the securities and other instruments and obligations of Synopsys and Synplicity for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Interests of Synplicity's Directors and Officers in the Merger

        When considering the Synplicity Board's recommendation that Synplicity shareholders vote in favor of the proposal to approve the terms of the merger agreement, Synplicity shareholders should be aware that Synplicity directors and executive officers may have interests in the merger that differ from, or are in addition to, the interests of Synplicity shareholders. These interests create a potential conflict of interest and may be perceived to have affected their decision to support or approve the merger. The Synplicity Board was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decisions in approving the merger agreement, the merger and the related transactions. These interests include employment agreements for certain executive officers upon completion of the merger, possible continuation of indemnification rights and coverage under existing or new directors' and officers' liability insurance policies, accelerated vesting of stock awards to directors, and the receipt of severance benefits in the event of certain terminations on or following the completion of the merger. Synplicity shareholders should be aware of these interests when considering the Synplicity Board's recommendation to approve the terms of the merger agreement.

  Letter of Transmittal

        Synopsys agreed to use its commercially reasonable efforts to cause its payment agent, U.S. Bank, N.A., to deliver forms of letters of transmittal to the officers and directors executing the voting agreements at least 10 days prior to the effective time of the merger and to pay amounts into which the Synplicity common stock has been converted after delivery of such letters of transmittal to a brokerage or bank account designated by such person in the letter of transmittal by wire transfer.

  Treatment of Stock Options

        At the effective time of the merger, each outstanding option to purchase Synplicity common stock, including those held by executive officers and directors of Synplicity, granted under (1) the 2000 Stock Option Plan and (2) the 1995 Stock Option Plan with a per share exercise price of $8.00 will be assumed by Synopsys and converted into an option to purchase Synopsys common stock.

        Synopsys will not, however, assume options, including those held by executive officers and directors of Synplicity, granted (1) under the 1995 Stock Option Plan (unless the exercise price per share is $8.00), (2) under the 2000 Director Option Plan or (3) outside any Synplicity option plan, that are unexpired, unexercised and outstanding immediately prior to the effective time of the merger; rather, these options will be cancelled and converted into the right to receive an amount of cash (rounded to the nearest whole cent after aggregating cash amounts for all options held by an option holder), without interest, with respect to each share of Synplicity common stock subject to such option, equal to the excess, if any, of $8.00 over the per share exercise price of such option. Such payment will be subject to withholdings for all applicable taxes. Any unassumed options with an exercise price greater than $8.00 that are unexpired, unexercised and outstanding prior to the merger will be cancelled and extinguished. The non-employee members of the Synplicity Board are entitled to acceleration of unvested options under the 2000 Director Option Plan in connection with the merger, as those options will not be assumed by Synopsys.

  Offer Letters and Noncompetition Agreements

        Contemporaneous with the execution and delivery of the merger agreement, on March 20, 2008, each of Gary Meyers, president and chief executive officer, and Kenneth S. McElvain, co-founder, chief technical officer and vice president, entered into an offer letter and noncompetition agreement with Synopsys, which agreements will become effective upon the closing of the merger. Such agreements will be of no force or effect if the merger does not occur or the merger agreement is terminated.

        Pursuant to the terms of the offer letters, upon the closing of the merger, Mr. Meyers will be the vice president and general manager of a division of Synopsys comprised of the operations of Synplicity (the "Synplicity division") and Mr. McElvain will be the vice president of technology strategy of the Synplicity division. Such employment arrangements with Synopsys will be at-will. Mr. Meyers' benefits include, among other things (i) an annual base salary of $315,000; (ii) the ability to participate in Synopsys' executive incentive plan pursuant to which Mr. Meyers may earn a target bonus of 70% of his base salary if certain corporate objectives are met; (iii) an option to purchase 50,000 shares of Synopsys common stock, which is subject to vesting over four years; and (iv) a grant of 15,000 Synopsys restricted stock units, which is subject to vesting over three years. Mr. McElvain's benefits include, among other things (i) an annual base salary of $250,000; (ii) the ability to participate in Synopsys' corporate incentive plan pursuant to which Mr. McElvain may earn a target bonus of 37% of his eligible earnings if certain corporate objectives are met; and (iii) an option to purchase 30,000 shares of Synopsys common stock.

        A description of the noncompetition agreements is set forth in "Other Agreements—The Offer Letters and Noncompetition Agreements."

  Change of Control Agreements with our Executives

        Synplicity has entered into change of control option acceleration agreements with each of Gary Meyers, president and chief executive officer; John J. Hanlon, senior vice president and chief financial officer; Andrew Dauman, senior vice president, worldwide engineering; Andrew Haines, senior vice president of marketing; James Lovas, vice president, worldwide sales; Kenneth S. McElvain, chief technology officer and vice president; and Alisa Yaffa, secretary and vice president of intellectual property. Pursuant to these agreements and the Synplicity Employee Retention Plan and the Variable Incentive Pay Plan, as amended, (which also applies to regular, full-time U.S. non-executive employees in good standing), if the such executive's employment is terminated without cause or constructively terminated without cause within 12 months following a change of control, such executive will be entitled to the following:

  •
  All stock options held by such executive will automatically vest and become exercisable.

  •
  Such executive will receive outplacement assistance to help him or her locate other employment opportunities.

  •
  Such executive will receive certain paid medical and dental benefits under COBRA for a period of up to 6 months, depending on the length of continuous employment.

  •
  Such executive who is a participant in the Variable Incentive Pay Plan, other than Mr. Meyers, will receive a cash severance payment in the amount of up to six months of base salary and up to six months of commission or incentive at target paid at 100%. Mr. Meyers will receive an amount equal to the greater of (i) $175,000 or (ii) the sum of six months base salary and six months commission or incentive at target paid at 100%; however, if the change of control option acceleration agreement with Mr. Meyers triggers a severance payout but not the Employee Retention Plan, then Mr. Meyers will still receive a cash severance payment in the amount of $175,000 under his change of control option acceleration agreement. The actual cash severance payment for each such executive depends on the length of continuous employment and such executive's compensation package at the time.

  •
  Mr. Lovas, who has a sales commission plan and bonus opportunity, will receive a cash severance payment in the amount of up to six months of base salary and up to six months commission or incentive at target paid at 50%. The actual cash severance payment for Mr. Lovas depends on his length of continuous employment and his compensation package at the time.

        Generally, pursuant to the agreements, a change of control is deemed to occur:

  •
  upon the approval by the shareholders of a plan of complete liquidation of Synplicity or an agreement for the sale or disposition by Synplicity of all or substantially all of its assets; or

  •
  upon consummation of a merger or consolidation of Synplicity as a result of which its shareholders just prior to such event have less than 50% of the voting power of the surviving entity.

  Gary Meyers

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for Gary Meyers, Synplicity's president and chief executive officer.

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$50,375
Long Term Incentive Compensation
Stock Options	2,518,403
Benefits & Perquisites:
Stock Awards	—
ESPP	5,227
401(k) Plan	166,357
Cash Severance(2)	229,750
COBRA(3)	9,080
Accrued Vacation	34,614
Deferred Compensation	56,275

TOTAL:	$3,070,081

(1)
Amount listed includes $37,875 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for six months following termination.

  John J. Hanlon

        The following table shows the potential payments upon termination within 12 months the closing of the merger (assuming the merger closed on March 31, 2008) for John J. Hanlon, Synplicity's senior vice president and chief financial officer:

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$24,310
Long Term Incentive Compensation
Stock Options	383,400
Benefits & Perquisites:
Stock Awards	—
ESPP	3,209
401(k) Plan	23,053
Cash Severance(2)	99,370
COBRA(3)	5,937
Accrued Vacation	26,927
Deferred Compensation	—

TOTAL:	$566,206

(1)
Amount listed includes $14,586 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for approximately four months following termination.

  Andrew Dauman

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for Andrew Dauman, Synplicity's senior vice president of worldwide engineering:

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$22,750
Long Term Incentive Compensation
Stock Options	1,001,844
Benefits & Perquisites:
Stock Awards	—
ESPP	5,227
401(k) Plan	122,122
Cash Severance(2)	140,500
COBRA(3)	9,080
Accrued Vacation	25,199
Deferred Compensation	—

TOTAL:	$1,326,722

(1)
Amount listed includes $13,650 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for six months following termination.

  Andrew Haines

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for Andrew Haines, Synplicity's senior vice president of worldwide sales:

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$22,763
Long Term Incentive Compensation
Stock Options	554,345
Benefits & Perquisites:
Stock Awards	—
ESPP	5,227
401(k) Plan	32,562
Cash Severance(2)	103,807
COBRA(3)	6,635
Accrued Vacation	25,213
Deferred Compensation	—

TOTAL:	$750,552

(1)
Amount listed includes $13,658 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for approximately 4.4 months following termination.

  James Lovas

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for James Lovas, Synplicity's vice president of marketing:

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$35,496
Long Term Incentive Compensation
Stock Options	339,864
Benefits & Perquisites:
Stock Awards	—
ESPP	5,227
401(k) Plan	165,650
Cash Severance(2)	151,850
COBRA(3)	12,689
Auto Allowance	750
Accrued Vacation	24,311
Deferred Compensation	66,627

TOTAL:	$802,464

(1)
Amount listed includes $26,717 in commission earned.

(2)
Amount listed includes outplacement services of $4,000, six months base salary of $105,350 and six months sales commission/bonus of $42,500.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for six months following termination.

  Kenneth S. McElvain

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for Kenneth S. McElvain, Synplicity's chief technology officer and vice president.

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$22,986
Long Term Incentive Compensation
Stock Options	0
Benefits & Perquisites:
Stock Awards	—
ESPP	—
401(k) Plan	11,940
Cash Severance(2)	141,917
COBRA(3)	5,396
Accrued Vacation	25,461
Deferred Compensation	—

TOTAL:	$207,700

(1)
Amount listed includes $13,792 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for six months following termination.

  Alisa Yaffa

        The following table shows the potential payments upon termination within 12 months of the closing of the merger (assuming the merger closed on March 31, 2008) for Alisa Yaffa, Synplicity's secretary and vice president of intellectual property:

Executive Benefit and Payments Upon Separation	Involuntary Not For Cause Termination (within 12 months of a Change in Control)
Compensation(1)	$8,927
Long Term Incentive Compensation
Stock Options	0
Benefits & Perquisites:
Stock Awards	—
ESPP	—
401(k) Plan	8,810
Cash Severance(2)	57,560
COBRA(3)	2,932
Accrued Vacation	9,888
Deferred Compensation	—

TOTAL:	$88,117

(1)
Amount listed includes $5,365 earned under Variable Incentive Payment Plan assuming 100% payout.

(2)
Amount listed includes $4,000 in outplacement services.

(3)
Amount listed is the total amount under COBRA. This amount is payable in monthly installments for six months following termination

  Indemnification and Insurance

        The merger agreement provides that from and after the effective time of the merger, Synopsys will and will cause the surviving corporation in the merger to fulfill and honor the obligations of Synplicity to its directors and officers, pursuant to any indemnification provisions under Synplicity's articles of incorporation or bylaws in effect on March 20, 2008, and pursuant to the terms of any indemnification agreements between Synplicity and any such persons existing as of March 20, 2008 subject to applicable laws.

        In addition, for a period of six years from and after the effective time of the merger, Synopsys or the surviving corporation and its subsidiaries shall cause the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification covering acts and omissions of directors and officers (and any other persons otherwise entitled) in each case in their respective capacities as such, occurring at or prior to the effective time of the merger that are at least as favorable as the indemnification provisions contained in the articles of incorporation and bylaws of the company and its subsidiaries as of March 20, 2008.

        The merger agreement also provides that promptly following the effective time of the merger, Synopsys shall purchase a six year "tail" insurance policy for the benefit of the indemnified parties discussed above with respect to acts and omissions as directors and officers of Synplicity occurring prior to the effective time of the merger.

        See "The Merger Agreement—Indemnification and Insurance."

Regulatory Matters

        The HSR Act prohibits Synplicity and Synopsys from completing the merger until Synplicity and Synopsys have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. Synopsys and Synplicity have each filed the required notification and report forms and the required waiting periods have not expired or been terminated as of the date of this proxy statement. The merger is also required to be reported to an agency of the Federal Republic of Germany and may not be completed until the required waiting period has expired.

        Comparable notifications and antitrust reviews may be required in other foreign jurisdictions. To the extent required, such filings that are material to the completion of the merger will be effected as soon as possible. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions.

Delisting and Deregistration of Synplicity's Common Stock

        If the merger is completed, Synplicity common stock will no longer be traded on The Nasdaq Global Market and will be deregistered under the 1934 Act as soon as practicable following the completion of the merger. The delisting and deregistration will be accomplished by filing a Form 25 and a Form 15 with the Securities and Exhcnage Commission.

Material United States Federal Income Tax Consequences of the Merger

        This section summarizes certain material United States federal income tax consequences of the merger to Synplicity's shareholders who receive cash consideration of $8.00 per share, without interest, in the merger, or who receive cash in respect of dissenting shares of Synplicity common stock by validly exercising dissenters' rights under the CGCL. The discussion below applies only to Synplicity's shareholders that hold Synplicity common stock as capital assets under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (generally, property held for investment) at the time of the completion of the merger and does not apply to other transactions occurring prior to, at, or after the completion of the merger, whether or not such transactions are in connection with the merger. This discussion is based on currently existing provisions of the Code, existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the shareholders of Synplicity common stock as described herein. As a result, Synplicity cannot assure you that the tax consequences described in this discussion will not be challenged by the Internal Revenue Service ("IRS") or will be sustained by a court if challenged by the IRS. The following discussion is intended only as a summary of certain material United States federal income tax consequences of the merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision on whether to approve the merger. In particular, this discussion may not apply to shareholders that are subject to special tax rules, including:

  •
  financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

  •
  persons with a "functional currency" other than the United States dollar;

  •
  investors in pass through entities;

  •
  retirement plans and tax exempt organizations;

  •
  shareholders who acquired Synplicity common stock pursuant to the exercise of stock options pursuant to participation in an ESPP or otherwise as compensation; or

  •
  shareholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

        If a partnership holds shares of Synplicity common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding Synplicity common stock should consult their tax advisors.

        The discussion below is based upon United States federal income tax laws as in effect as of the date of this proxy statement and does not take into account possible changes in these tax laws or in the legislative, judicial or administrative interpretation of these tax laws, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to Synplicity's shareholders and does not address the tax consequences of the merger under estate or gift tax laws.

        For United States federal income tax purposes, a shareholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the shareholder pursuant to the merger or in respect of a dissenting share, as the case may be, and the shareholder's adjusted tax basis in the shares of Synplicity common stock converted in the merger. Gain or loss will be calculated separately for each block of shares held by the shareholder (i.e., shares acquired at the same cost in a single transaction). If, at the time of the completion of the merger, a noncorporate shareholder's holding period for the shares of Synplicity common stock is more than one year, any gain recognized generally will be long term capital gain, currently taxed at a maximum rate of 15%. If the noncorporate shareholder's holding period for the shares of Synplicity common stock is one year or less at the time of the completion of the merger, any gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital loss against ordinary income.

        For corporations, capital gain is currently taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

        Cash received by Synplicity's noncorporate shareholders in the merger, as the case may be, may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each noncorporate shareholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the payment agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the payment agent. Persons not eligible to complete a Form W-9 (i.e. foreign shareholders) should supply the payment agent with the appropriate completed and executed Form W-8.

        Any amounts withheld under the backup withholding rules may be allowed as a credit against the shareholder's United States federal income tax liability and may entitle the shareholder to a refund, provided the shareholder timely furnishes specified required information to the IRS.

        The United States federal income tax consequences set forth above are for general informational purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, shareholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws.

THE MERGER AGREEMENT

        The following is a description of the material aspects of the merger agreement but does not purport to describe all of the terms of the merger agreement. While Synplicity believes that the following description covers the material terms of the merger agreement, the description may not contain all of the information that is important to you. Synplicity encourages you to read carefully this entire document, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger. The following description is subject to, and is qualified in its entirety by reference to, the merger agreement.

        The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Synplicity or its business. Such information can be found elsewhere in this proxy statement and in the other public filings Synplicity makes with the SEC, which are available without charge at www.sec.gov.

  The Merger

        Pursuant to the merger agreement, merger sub will merge with and into Synplicity, with Synplicity surviving as a wholly owned subsidiary of Synopsys. After the merger, Synplicity will be the surviving corporation. At the effective time of the merger, all of Synplicity's property, rights, privileges, immunities, powers and franchises before the merger will vest in the surviving corporation and all of Synplicity's debts, liabilities and duties before the merger will become the debts, liabilities and duties of the surviving corporation. Following the completion of the merger, the directors of merger sub at the effective time of the merger will become the directors of the surviving corporation, and the officers of merger sub at the effective time will become the officers of the surviving corporation.

  Merger Consideration

        The merger agreement provides that each share of its common stock outstanding immediately prior to the effective time of the merger (other than shares of its common stock in respect of which dissenters' rights under the CGCL have been perfected, or shares held by Synplicity or any of its subsidiaries which will be canceled in the merger), will be converted into the right to receive $8.00 in cash, without interest. Upon the completion of the merger, shares of Synplicity common stock will no longer be outstanding and will automatically be cancelled and will cease to exist and each holder of a certificate representing any shares of Synplicity common stock other than shareholders who have perfected their dissenters' rights will cease to have any rights as a shareholder, except the right to receive $8.00 per share in cash, without interest. The price of $8.00 per share was determined through arm's length negotiations between Synopsys and Synplicity.

  Effective Time of the Merger

        The merger will become effective and be deemed completed upon the filing of a agreement of merger with the California Secretary of State or at such later time as is agreed prior to the closing by Synopsys and Synplicity and specified in the agreement of merger. The filing of the agreement of merger will occur as soon as practicable on or after the closing.

  Effect on Outstanding Synplicity Stock Options and other Equity Awards

  Stock Options

        Synopsys will assume Synplicity options outstanding immediately prior to the effective time of the merger granted under (1) the 2000 Stock Option Plan without regard to the per share exercise price and (2) the 1995 Stock Option Plan with a per share exercise price of $8.00, and the assumed options will be converted into options to purchase shares of Synopsys common stock. Generally, each option will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Synplicity stock plan under which the assumed option was granted and the individual stock option agreements governing that option. However, following the closing of the merger, Synplicity options will become options to purchase Synopsys common stock with the exercise price and number of Synopsys shares underlying the assumed option adjusted to reflect the merger. The number of shares of Synopsys common stock subject to Synplicity options after the merger will be determined by multiplying the number of shares that were subject to the Synplicity option immediately prior to the merger by an exchange ratio and then rounding the result down to the nearest whole share. The per share exercise price for each Synplicity option will be adjusted to a new exercise price determined by dividing the per share exercise price applicable to the Synplicity option immediately prior to completion of the merger by the same exchange ratio and rounding up to the nearest whole cent. The exchange ratio used for these purposes will be calculated immediately prior to the completion of the merger by dividing $8.00 by the average of the closing sales prices of Synopsys common stock as quoted on the Nasdaq Global Select Market for the 10 consecutive trading days ending with the trading day that is three trading days prior to the completion of the merger.

        Synopsys will not assume options granted (1) under the 1995 Stock Option Plan other than those with an exercise price per share of $8.00, (2) under the 2000 Director Option Plan or (3) outside any Synplicity option plan, that are unexpired, unexercised and outstanding immediately prior to the effective time of the merger; rather, these options will be cancelled and converted into the right to receive an amount of cash (rounded to the nearest whole cent after aggregating cash amounts for all options held by an option holder), without interest, with respect to each share of Synplicity common stock subject to such option, equal to the excess, if any, of $8.00 over the per share exercise price of such option. The cash payment will be subject to withholdings for all applicable taxes. Any unassumed options with an exercise price greater than $8.00 that remain unexpired, unexercised and outstanding as of the effective time of the merger will be cancelled and extinguished.

  RSUs

        Synopsys will also assume all outstanding Synplicity RSUs in the merger, and each assumed RSU will be converted into the right to receive shares of Synopsys common stock. Generally, each RSU will continue to be subject to the terms and conditions, including the vesting schedule, set forth in the Synplicity 2000 Stock Option Plan and the related restricted stock unit award agreement, except that the assumed RSUs will convert into the right to receive Synopsys common stock upon vesting with the number of shares of Synopsys common stock deliverable upon vesting determined by multiplying the number of shares of Synplicity common stock subject to the RSU immediately prior to completion of the merger by the exchange ratio described above and rounding down to the nearest whole share.

  ESPP

        The merger agreement provides that, prior to the completion of the merger, Synplicity will take all actions, to the extent permitted by Synplicity's ESPP, that may be necessary to cause the exercise (as of the last business day prior to the completion of the merger) of each outstanding purchase right under Synplicity's ESPP and make any pro rata adjustments that may be necessary to reflect the shortened offering period. There will be no further offering periods or purchase periods under such plan after the completion of the merger. On the last business day prior to the date of completion of the merger, Synplicity will apply the funds credited as of such date under the ESPP within each participant's payroll withholding account to the purchase of whole shares of Synplicity common stock in accordance with the terms of the ESPP. Shares of Synplicity common stock purchased in the final purchase period under Synplicity's ESPP prior to the completion of the merger will be automatically converted into the right to receive $8.00 in cash, without interest, on the same basis as all other shares of Synplicity common stock, except that no stock certificate will be issued representing those shares. Immediately prior to the completion of the merger, Synplicity will terminate its ESPP.

Exchange of Shares; Procedures for Exchange of Certificates

        U.S. Bank, N.A. or such other agent or agents as may be agreed by Synopsys and Synplicity will act as the payment agent for the payment of the merger consideration. As soon as reasonably practicable and in any event within three days after completion of the merger, Synopsys will instruct the payment agent to mail the following materials to each holder of record of its common stock at the time the merger is consummated:

  •
  a letter of transmittal for the shareholder's use in submitting its shares to the payment agent for payment of the merger consideration; and

  •
  instructions explaining what a shareholder must do to effect the surrender of its share certificates in exchange for the merger consideration.

Procedures for Payment of Merger Consideration

  Shareholders should not return share certificates with the enclosed proxy card.

        Upon receipt of a letter of transmittal from the payment agent, each shareholder should complete and sign the letter of transmittal and return it to the payment agent together with the shareholder's share certificates and any other necessary documentation in accordance with the instructions.

        Upon completion of the merger, each Synplicity share certificate, other than those representing shares of its common stock in respect of which dissenters' rights under California law have been perfected and shares of its common stock held by Synplicity or any of its subsidiaries (which will be canceled in the merger), will represent only the right to receive $8.00 in cash, without interest.

        As soon as reasonably practicable and in any event within three days after completion of the merger, Synopsys will deposit cash sufficient to deliver the aggregate merger consideration in trust with the payment agent for the benefit of Synplicity's former shareholders.

        Synopsys and the surviving corporation are entitled to deduct and withhold from the consideration otherwise payable such amounts as are required by applicable law.

Transfers of Ownership and Lost Stock Certificates

        Following the effective time of the merger, there will be no further registration of transfers of shares of Synplicity common stock. If, after such time, certificates representing Synplicity common stock are presented to the surviving corporation, they will be cancelled and exchanged for the merger consideration. If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered share certificate is registered in its records, the payment agent will only issue such merger consideration if the certificate representing such shares and presented to the payment agent is properly endorsed or is otherwise accompanied by all documents required to evidence and effect such transfer and the person surrendering the share certificate for payment evidences that any applicable stock transfer taxes have been paid.

        In the event any share certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such share certificate to be lost, stolen or destroyed and, if required by the Synopsys or the payment agent, the posting by such person of a bond in such amount as Synopsys or the payment agent may reasonably direct as indemnity against any claim that may be made against Synopsys, the surviving corporation or the payment agent with respect to such share certificate, the payment agent will issue, in exchange for such lost, stolen or destroyed share certificate, the merger consideration, the right into which shares represented by such certificate have been converted pursuant to the merger agreement.

  Unclaimed Amounts

        Any portion of the merger consideration which remains undistributed to its shareholders 12 months after the effective time of the merger shall promptly be paid to Synopsys and thereafter any of Synplicity's shareholders who have not previously exchanged shares for the merger consideration will only be entitled to look to Synopsys (subject to abandoned property, escheat and similar legal requirements) for its claim, only as a general unsecured creditor, to the cash payable to such shareholder. Notwithstanding the foregoing, if any certificate has not been surrendered prior to the date on which the merger consideration in respect of such certificate would otherwise escheat to or become the property of any governmental entity, any amounts payable in respect of such certificate shall, to the extent permitted by applicable legal requirements, become the property of Synopsys free and clear of all claims or interests of any shareholder.

Representations and Warranties

        The representations and warranties described below and included in the merger agreement were made by Synplicity and Synopsys solely for the benefit of each other for purposes of the merger agreement. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Synplicity and Synopsys in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Synplicity and Synopsys or establishing the circumstances in which a party is not obligated to complete the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than to establish matters as facts. Moreover, the representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to shareholders, and information concerning the subject matter of such representations and warranties may change after the dates specified in the merger agreement, which subsequent information may or may not be fully reflected in public disclosures. Accordingly, you should not rely on the representations and warranties as disclosures or characterizations of the actual state of facts and circumstances regarding Synplicity or Synopsys. The representations and warranties and other provisions of the merger agreement should not be read alone, and you should read the information provided elsewhere in this document for information regarding the parties. See the section entitled "Where You Can Find More Information" beginning on page 69.

  Synplicity

        Synplicity made a number of representations and warranties to Synopsys regarding aspects of its business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  Synplicity's and its subsidiaries' corporate organization, good standing and qualification;

  •
  Synplicity's ownership of its subsidiaries and its subsidiaries' capital structure;

  •
  Synplicity's capital structure and its debt obligations;

  •
  Synplicity's corporate power and authority to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement, and the approval by Synplicity's board of directors of the merger and the merger agreement;

  •
  the enforceability of the merger agreement as a binding agreement of Synplicity;

  •
  absence of conflict resulting from the merger agreement or the merger with its charter documents, applicable law or its material contracts, and absence of creation or imposition of any lien as a result of entering into the merger agreement or completing the merger;

  •
  governmental consents, approvals and filings required in connection with the merger;

  •
  required approvals under California law and other state laws governing takeovers;

  •
  the filing of required reports and other documents with the Securities and Exchange Commission, the compliance of such reports with the requirements of applicable federal securities laws, rules and regulations, the accuracy and completeness of the information contained in such reports and the content of its financial statements included in such reports, including the absence of undisclosed liabilities;

  •
  Synplicity's disclosure and internal controls procedures;

  •
  Synplicity's compliance with the Sarbanes-Oxley Act of 2002;

  •
  Synplicity's compliance with listing requirements of the Nasdaq Stock Market and corporate governance rules and regulations;

  •
  absence of specified changes during the period from December 31, 2007 to March 20, 2008;

  •
  the absence of pending or threatened litigation, the absence of governmental orders, and the absence of any pending internal investigations;

  •
  restrictions on Synplicity's business;

  •
  Synplicity's compliance with laws and governmental permits, including laws with respect to corrupt practices;

  •
  title to and condition of Synplicity's and its subsidiaries' properties and assets;

  •
  intellectual property matters;

  •
  environmental matters;

  •
  tax matters;

  •
  employee benefits matters, including compliance with the Employee Retirement Income Security Act "ERISA";

  •
  interested party agreements or transactions involving Synplicity and its officers, directors or 5% shareholders;

  •
  insurance matters;

  •
  agreements with bankers, brokers and finders;

  •
  Synplicity's significant customers and suppliers;

  •
  disclosure of Synplicity's material contracts, performance of its obligations under those contracts and absence of defaults under those contracts;

  •
  compliance with export control laws;

  •
  the receipt of a fairness opinion from Deutsche Bank; and

  •
  the accuracy and completeness of information in this proxy statement and its compliance with applicable federal securities laws.

  Synopsys

        Synopsys has made a number of representations and warranties to Synplicity regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

  •
  Synopsys' and merger sub's corporate organization, good standing and qualification;

  •
  Synopsys' and merger sub's corporate power and authority to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the enforceability of the merger agreement as a binding agreement of Synopsys and merger sub;

  •
  absence of conflict resulting from the merger agreement or the merger with Synopsys' or merger sub's charter documents, or applicable law as a result of entering into the merger agreement or completing the merger;

  •
  governmental consents, approvals and filings required in connection with the merger;

  •
  absence of prior merger sub operations;

  •
  availability to Synopsys of sufficient funds to pay the merger consideration; and

  •
  the accuracy and completeness of information provided by Synopsys for inclusion in this proxy statement.

  Material Adverse Effect

        Several of the representations and warranties of Synplicity and Synopsys are qualified by a material adverse effect standard. As used in the merger agreement and this proxy statement, a "material adverse effect" means, with respect to Synplicity, Synopsys or merger sub, any change, event, circumstance, condition or effect, that, individually or in the aggregate, and regardless of whether or not such effect constitutes a breach of a representation, warranty, covenant or other agreement made by such entity in the merger agreement, is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), assets (including intangible assets), business, or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such effect results from:

  •
  changes in general economic conditions or changes affecting the industry generally in which that entity operates (provided that such changes do not affect that entity disproportionately as compared to companies operating in the same industry in which that entity operates);

  •
  the announcement of the merger agreement or the pendency of the transactions contemplated by the merger agreement (including loss of customers, suppliers and employees);

  •
  changes in applicable law or United States generally accepted accounting principles ("GAAP");

  •
  changes in the trading volume or trading prices of such entity's capital stock in and of themselves (provided that this exclusion will not apply to any underlying effect that may have caused such change in trading prices or volumes); or

  •
  any failure to meet analysts' estimates or expectations as to revenue, earnings or other financial performance (provided that this exclusion will not apply to any underlying effect that may have caused such failure).

Interim Operations of Synplicity

        Synplicity agreed that, prior to the completion of the merger, each of Synplicity and its subsidiaries will conduct the Synplicity business in the ordinary course consistent with past practices and in material compliance with all applicable laws. Synplicity also agreed that, prior to the completion of the merger, each of Synplicity and its subsidiaries will use commercially reasonable efforts to pay its taxes, debts and other liabilities when due, to assure that each of its contracts entered into after March 20, 2008 do not require consents, waivers or novations or provide for any material change in the obligations of Synplicity, Synopsys or merger sub in connection with the merger or terminate as a result of the merger, and to maintain each of its leased premises in accordance with the terms of the applicable lease in all material respects.

        In addition, Synplicity agreed that, prior to the completion of the merger, unless otherwise approved in writing by Synopsys, neither Synplicity nor any of its subsidiaries will:

  •
  amend its articles of incorporation and bylaws or comparable governing documents;

  •
  declare, set aside or pay any cash or stock dividends or other distributions, or redeem or repurchase our securities (except for the repurchase of stock from employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price of such stock);

  •
  subdivide, split, combine or reclassify the outstanding shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for such shares;

  •
  adopt or enter into any "shareholder rights plan" or similar anti-takeover agreement or plan;

  •
  modify or change the exercise or conversion rights or exercise or purchase prices of any of its capital stock, options, or other securities issued under Synplicity's stock plans, or accelerate or otherwise modify (i) the right to exercise any option, warrant or other right to purchase any of our capital stock or other securities; or (ii) the vesting or release of any shares of our capital stock or other securities from any repurchase options or rights of refusal held by us or any other party or any other restrictions;

  •
  enter into any contract with a value in excess of $250,000 (except for nonexclusive agreements with customers or related to sales of Synplicity products in the ordinary course of business consistent with past practice), or violate, terminate, amend or otherwise modify any material terms of existing material contracts;

  •
  issue, sell, create or authorize any shares of its capital stock or grant any other securities (except for (i) issuances in connection with the exercise of options outstanding as of March 20, 2008, (ii) in connection with the Synplicity ESPP, or (iii) grants of RSUs or options representing or exercisable for no more than an aggregate of 235,000 shares of Synplicity common stock);

  •
  hire any employees at the vice president level or above, or enter into, amend or extend the term of any employment or consulting agreement with any officer, employee or consultant or independent contractor (other than new employees using Synplicity's standard form of offer letter);

  •
  lend any money (other than for routine employee travel and business expense advances and sales commission draws consistent with past practice), make any investments in another person or entity, or forgive or discharge in whole or in part any outstanding loans or advances;

  •
  transfer or license any Synplicity intellectual property (except for nonexclusive licenses made in the ordinary course of business consistent with past practice);

  •
  acquire or license any intellectual property from a third party (other than nonexclusive licenses in the ordinary course of business consistent with past practice);

  •
  transfer or provide a copy of any source code of Synplicity to any person, other than deposit of such source code under a source code escrow agreement entered into in the ordinary course of business consistent with past practice;

  •
  enter into or amend any contract limiting the freedom of Synplicity and its subsidiaries to engage or participate or compete with any other person in any line of business market or geographic area; grant most favored nation pricing or other exclusive rights to any person; otherwise limit the right of Synplicity or its subsidiaries to sell distribute or manufacture Synplicity products or obtain components, materials or other supplies or intellectual property or services; limiting the right of Synplicity to solicit suppliers or customers; or restricting Synplicity's or its subsidiaries' rights to use its respective intellectual property (other than nondisclosure agreements and contracts for Synplicity products entered into in the ordinary course of business);

  •
  sell, lease, license transfer or dispose of any of our assets material to Synplicity's business (except for nonexclusive licenses or sales products in the ordinary course consistent with past practice);

  •
  incur any indebtedness, guarantee the indebtedness of another person or entity, or issue or sell debt securities (other than ordinary course trade payables consistent with past practice or pursuant to existing credit facilities);

  •
  enter into any operating lease involving payments in excess of $100,000 per annum;

  •
  pay, discharge or satisfy any liability in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, other than (i) liabilities already reflected or reserved against in the Synplicity balance sheet; or (ii) in the ordinary course of business pursuant to contracts made available to Synopsys;

  •
  make any capital expenditures, capital additions or capital improvements in an aggregate amount greater than $100,000;

  •
  materially change any insurance coverage;

  •
  adopt any plan or arrangement to provide compensation or benefits to any employees, directors or consultants, or amend any of Synplicity's company benefit plans (except as required by ERISA, the Internal Revenue Code, or law);

  •
  pay any special bonus or special remuneration to any employee or nonemployee director or increase the salaries or wage rates of the employees or add new members to the Synplicity Board (except that Synplicity may provide routine salary increases of not more than 5% to employees in the ordinary course of business consistent in all material respects with past practices);

  •
  grant or pay, or enter into any agreement or arrangement providing for the granting of any severance or termination pay or acceleration of any vesting or other benefits (except for agreements or plans outstanding as of March 20, 2008);

  •
  initiate any litigation, action, suit, proceeding, claim or arbitration other than for the routine collection of accounts receivable, in cases where Synplicity determines in good faith that failure to commence suit would result in material impairment of a valuable aspect of its business, or for breach of the merger agreement;

  •
  settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration (except where the amount in controversy does not exceed $100,000 and does not involve injunctive or other equitable relief and in cases where Synplicity determines in good faith that failure to settle would result in material impairment of a valuable aspect of its business);

  •
  acquire or agree to acquire by purchasing any equity interest or other material interest in, merging or consolidating with, or by purchasing a substantial portion of the assets of any entity or otherwise agree to acquire any assets which are material to Synplicity's business;

  •
  file or amend any income or other material tax return;

  •
  make or change any election in respect of taxes or adopt or change any accounting method in respect of taxes, except as required by applicable law;

  •
  enter into any tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of taxes, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, or enter into intercompany transactions giving rise to deferred gain or loss of any kind;

  •
  change any of our accounting methods, or revalue any of our material assets, except as required by changes in GAAP as concurred with Synplicity's independent accountants;

  •
  enter into any agreement for the purchase, sale, disposition or lease of any real property;

  •
  place or allow the creation of any material encumbrance on any of Synplicity's assets or properties;

  •
  materially change the manner in which Synplicity extends warranties, discounts or credit to customers;

  •
  enter into any contract or transaction in excess of $120,000 in which any officer, director, employee, agent or, to Synplicity's knowledge, any 5% shareholder has a direct or indirect interest; or

  •
  agree to do any of the things described above.

Employee Benefit Matters

        Synplicity agreed to cooperate with and assist Synopsys in its efforts to obtain written consents, waivers or other agreements from Synplicity's and its subsidiaries' employees with respect to the amendment or termination of employee benefit plans, or the adoption of new arrangements with such employees. Synplicity has also agreed to terminate its 401(k) plan effective immediately prior to completion of the merger and terminate effective as of the completion of the merger any nonqualified deferred compensation plan unless Synopsys provides written notice that such plans shall not be terminated.

Shareholder Meeting

        The merger agreement provides that as promptly as practicable after March 20, 2008, Synplicity shall give notice of, convene and hold a meeting of its shareholders, to use reasonable best efforts to solicit from its shareholders proxies in favor of approval of the terms of the merger agreement, and take all other action necessary or advisable to secure the approval of its shareholders, in compliance with the rules of the Nasdaq Stock Market, the CGCL and its articles of incorporation and bylaws. Synplicity may adjourn or postpone the meeting of its shareholders (i) to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to its shareholders in advance of a vote on the approval of the terms of the merger agreement, (ii) if, as of the time of the meeting, there is not a quorum necessary to conduct the business at the meeting, or (iii) if necessary to enable Synplicity to solicit additional proxies if there are not sufficient votes in favor of the approval of the terms of the merger agreement. Without the prior written consent of Synopsys, the approval of the terms of the merger agreement (including adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the terms of the merger agreement), is the only matter which Synplicity shall propose to be acted on at the meeting. Subject to its ability to change its recommendation under certain circumstances (see the "The Merger Agreement—Nonsolicitation Covenant—Change in Recommendation" below), the Synplicity Board has agreed to recommend the approval of the terms of the merger agreement to Synplicity shareholders.

Nonsolicitation Covenant

        Synplicity agreed with Synopsys that it will not, and will cause its subsidiaries and its and its subsidiaries' officers, directors, investment bankers and attorneys, which persons who are sometimes referred to herein as Synplicity's representatives, not to, directly or indirectly:

  •
  solicit, initiate, seek, knowingly encourage, knowingly facilitate, support or knowingly induce any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

  •
  enter into, participate in, maintain or continue any discussions or negotiations regarding, or deliver or make available to any person any nonpublic information with respect to an acquisition proposal;

  •
  agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any acquisition proposal;

  •
  enter into any letter of intent, understanding or similar document or any contract (whether binding or not) contemplating or otherwise relating to any acquisition proposal; or

  •
  grant any waiver or release under any standstill or similar agreement with respect to Synplicity or its subsidiaries, or any class of equity securities of Synplicity or its subsidiaries.

        As used in the merger agreement and in this proxy statement, the term "acquisition proposal" means with respect to Synplicity any agreement, offer, proposal or indication of interest (other than the merger involving Synopsys), or any public announcement of any intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving:

  •
  any acquisition or purchase by any person or group of more than a 15% interest in the total outstanding voting securities of Synplicity or any of its subsidiaries;

  •
  any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Synplicity or any of its subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving Synplicity or any of its subsidiaries;

  •
  any sale (other than the sale of company products in the ordinary course of business), lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the total assets of Synplicity and its subsidiaries in any single transaction or series of related transactions;

  •
  any liquidation or dissolution of Synplicity or any of its subsidiaries; or

  •
  any extraordinary dividend, whether of cash or other property.

        Synplicity also agreed with Synopsys that it will, and will cause its subsidiaries and Synplicity's representatives to, immediately cease any and all existing activities, discussions or negotiations with any person conducted prior to or on March 20, 2008 with respect to any acquisition proposal and to request the prompt return or destruction of all confidential information previously furnished to any person with which Synplicity has engaged in any such activities within the 12 month period preceding March 20, 2008, and shall enforce (and will not waive any provisions of) any rights under any standstill, confidentiality or similar agreements entered into by such person.

  Superior Offer

        The merger agreement provides, subject to certain conditions described below, that at any time prior to obtaining shareholder approval of the terms of the merger agreement, the Synplicity Board may take the following actions, in response to an unsolicited, written, bona fide acquisition proposal from any person (provided that such acquisition proposal did not result from any breach of the nonsolicitation restrictions of the merger agreement or the acquisition proposal was not otherwise submitted as a result of a violation of the nonsolicitation restrictions of the merger agreement) that the Synplicity Board reasonably concludes in good faith (after consultation with its outside legal counsel and financial advisor) is or is reasonably likely to become a superior offer:

  •
  enter into discussions with such person regarding an acquisition proposal; and

  •
  deliver or make available to such person nonpublic information regarding Synplicity and its subsidiaries.

        Synplicity may only take these actions if (1) the Synplicity Board determines in good faith, after consultation with its outside legal counsel, that it is required to do so to comply with its fiduciary obligations to its shareholders under applicable law, (2) Synplicity shall have received from such person an executed confidentiality agreement containing terms at least as restrictive with regard to Synplicity's confidential information as the confidentiality agreement between Synplicity and Synopsys and (3) prior to or contemporaneously with delivering or making available any nonpublic information to such person, Synplicity shall deliver the same information to Synopsys to the extent not already delivered or made available. See "The Merger Agreement—Nonsolicitation Covenant—Notification Obligations" below.

        As used in the merger agreement and in this proxy statement, the term "superior offer" means, with respect to Synplicity, an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly:

  •
  pursuant to a tender offer, exchange offer, merger, consolidation or other business combination beneficial ownership of more than 50% of the total outstanding voting securities of Synplicity or as a result of which the shareholders of Synplicity immediately preceding such transaction would hold securities representing less than 50% of the total outstanding voting securities of the surviving entity; or

  •
  all or substantially all of the assets of the Company.

in each case above, for consideration consisting exclusively of cash and/or publicly traded equity securities on terms that the Synplicity Board has in its good faith concluded would be, if consummated, more favorable, from a financial point of view, to Synplicity's shareholders (in their capacity as shareholders) than the terms of the merger agreement (after giving effect to any adjustments to the terms of the merger agreement proposed by Synopsys in response to an acquisition proposal) and is reasonably likely to be consummated on the terms proposed.

        In its determination as to whether such an offer is a superior offer, the Synplicity Board must (1) consult with its outside legal counsel and financial advisor and (2) take into account the legal, financial, regulatory, timing and other aspects of the offer, conditions to consummation and the person making the offer.

  Change in Recommendation

        The merger agreement provides that, subject to its termination right in connection with a superior offer as described under the heading "The Merger Agreement—Termination of the Merger Agreement" below and except as described below, the Synplicity Board will recommend to its shareholders that they vote in favor of the approval of the terms of the merger agreement at the Special Meeting and that neither the Synplicity Board nor any committee of the Synplicity Board will make a change of recommendation. As used in the merger agreement and in this proxy statement a "change in recommendation" means the withholding, withdrawal, amendment or modification in a manner adverse to Synopsys of the Synplicity Board's recommendation that the Synplicity shareholders vote in favor of the approval of the terms of the merger agreement.

        Notwithstanding the obligation described in the paragraph above, the Synplicity Board may make a change of recommendation if:

  •
  the Synplicity shareholders have not yet adopted the merger agreement;

  •
  a superior offer is made to Synplicity that is not withdrawn and is determined in good faith by the Synplicity Board, immediately prior to making a change of recommendation, to be a superior offer;

  •
  such superior offer has not arisen from a material breach of the nonsolicitation restrictions of the merger agreement;

  •
  Synplicity shall have provided Synopsys 24 hours prior written notice of any meeting of the Synplicity Board at which the Synplicity Board intends to consider effecting a change in recommendation in response to an acquisition proposal, together with a copy of the draft definitive agreement relating to such acquisition proposal and the identity of the person or group making such acquisition proposal;

  •
  during such 24 hour period, if requested by Synopsys, Synplicity shall have engaged in good faith negotiations with Synopsys to amend the merger agreement in such a manner that such acquisition proposal shall not be a superior offer (provided, that any amendment to the material terms or conditions of the draft definitive agreement referred to in the preceding bullet shall require a new 24 hour notice to Synopsys and a new 24 hour period); and

  •
  the Synplicity Board has concluded in its good faith, reasonable judgment, after consultation with its outside legal counsel, that in light of such superior offer, that the failure to effect a change of recommendation would reasonably be expected to result in a breach of its fiduciary duties to Synplicity shareholders.

        In addition, at any time prior to the shareholders' approval of the terms of the merger agreement, the Synplicity Board may, in response to a material development or change in material circumstances occurring or arising after March 20, 2008, that was neither known nor reasonably foreseeable by the Synplicity Board at or prior to March 20, 2008 and not relating to any acquisition proposal (such material development or change in circumstances shall be called an "intervening event" as used in the merger agreement and in this proxy statement), make a change of recommendation if it has determined in good faith, after consultation with its outside legal counsel, that, in light of the intervening event, the failure of the Synplicity Board to effect a change in recommendation would reasonably be expected to result in a breach of its fiduciary duties to Synplicity shareholders under applicable law. The Synplicity Board may make such a change of recommendation in response to an intervening event only if the following conditions are met:

  •
  Synplicity has provided Synopsys at least three business days' prior written notice (unless the intervening event arises fewer than three business days prior to the shareholders' meeting in which case notice will be given as promptly as practicable) advising Synopsys that the Synplicity

    Board intends to take such action and specifying the reasons for such action in reasonable detail; and

  •
  during such three business day period, if requested by Synopsys, Synplicity has engaged in good faith negotiations with Synopsys to amend the merger agreement such that a change of recommendation as a result of the intervening event is no longer needed or required.

        To the extent that the Synplicity Board has determined to effect a change in recommendation in accordance with the merger agreement, Synplicity will have the ability to terminate the merger agreement as described under the heading "The Merger Agreement—Termination of the Merger Agreement" below on condition that Synplicity pay Synopsys the termination fee also described in that section. As described immediately above, the Synplicity Board may not make a change in recommendation if Synopsys makes an improved offer that results in the alternative transaction proposal in question no longer being a superior offer.

  Notification Obligations

        Synplicity has agreed to give Synopsys notice, within 36 hours or the first business day after receipt (whichever is earlier) of (1) an acquisition proposal, or any inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, or (2) any request for nonpublic information which would reasonably be expected to lead to an acquisition proposal. In each case, Synplicity is required to provide Synopsys with the identity of the person or group making the acquisition proposal and the price and material terms and conditions with respect to the acquisition proposal.

        Synplicity has also agreed to keep Synopsys informed on a reasonably timely and current basis in all material respects regarding the status and details of any such acquisition proposal, inquiry, proposal, offer or request (including any amendments, modifications or proposed substantive amendments or modifications). Synplicity will provide Synopsys a copy of all written proposals and drafts of definitive agreements provided to Synplicity within 36 hours or the first business day after receipt (whichever is earlier) in connection with any such acquisition proposal, inquiry, proposal, offer or request.

        Subsequent to the initial notice to Synopsys of a person or group making an acquisition proposal, if requested by Synopsys, Synplicity will engage Synopsys in good faith negotiations for 72 hours after notice is given to amend the merger agreement in such a manner that such acquisition proposal would not be a superior offer. Additionally, if there is a change in price or form of consideration to such acquisition proposal, Synplicity shall notify Synopsys of such change and engage in good faith negotiations with Synopsys for 72 hours after notice of such change is given to amend the merger agreement in such a manner that such acquisition proposal would not be a superior offer.

        In the event that the Synplicity Board is reasonably expected to discuss any acquisition proposal at any meeting, including to determine whether such acquisition proposal is a superior offer, Synplicity has agreed to provide Synopsys with at least two business days prior notice (or such lesser period as provided to the members of the Synplicity Board) of such meeting.

  Tender Offer Rules

        The nonsolicitation covenant in the merger agreement does not prevent Synplicity from complying with Rules 14d-9 and 14e-2(a) under the 1934 Act with regard to an acquisition proposal, except that in order to effect a change of recommendation, the Synplicity Board must first comply with the requirements outlined above under the heading "The Merger Agreement—Nonsolicitation Covenant—Change in Recommendation."

Timing of Closing

        Synplicity intends to work towards closing the merger as promptly as possible. In accordance with the merger agreement, the closing of the merger will occur on a time and date specified by the parties, but unless the parties agree otherwise, in no event later than the third business day following the satisfaction or waiver of all of the conditions set forth in the merger agreement, other than those conditions that by their terms are to be satisfied on the closing date of the merger, but subject to the satisfaction or waiver of such conditions.

Conditions to the Completion of the Merger

        The obligations of each of Synplicity, Synopsys and merger sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

  •
  the approval of the terms of the merger agreement by the Synplicity shareholders in accordance with California law and its articles of incorporation and bylaws;

  •
  no judgment, order, injunction, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction, is in effect prohibiting, making illegal or enjoining the merger;

  •
  all applicable waiting periods (and any extensions thereof) applicable to the merger under the HSR Act have expired or early termination of such waiting periods have been granted by both the Federal Trade Commission and the United States Department of Justice and all other approvals under applicable antitrust laws required to be obtained shall have been obtained;

  •
  if the Securities and Exchange Commission shall have reviewed and/or provided comments on this proxy statement or any other filings related to the merger, such comments and any related issues or matters shall have been resolved; and

  •
  all such permits or authorizations as may be required to lawfully complete the merger shall have been obtained and all such other actions by any governmental entity or other regulatory authority having jurisdiction over the parties shall have been taken.

        Synplicity will not be obligated to consummate the merger unless each of following conditions is satisfied or waived:

  •
  Synopsys' and merger sub's representations and warranties in the merger agreement relating to Synopsys' and merger sub's organization, good standing and power and authority to own its properties and conduct its business and to enter into the merger agreement and the enforceability of the merger agreement against Synopsys shall be true and correct on and as of the date of the merger agreement and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date); and

  •
  All other representations and warranties of Synopsys in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct on and as of the date of the merger agreement and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date), except in the case where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Synopsys;

  •
  Synopsys and merger sub shall have performed and complied in all material respects with those covenants required to be performed by Synopsys and merger sub under the merger agreement at or prior to the closing date of the merger.

        Neither Synopsys nor merger sub will be obligated to consummate the merger unless each of the following conditions is satisfied or waived:

  •
  Synplicity's representations and warranties in the merger agreement relating to the organization, good standing, corporate power and authority to own its properties and conduct its business and to enter into the merger agreement and the vote required to approve the merger agreement shall be true and correct on and as of the date of the merger agreement and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date);

  •
  Synplicity's representations and warranties in the merger agreement relating to the capital structure of Synplicity shall be true and correct on and as of the date of the merger agreement and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date) except with respect to deviations that do not exceed one percent of Synplicity's fully-diluted capitalization (not including (i) any options or RSUs granted or pursuant to the Synplicity ESPP purchased between March 20, 2008 and the closing date, (ii) consented to by Synopsys, or (iii) other securities permitted by the merger agreement to be issued during such period);

  •
  All other representations and warranties of Synplicity in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct on and as of the date of the merger agreement and on and as of the closing date as though they were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which shall be true and correct with respect to such specified date), except in the case where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Synplicity;

  •
  Synplicity must have performed and complied in all material respects with those covenants required to be performed by Synplicity under the merger agreement at or prior to the closing date of the merger;

  •
  (i) there are no suits, actions, proceedings, applications or counterclaims pending by any governmental authority or expressly threatened by any U.S. federal governmental authority or governmental authority in Germany wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (1) prevent, restrain or prohibit the completion of the merger, (2) cause the merger to be rescinded, (3) reasonably be expected to result in a divestiture by reason of the merger being consummated or (4) have a material adverse effect on Synplicity or Synopsys by reason of the merger being consummated, and (ii) no such injunctions, judgments, orders, decrees, rulings or charges shall be in effect, nor shall any applicable law have been enacted having any such effect;

  For purposes of this proxy statement "divestiture" shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Synopsys or Synplicity or any of their respective affiliates, (2) the imposition of any limitation or restriction on the ability of Synopsys or any of its affiliates to freely conduct their business or the business of Synplicity or its affiliates or own such assets, or (3) the holding separate of the shares of Synplicity common stock or any limitation or regulation on the ability of Synopsys or any of its affiliates to exercise full rights of ownership of the shares of Synplicity common stock.

  •
  no material adverse effect on Synplicity shall have occurred and be continuing;

  •
  each of Gary Meyers and Kenneth S. McElvain shall have accepted employment with Synopsys and executed and delivered employment agreements and each shall be in full force and effect; and

  •
  each of Gary Meyers and Kenneth S. McElvain shall have executed and delivered noncompetition agreements and there shall be no judgment outstanding that such noncompetition agreements are unenforceable in any respect.

Termination of the Merger Agreement

        Synopsys or Synplicity can terminate the merger agreement by written notice under certain circumstances, including:

  •
  by mutual written consent of Synopsys and Synplicity, if the board of directors of each so determines;

  •
  by either Synplicity or Synopsys (as authorized by the board of directors of Synplicity or Synopsys, as applicable):

  •
  if the merger has not been completed on or before September 20, 2008, which date will be extended to November 20, 2008 if on September 20, 2008 all of the closing conditions have been satisfied or waived (other than conditions that by their nature are only to be satisfied as of the closing of the merger and other than the conditions relating to injunctions or restraints, governmental approvals and consents, and litigation); provided, however, that this right to terminate the merger agreement will not be available to a party if the failure to consummate the merger is principally caused by the breach by such party of the merger agreement;

  •
  if a governmental authority of competent jurisdiction issues an order, decree or ruling or takes any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable; or

  •
  if the approval of the Synplicity shareholders to approve the merger agreement is not obtained at the Special Meeting, or at any adjournment of such meeting, at which the vote on that matter was taken;

  •
  by Synplicity (as authorized by the Synplicity Board):

  •
  following a breach of any representation, warranty, covenant or agreement on the part of Synopsys, or if any representation or warranty of Parent shall have become untrue, in either case, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants would not be satisfied, and such inaccuracy or breach is incapable of being cured or is not cured within 60 calendar days after delivery of written notice from Synplicity of such breach; or

  •
  if the Synplicity Board makes a change in recommendation in response to a superior offer in compliance with the merger agreement, Synplicity accepts and enters into a definitive written agreement reflecting such superior offer immediately following such termination, and Synplicity pays Synopsys the termination fee of $7,936,884 as described under the heading "The Merger Agreement—Termination Fee" below;

  •
  by Synopsys (as authorized by its board of directors) following a breach of any representation, warranty, covenant or agreement by Synplicity, or if any representation or warranty of Parent shall have become untrue, in either case, such that the corresponding closing conditions relating to the accuracy of representations and warranties and compliance with covenants would not be satisfied, and such inaccuracy or breach is incapable of being cured or is not within 60 calendar days after deliver of written notice from Synopsys of such breach; or

  •
  by Synopsys (as authorized by its board of directors) if a triggering event shall have occurred. As used in the merger agreement and in this proxy statement, a "triggering event" shall have occurred if:

  •
  the Synplicity Board or any committee thereof shall have effected a change of recommendation for any reason;

  •
  Synplicity shall have failed to convene and hold the Special Meeting as required by the merger agreement;

  •
  Synplicity shall have failed to include in this proxy statement that the Synplicity Board recommends that Synplicity's shareholders adopt the merger agreement;

  •
  following any public disclosure of an acquisition proposal, the Synplicity Board fails to reaffirm its recommendation that the Synplicity shareholders approve the terms of the merger agreement within 10 business days after written request by Synopsys;

  •
  the Synplicity Board or any committee thereof shall have approved or publicly recommended any acquisition proposal;

  •
  Synplicity shall have executed and delivered any contract accepting any acquisition proposal; or

  •
  if, within 10 business days of a third person or party commencing a tender or exchange offer relating to Synplicity's common stock that has been published, sent or given, the Synplicity Board shall have failed to send a statement to Synplicity's shareholders disclosing that the Synplicity Board recommends rejection of such tender or exchange offer and reaffirms its recommendation to approve the merger agreement;

  •
  by Synopsys (as authorized by its board of directors) if Synplicity shall have breached in any material respect the nonsolicitation restrictions in the merger agreement.

Termination Fee

        The merger agreement requires that Synplicity pay Synopsys a termination fee of $7,936,884 if, among other things:

  •
  the merger agreement is terminated by Synopsys upon the occurrence of a triggering event, in which case the termination fee would be payable no later than one business day after such termination;

  •
  the merger agreement is terminated by Synplicity after any change in recommendation by the Synplicity Board in response to a superior offer in compliance with the merger agreement, in which case the termination fee would be payable concurrently to such termination;

  •
  the merger agreement is terminated by either Synplicity or Synopsys following the failure to obtain the approval of the Synplicity shareholders to approve the merger or by Synopsys in the event Synplicity shall have breached in any material respect the nonsolicitation restrictions of the merger agreement and, in each case, the following conditions are also met:

    •
    following March 20, 2008 and prior to the termination of the merger agreement, an acquisition proposal with respect to Synplicity has been publicly disclosed; and

    •
    within 12 months following the termination of the merger agreement, an acquisition with respect to Synplicity is consummated or Synplicity enters into a contract providing for any acquisition.

        In either case above, the termination fee would be payable concurrently with the earlier of the consummation of that acquisition or the execution of a contract relating to that acquisition.

        As used in the merger agreement and in this proxy statement, the term "acquisition" means (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Synplicity pursuant to which the shareholders of Synplicity immediately prior to such transaction hold less than 60% of the aggregate equity interests in the surviving entity of such transaction or any direct or indirect party thereto, (ii) a sale or other disposition by Synplicity or its subsidiaries of assets (in a transaction or series of transactions) representing in excess of 40% of the aggregate fair market value of the business of Synplicity and its subsidiaries immediately prior to such sale, or (iii) the acquisition by any person or group, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of Synplicity common stock.

Other Expenses

        Synplicity has agreed, within two business days following termination of the merger agreement, to reimburse Synopsys's reasonable fees and out of pocket expenses incurred in connection with evaluation and pursuit of the transactions contemplated by the merger agreement up to $2,000,000, if the merger agreement is terminated following the failure to obtain the approval of the Synplicity shareholders to approve the merger agreement. This amount would be credited against any termination fee paid as described above.

Indemnification and Insurance

        The merger agreement provides that from and after the effective time of the merger, Synopsys will and will cause the surviving corporation in the merger to fulfill and honor the obligations of Synplicity to its directors and officers and any person who becomes a director or officer after March 20, 2008 and prior to the closing of the merger, pursuant to any indemnification provisions under Synplicity's articles of incorporation or bylaws in effect on March 20, 2008, and pursuant to the terms of any indemnification agreements between Synplicity and any such persons existing as of March 20, 2008 subject to applicable laws.

        In addition, for a period of six years from and after the effective time of the merger, Synopsys or the surviving corporation and its subsidiaries shall cause the certificate of incorporation and bylaws of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification covering acts and omissions of directors and officers (and any other persons otherwise entitled) in each case in their respective capacities as such, occurring at or prior to the effective time of the merger that are at least as favorable as the indemnification provisions contained in the articles of incorporation and bylaws of the company and its subsidiaries as of March 20, 2008 and during such six year period such provisions shall not be repealed amended or modified except as required by applicable law.

        The merger agreement also provides that promptly following the effective time of the merger, Synopsys shall purchase a six year "tail" insurance policy for the benefit of the indemnified parties discussed above with respect to acts and omissions as directors and officers of Synplicity occurring prior to the effective time of the merger. Such policy shall have comparable coverage to the existing policy of directors' and officers' liability insurance maintained by Synplicity as of March 20, 2008 for a cost not to exceed $500,000. In the event that the premium for such "tail" insurance policy exceeds $500,000, Synopsys or the surviving corporation shall maintain in effect for a period of six years from the effective time of the merger, the existing policy of directors' and officers' liability insurance, provided, that the surviving corporation shall not be required to pay annual premiums in excess of an amount equal to 200% of the most recently paid annual premium for such policy. In the event any future annual premiums for the existing policy exceed the 200% threshold, the surviving corporation shall be entitled to reduce the amount of coverage of the existing policy to the amount of coverage that can be obtained for a premium equal to such 200% threshold.

Additional Covenants

        The merger agreement provides a number of additional covenants of the parties.

        Each of Synplicity and Synopsys have agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the merger and the transactions contemplated thereby.

        Synplicity and Synopsys have agreed to cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts in connection with the merger agreement or the transactions contemplated thereby, and in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

        Notwithstanding the covenants described above, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any governmental authority challenging any transaction contemplated by the merger agreement as violative of any antitrust laws, Synopsys will have no obligation to, and Synplicity shall not without Synopsys' prior written consent, make proposals, execute or carry out agreements or submit to orders providing for a divestiture.

        Synopsys has agreed to take such actions as are reasonably necessary with respect to the assumption of Synplicity stock options and RSUs, including the reservation for issuance and authorization for listing on the Nasdaq Global Select Market of the shares of Synopsys common stock subject to the assumed options and assumed RSUs. Synopsys has also agreed to file a registration statement on Form S-8 under the Securities Act of 1933, as amended, for the shares of Synopsys common stock issuable with respect to the assumed options and assumed RSUs eligible for registration on such form as soon as reasonably practicable (and no later than seven business days) after the effective time of the merger and shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any of such assumed options or assumed RSUs remain outstanding.

Amendment and Waiver

        Subject to applicable law, the merger agreement may be amended by Synplicity, Synopsys and merger sub, by action taken or authorized by their respective boards of directors, at any time before or after the approval of the approval of the terms of the merger agreement by Synplicity's shareholders; provided, after shareholder approval has been obtained, no amendment shall be made which by law or in accordance with the rules of Nasdaq that requires further approval by Synplicity's shareholders without such further shareholder approval. The merger agreement may only be amended by execution of an instrument in writing signed on behalf of each of Synopsys, merger sub and Synplicity.

        At any time prior to the effective time of the merger any party to the merger agreement may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties made to such party contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the merger agreement. Any agreement on the part of a Synplicity, Synopsys or merger sub to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Synopsys to any extension or waiver shall be deemed to be the agreement of merger sub to such extension or waiver.

OTHER AGREEMENTS

The Voting Agreements

        In connection with the merger agreement, Prabhu Goel, Kenneth S. McElvain, Gary Meyers, Dennis Segers, Thomas Weatherford, Paul Weiskopf, Alisa Yaffa, John Hanlon, Andrew Dauman, Andrew Haines and James Lovas, who constitute the Synplicity Board and certain of its executive officers, entered into voting agreements with Synopsys. On March 20, 2008, these shareholders together owned 12,466,951 shares of Synplicity's common stock and options exercisable within 60 days of March 20, 2008, which represented in the aggregate approximately 44.5% of the outstanding shares of Synplicity's common stock on that date. The forms of these agreements are attached hereto as Annexes B-1 and B-2.

        The shareholders signing the voting agreements agreed, among other things, to vote their shares of Synplicity common stock in favor of approval of the terms of the merger agreement and any matter proposed in connection with the merger that is reasonably necessary to facilitate the merger, and against any alternative transaction proposal and any other matter that would reasonably be expected to prevent, delay, postpone or frustrate the purposes of the merger. The shareholders signing the voting agreements granted a proxy and power of attorney with respect to certain of their shares with respect to such matters to the board of directors of Synopsys.

        Except under limited circumstances, the shareholders party to the voting agreements have agreed not to, directly or indirectly, grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber any of our shares subject to the voting agreements prior to the earliest of (i) the effective time of the merger, (ii) the time the merger agreement is terminated pursuant to its terms, (iii) the written agreement among the parties to terminate the voting agreements or (iv) the date of (A) any change or amendment to the material terms of the merger agreement which may adversely effect the shareholders interest with respect to its shares subject to the voting agreement or (B) any change or amendment to the merger agreement that results in a decrease in the $8.00 merger consideration or that results in a change in the form of consideration to be paid by Synopsys in the merger. In addition, the shareholders have agreed not to deposit any shares or options in a voting trust or grant any proxy or enter into any voting agreements except as provided for under the voting agreements.

        Furthermore, the voting agreement in Annex B-2 executed by Synplicity's co-founders, Mr. McElvain and Ms. Yaffa, contains an additional provision which reduces the number of shares Mr. McElvain and Ms. Yaffa are required to vote for approval of the adoption of the merger agreement in the event the Synplicity Board changes its voting recommendation to Synplicity shareholders in connection with an Intervening Event (as such term is defined in the merger agreement) in accordance with the terms of the merger agreement. In such event, only 6,597,256 of the shares held by Mr. McElvain and Ms. Yaffa shall be subject to the terms of the voting agreement (the "Covered Amount"). Furthermore, Mr. McElvain and Ms. Yaffa shall be free to vote any shares in excess of the Covered Amount in their sole discretion in such event. Mr. McElvain and Ms. Yaffa's voting agreement, attached hereto as Annex B-2 is otherwise the same as those executed by the other officers and directors. Additionally, Mr. McElvain and Ms. Yaffa executed voting agreements attached hereto as Annex B-1 with respect to the other shares owned beneficially by them.

The Offer Letters and Noncompetition Agreements

        In connection with the execution of the merger agreement, on March 20, 2008, each of Gary Meyers and Kenneth S. McElvain, entered into an offer letter and noncompetition agreement with Synopsys, which agreements become effective upon the closing of the merger. Such agreements will be of no force or effect if the merger does not occur or the merger agreement is terminated.

  Offer Letters

        Pursuant to the terms of the offer letters, upon the closing of the merger, Mr. Meyers will be the vice president and general manager of a division of Synopsys comprised of the operations of Synplicity (the "Synplicity division") and Mr. McElvain will be the vice president of technology strategy of the Synplicity division. Such employment arrangements with Synopsys will be at-will. Mr. Meyers' benefits include, among other things (i) an annual base salary of $315,000; (ii) the ability to participate in Synopsys' executive incentive plan pursuant to which Mr. Meyers may earn a target bonus of 70% of his base salary if certain corporate objectives are met; (iii) an option to purchase 50,000 shares of Synopsys common stock, which is subject to vesting over four years; and (iv) a grant of 15,000 Synopsys restricted stock units, which is subject to vesting over three years. Mr. McElvain's benefits include, among other things (i) an annual base salary of $250,000; (ii) the ability to participate in Synopsys' corporate incentive plan pursuant to which Mr. McElvain may earn a target bonus of 37% of his eligible earnings if certain corporate objectives are met; and (iii) an option to purchase 30,000 shares of Synopsys common stock.

  Noncompetition Agreements

        Pursuant to the terms of the noncompetition agreements, each of Messrs. Meyers and McElvain has agreed for a period of two years after the closing of the merger not to (i) participate or engage in, among other things, the design, development, manufacture, production, marketing, sale or servicing of any product of, or otherwise engage in the provision of any services to any person or entity that is Directly Competitive (as defined below) with Synopsys in a geographical territory in which Synopsys competes; provided, however, that Messrs. Meyers and McElvain may work for a division, entity or subgroup of such business as long as such division, entity or subgroup is not Directly Competitive with Synopsys; or (ii) permit their respective names to be used in connection with a business that is Synopsys' direct competitor. Directly Competitive shall mean developing, manufacturing, providing, marketing, distributing, supporting or otherwise commercially exploiting any products, services or technology that automate or implement any of the following: FPGA logic synthesis, FPGA physical synthesis, or RTL debug; ASIC verification, ASIC logic synthesis, ASIC physical synthesis, or ASIC prototyping; or DSP hardware synthesis or DSP hardware optimization.

        In addition, the terms of the noncompetition agreements allow each of Messrs. Meyers and McElvain to own, directly or indirectly, as an investment (i) a passive equity interest in a private debt or equity investment or venture fund in which he does not have the ability to control or exercise any managerial influence over such fund and (ii) up to one percent (1%) of any class of publicly traded securities of any business that is Directly Competitive with Synopsys.

        Furthermore, each of Messrs. Meyers and McElvain has agreed that during the period beginning with the closing date of the merger and the later of (i) two (2) years after the closing of the merger or (ii) the date that is one (1) year following his termination of employment with Synplicity (or Synopsys, if applicable), he may not directly or indirectly solicit employees or consultants of Synopsys or Synplicity; provided, however, that nothing herein shall prohibit any solicitation of an employee or consultant of Synopsys or Synplicity (i) through generalized searches through media advertising, employment search firms or otherwise that are not specifically focused on persons employed by Synopsys or Synplicity, or (ii) following such employee or consultant's termination by Synopsys or Synplicity during the period in which such non-solicitation restriction would otherwise apply. In addition, Mr. McElvain may not directly or indirectly solicit any suppliers or customers of Synplicity to the detriment of Synopsys or Synplicity for a period of two years after the closing of the merger.

        The noncompetition agreements will be of no force or effect if the merger does not occur or the merger agreement is terminated.

PROPOSAL TWO—ADJOURNMENT

        The Synplicity Board is also asking the Synplicity shareholders to consider and vote upon the proposal to grant discretionary authority to adjourn the Special Meeting to another time or place for the purpose of soliciting additional proxies if there are not sufficient votes in favor of approval of the merger agreement at the time of the Special Meeting. The affirmative vote of the holders of a majority of the shares of Synplicity common stock voting in person or by proxy at the Special Meeting will be required to approve this proposal. If the Synplicity shareholders approve this proposal, we could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from the Synplicity shareholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the merger agreement to defeat that proposal, we could adjourn the Special Meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the merger agreement.

        The Synplicity Board has unanimously approved this proposal and recommends that Synplicity shareholders vote "FOR" the proposal to grant discretionary authority to adjourn the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes in favor of approval of the merger agreement at the time of the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table provides information relating to the beneficial ownership of Synplicity common stock as of March 31, 2008 by:

  •
  each shareholder known by Synplicity to own beneficially more than 5% of its common stock;

  •
  each of its named executive officers identified in its 2007 Annual Report on Form 10-K;

  •
  each of its directors; and

  •
  all of its directors and executive officers as a group.

        Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned "Total Shares and Shares Underlying Exercisable Options Beneficially Owned" includes the number of shares of Synplicity common stock subject to options that are currently exercisable or will become exercisable on or before May 30, 2008, which is 60 days from the record date for the Special Meeting. The number of shares subject to options that each beneficial owner has the right to acquire on or before May 30, 2008 is listed separately under the column "Number of Shares Underlying Options Exercisable on or before May 30, 2008." These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percentage of beneficial ownership is based upon 26,592,655 shares of Synplicity common stock outstanding as of March 31, 2008 plus the number of shares underlying exercisable options for each person. The address for those individuals for whom an address is not otherwise provided is c/o Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Unless otherwise indicated, Synplicity believes the shareholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before May 30, 2008	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Total Shares Beneficially Owned
J. Carlo Cannell(1) P.O. Box 3459 240 E. Deloney Ave. Jackson, WY 83001	1,700,967	—	1,700,967	6.4%
Buckingham Capital Management Incorporated(2) 750 Third Ave., Sixth Floor New York, NY 10017	1,268,834	—	1,268,834	4.8%
Andrew Dauman(6)	44,333	267,854	312,187	1.2%
Prabhu Goel(3)(6)	1,187,538	65,000	1,252,538	4.7%
Andrew Haines(4)(6)	58,516	152,076	210,592	*
John J. Hanlon(6)	2,533	134,501	137,034	*
James Lovas(6)	37,000	129,416	166,416	*
Kenneth S. McElvain(5)(6)	9,594,714	—	9,594,714	36.1%
Gary Meyers(6)	13,000	703,127	716,127	2.6%
Dennis Segers(6)	—	85,000	85,000	*
Thomas Weatherford(6)	—	65,000	65,000	*
Paul Weiskopf(6)	—	—	—	*
Alisa Yaffa(5)(6)	9,594,714	—	9,594,714	36.1%
All current directors and executive officers as a group (11 persons)	10,937,634	1,601,974	12,539,608	44.5%

*
Less than 1%

(1)
Reflects ownership of 1,700,967 shares of common stock as reported on Schedule 13D dated February 29, 2008 and filed with the Securities and Exchange Commission.

(2)
Reflects ownership of 1,268,834 shares of common stock as reported on Schedule 13G dated March 10, 2008 and filed with the Securities and Exchange Commission.

(3)
The beneficial ownership of Dr. Goel includes 320,874 shares held in Dr. Goel's family partnership and 866,664 shares held by Dr. Goel as custodian for his children.

(4)
The beneficial ownership of Mr. Haines includes 58,516 shares held in Mr. Haines' family trust of which Mr. Haines is a trustee.

(5)
Mr. McElvain and Ms. Yaffa are married and their beneficial ownership includes 9,010,648 shares of common stock held as community property; 90,000 shares held by Kenneth S. McElvain TR 2008 A Yaffa GRAT UA 02/25/08; 90,000 shares held by Alisa Yaffa TR 2008 K McElvain GRAT UA 02/25/08; and 404,066 shares of common stock held by a family limited liability company, of which Mr. McElvain and Ms. Yaffa are the managing members.

(6)
Prabhu Goel, Kenneth S. McElvain, Gary Meyers, Dennis Segers, Thomas Weatherford, Paul Weiskopf, Alisa Yaffa, John Hanlon, Andrew Dauman, Andrew Haines and James Lovas have each entered into voting agreements with Synopsys pursuant to which they have agreed, among other things, to vote all of their shares of Synplicity common stock, representing in the aggregate approximately 41.1% of the outstanding shares of Synplicity common stock as of March 31, 2008.

        In addition to the amounts set forth in the foregoing table, based on and subject to the terms of the merger agreement, Synopsys has the right to acquire all of the issued and outstanding shares of Synplicity common stock. Depending upon the timing of the merger, Synopsys may acquire such shares of common stock within 60 days of the date of the foregoing table.

WHERE YOU CAN FIND MORE INFORMATION

        Synplicity files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Synplicity files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

Public Reference Room
100 F Street, N.E., Room 1580
Washington, D.C. 20549

        Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

OTHER MATTERS

        Other than as described in this proxy statement, the Synplicity Board knows of no other matters to be submitted at the Special Meeting.

        It is important that your shares be represented at the Special Meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF SYNPLICITY, INC.
Prabhu Goel Kenneth S. McElvain Gary Meyers Dennis Segers Thomas Weatherford Paul Weiskopf Alisa Yaffa

Dated: April 17, 2008

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SYNOPSYS, INC.,

ST. ANDREWS ACQUISITION CORP.

AND

SYNPLICITY, INC.

March 20, 2008

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 20, 2008 (the "Agreement Date"), by and among Synopsys, Inc., a Delaware corporation ("Parent"), St. Andrews Acquisition Corp., a California corporation and wholly owned subsidiary of Parent ("Sub"), and Synplicity, Inc., a California corporation (the "Company").

RECITALS

        A.    The Boards of Directors of the Company, Parent and Sub have determined that it is advisable and in the best interests of the securityholders of their respective companies that Sub merge with and into the Company (the "Merger"), with the Company to survive the Merger and to become a wholly owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved and declared advisable the Merger, this Agreement and the other transactions contemplated by this Agreement.

        B.    The Company, Parent and Sub desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

        C.    Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain shareholders of the Company are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit A (the "Voting Agreements").

        D.    Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain employees of the Company are entering into employment agreements, and related proprietary information and inventions agreements with Parent (the "Employment-Related Agreements").

        E.    Concurrently with the execution of this Agreement and as a material inducement to the willingness of Parent to enter into this Agreement, certain employee-shareholders of the Company are entering into non-competition agreements with Parent (the "Non-Competition Agreements").

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

        1.1    Certain Definitions.    As used in this Agreement, the following terms shall have the meanings indicated below.

          "1995 Cash-Out Options" shall have the meaning set forth in Section 1.9(a)(ii) hereto.

          "1995 Out-of-the-Money Options" shall have the meaning set forth in Section 1.9(a)(ii) hereto.

          "1995 Plan Options" shall have the meaning set forth in Section 1.9(a)(ii) hereto.

          "1995 Plan Option Consideration" shall have the meaning set forth in Section 1.9(a)(ii) hereto.

          "Acquisition" shall have the meaning set forth in Section 7.3(e) hereto.

          "Acquisition Proposal" shall have the meaning set forth in Section 5.3(a) hereto.

          "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

          "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Agreement Date" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Agreement of Merger" is defined in Section 1.2 hereto.

          "Antitrust Laws" shall have the meaning set forth in Section 5.6(a) hereto.

          "Business Day" shall mean a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

          "CERCLA" shall have the meaning set forth in Section 2.11(b)(iii) hereto.

          "Certificates" shall have the meaning set forth in Section 1.10(c) hereto.

          "CGCL" shall mean the California General Corporation Law of the State of California, as amended.

          "Change of Recommendation" shall have the meaning set forth in Section 5.3(d) hereto.

          "Closing" shall have the meaning set forth in Section 1.3 hereto.

          "Closing Date" shall have the meaning set forth in Section 1.3 hereto.

          "COBRA" shall have the meaning set forth in Section 2.13(c) hereto.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Company Authorizations" shall have the meaning set forth in Section 2.8(b) hereto.

          "Company Balance Sheet" shall have the meaning set forth in Section 2.4(b) hereto.

          "Company Balance Sheet Date" shall have the meaning set forth in Section 2.4(b) hereto.

          "Company Board" shall mean the Board of Directors of the Company.

          "Company Business" shall mean the business of the Company and its Subsidiaries as described in the Company's Form 10-K for the year ended December 31, 2007.

          "Company Common Stock" shall mean the common stock, no par value, of the Company.

          "Company Disclosure Letter" shall have the meaning set forth in the introductory paragraph to Article II.

          "Company Employee Plans" shall have the meaning set forth in Section 2.13(a) hereto.

          "Company ESPP" shall mean the Company's 2000 Employee Stock Purchase Plan.

          "Company Insiders" shall have the meaning set forth in Section 5.14 hereto.

          "Company Intellectual Property" shall have the meaning set forth in Section 2.10(a)(v) hereto.

          "Company Intellectual Property Agreements" shall have the meaning set forth in Section 2.10(a)(vii) hereto.

          "Company Options" shall mean options to purchase shares of Company Common Stock.

          "Company Option Plans" shall mean all stock option plans, programs, agreements or arrangements of the Company, collectively, including the Company's 1995 Stock Option Plan, 2000

  Stock Option Plan, 2000 Director Option Plan and any other non-plan option grant, agreement or arrangement with respect to the Company Common Stock, in each case as amended.

          "Company-Owned Intellectual Property" shall have the meaning set forth in Section 2.10(a)(iv) hereto.

          "Company Preferred Stock" shall mean the preferred stock, no par value, of the Company.

          "Company Products" shall have the meaning set forth in section 2.10(a)(ix) hereto.

          "Company Registered Intellectual Property" shall have the meaning set forth in Section 2.10(a)(vi) hereto.

          "Company Representatives" shall have the meaning set forth in Section 5.3(a) hereto.

          "Company RSUs" shall mean the restricted stock units of the Company issued under the Company Option Plans, whereby each restricted stock unit represents a bookkeeping entry representing the equivalent of one share of Company Common Stock.

          "Company SEC Reports" shall have the meaning set forth in Section 2.4(a) hereto.

          "Company Shareholder Approval" shall have the meaning set forth in Section 2.3(a) hereto.

          "Company Shareholders Meeting" shall have the meaning set forth in Section 2.3(a) hereto.

          "Company Source Code" shall have the meaning set forth in Section 2.10(a)(x) hereto.

          "Company Voting Debt" shall have the meaning set forth in Section 2.2(c) hereto.

          "Confidentiality Agreement" shall have the meaning set forth in Section 5.5(a) hereto.

          "Confidential Information" shall have the meaning set forth in Section 2.10(s) hereto.

          "Continuing Employees" shall have the meaning set forth in Section 5.12(f).

          "Contract" shall mean any written or oral legally binding contract, agreement, instrument, commitment, or obligation or undertaking, including without limitation, any lease, sublease, subcontract, indenture, mortgage, note, option, warranty, guarantee, purchase order, license, sublicense, insurance policy, and benefit plan, as of the Agreement Date or as may hereafter be in effect.

          "Debt" shall mean the outstanding amount of (i) indebtedness for borrowed money, (ii) amounts owing as deferred purchase price for the purchase of any property, (iii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture, letter of credit or other debt instrument or debt security, (iv) amounts owing under any capitalized or synthetic leases, and (v) guarantees of the Company and/or its Subsidiaries with respect to any indebtedness or obligation of a type described in clauses (i) through (iv) above of any Person.

          "Designated Date" shall have the meaning set forth in Section 5.12(e) hereto.

          "Director Options" shall have the meaning set forth in Section 1.9(a)(iii) hereto.

          "Director Option Consideration" shall have the meaning set forth in Section 1.9(a)(iii) hereto.

          "Dissenting Shareholder" means any shareholder of the Company who has duly demanded the Company to purchase such shareholder's shares of Company Common Stock in accordance with the provisions of Chapter 13 of the CGCL in connection with the Merger.

          "Dissenting Shares" shall mean any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which dissenters' rights shall have been perfected in accordance with the CGCL in connection with the Merger.

          "Divestiture" shall have the meaning set forth in Section 5.6(d) hereto.

          "Effective Time" shall have the meaning set forth in Section 1.4 hereto.

          "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, or restriction in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset), other than Permitted Encumbrances.

          "Engagement Letter" shall have the meaning set forth in Section 2.16 hereto.

          "Environmental and Safety Laws" shall have the meaning set forth in Section 2.11(a)(i) hereto.

          "ERISA" shall have the meaning set forth in Section 2.13(a) hereto.

          "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          "Existing D&O Policy" shall have the meaning set forth in Section 5.13(c) hereto.

          "Extended End Date" shall have the meaning set forth in Section 7.1(b) hereto.

          "Facilities" shall have the meaning set forth in Section 2.11(a)(v) hereto.

          "Fairness Opinion" shall have the meaning set forth in Section 2.20 hereto.

          "Financial Statements" shall have the meaning set forth in Section 2.4(b) hereto.

          "Foreign Plan" shall have the meaning set forth in Section 2.13(k) hereto.

          "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

          "Government Contract" shall have the meaning set forth in Section 2.18(a)(xv) hereto.

          "Governmental Entity" shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange, or any Tax authority.

          "Group" shall have the meaning ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations promulgated thereunder and related case law.

          "Hazardous Materials" shall have the meaning set forth in Section 2.11(a)(ii) hereto.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnified Parties" shall have the meaning set forth in Section 5.13(a) hereto.

          "Intellectual Property" shall have the meaning set forth in Section 2.10(a)(i) hereto.

          "Intellectual Property Rights" shall have the meaning set forth in Section 2.10(a)(ii) hereto.

          "Initial End Date" shall have the meaning set forth in Section 7.1(b) hereto.

          "Judgment" shall mean any judgment, ruling, writ, decree, award, charge, injunction or order.

          "knowledge" means, with respect to any Person that is an entity, the knowledge of such Person's executive officers with respect to any fact, circumstance, event or other matter in question after reasonable inquiry of the senior employees of such entity who have administrative or operational responsibility for the matter in question.

          "Leased Real Property" shall have the meaning set forth in Section 2.9(b) hereto.

          "Legal Requirements" shall mean with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Judgments applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

          "Liabilities" shall mean all liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any Legal Requirement or Judgment and those arising under any Contract.

          "made available" shall mean that such documents or information referenced shall have been contained in the Company's DataSite electronic data room to which Parent and its counsel had access no later than 10:00 p.m. on the date that is one day prior to the Agreement Date (the "Inclusion Date") (except with respect to documents required to be "made available" at a later time by the terms of this Agreement or that Parent or its counsel requested be added to the electronic data room after the Inclusion Date).

          "Material Adverse Effect" with respect to any entity means any change, event, circumstance, condition or effect (each, an "Effect") that, individually or in the aggregate, and regardless of whether or not such Effect constitutes a breach of the representations, warranties, covenants or agreements made by such entity in this Agreement, is, or would reasonably be expected to, be materially adverse to the condition (financial or otherwise), assets (including intangible assets), business, or results of operations of such entity and its subsidiaries, taken as a whole, except to the extent that any such Effect results from: (A) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity disproportionately as compared to companies operating in the same industry in which such entity operates), (B) the announcement of this Agreement or the pendency of the transactions contemplated hereby (including loss of customers, suppliers and employees), (C) changes in applicable Legal Requirements or GAAP, (D) changes in the trading volume or trading prices of such entity's capital stock in and of themselves (provided that such exclusion shall not apply to any underlying Effect that may have caused such change in trading prices or volumes), or (E) any failure to meet analysts estimates or expectations as to revenue, earnings or other financial performance (provided that such exclusion shall not apply to any underlying Effect that may have caused such failure).

          "Material Contract" shall have the meaning set forth in Section 2.18(a) hereto.

          "Maximum Premium" shall have the meaning set forth in Section 5.13(c) hereto.

          "Merger" shall have the meaning set forth in Recital A hereto.

          "Nasdaq" shall means the Nasdaq Stock Market.

          "Non-Competition Agreements" shall have the meaning set forth in Recital E hereto.

          "Non-Plan Options" shall have the meaning set forth in Section 1.9(a)(iv) hereto.

          "Non-Plan Option Consideration" shall have the meaning set forth in Section 1.9(a)(iv) hereto.

          "Nonqualified Plan" shall have the meaning set forth in Section 5.11 hereto.

          "Open Source Materials" shall have the meaning set forth in Section 2.10(a)(xi) hereto.

          "Option Exchange Ratio" shall mean the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

          "Parent" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Parent Common Stock" shall mean the common stock, par value $0.01 per share, of Parent.

          "Parent Stock Price" shall mean the average of the closing sale prices for a share of Parent Common Stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending with the third trading day that precedes the Closing Date.

          "Paying Agent" shall have the meaning set forth in Section 1.10(a) hereto.

          "Permitted Encumbrances" shall mean (a) statutory liens for Taxes that are not yet due and payable; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) Encumbrances on the landlord's or owner's interest in real property not caused by the Company or any of its Subsidiaries; (f) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Leased Real Property which are not violated by the current use and operation thereof and (g) Encumbrances that do not materially impair the use or operation of the assets subject thereto.

          "Per-Share Cash Amount" shall mean $8.00 per share of Company Common Stock.

          "Person" shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

          "Proceeding" shall mean any action, suit, proceeding, hearing, filed complaint, filed claim, written demand, mediation, arbitration, litigation or investigation.

          "Property" shall have the meaning set forth in Section 2.11(a)(iv) hereto.

          "Proprietary Property" shall have the meaning set forth in Section 2.10(a)(iii) hereto.

          "Proxy Statement" shall have the meaning set forth in Section 2.21 hereto.

          "Regulation S-K" shall have the meaning set forth in Section 2.4(b) hereto.

          "Release" shall have the meaning set forth in Section 2.11(a)(iii) hereto.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Section 16 Information" shall have the meaning set forth in Section 5.14 hereto.

          "Section 5.3(d) Notice" shall have the meaning set forth in Section 5.3(d)(iv) hereto.

          "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

          "SOXA" shall have the meaning set forth in Section 2.4(d) hereto.

          "Subsidiary" shall mean any corporation, association, business entity, partnership, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or

  (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person's board of directors or other governing body.

          "Superior Offer" shall have the meaning set forth in Section 5.3(c) hereto.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a "Tax Authority"), (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

          "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

          "Termination Fee" shall have the meaning set forth in Section 7.3(b) hereto.

          "Third Party Intellectual Property" shall have the meaning set forth in Section 2.10(a)(viii) hereto.

          "Triggering Event" shall have the meaning set forth in Section 7.1 hereto.

          "Voting Agreements" shall have the meaning set forth in Recital C hereto.

          "WARN Act" shall have the meaning set forth in Section 2.13(u) hereto.

        Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1.1 shall have the meanings assigned to such terms in this Agreement.

        1.2    The Merger.    At the Effective Time, on the terms and subject to the conditions set forth in this Agreement, the Agreement of Merger (together with an officer's certificate of each constituent corporation) in substantially the form attached hereto as Exhibit B (the "Agreement of Merger"), and the applicable provisions of the CGCL, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.3    Closing.    The closing of the transactions contemplated hereby (the "Closing") shall take place at a time and date to be specified by the parties which will be no later than the third Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (excluding conditions that by their nature are only satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree in writing. The date on which the Closing occurs is herein referred to as the "Closing Date."

        1.4    Effective Time.    At the Closing, after the satisfaction or waiver in writing of each of the conditions set forth in Article VI, Sub and the Company shall cause the Agreement of Merger to be filed with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL (the time of acceptance by the Secretary of State of the State of California of such filing or such later time as may be agreed to by Parent and the Company prior to the Closing and specified in the Agreement of Merger being referred to herein as the "Effective Time").

        1.5    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement of Merger, and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of the Company and Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of the Company and Sub and shall be subject to all the Debts and Liabilities of each in the same manner as if the Surviving Corporation had itself incurred them.

        1.6    Articles of Incorporation; Bylaws.

          (a)   At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by the CGCL and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation will be amended as of the Effective Time to read: "The name of the corporation is Synplicity, Inc."

          (b)   At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the CGCL, the Articles of Incorporation of the Surviving Corporation, and such Bylaws.

        1.7    Directors and Officers.    At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

        1.8    Effect on Common Stock.

          (a)   On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Common Stock:

              (i)  At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 1.8(b)) shall be converted into the right to receive an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates in accordance with Section 1.10. The amount of cash each such holder is entitled to receive for the shares of Company Common Stock held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such holder.

             (ii)  At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Parent, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation's capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

          (b)    Cancellation of Company Common Stock Owned by the Company and Parent.    At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

          (c)    Adjustments.    In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Stock or Parent Common Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like changes.

          (d)    Dissenters' Rights.    Notwithstanding anything contained herein to the contrary, any Dissenting Shares shall not be converted into or represent the right to receive the Per-Share Cash Amount provided for in Section 1.8(a), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the applicable provisions of the CGCL. At the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and extinguished. Notwithstanding Section 1.8(a), in the event any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to require the Company to so purchase the Dissenting Shares, the Dissenting Shares held by such Dissenting Shareholder shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Per-Share Cash Amount as provided in Section 1.8(a), without any interest thereon. The Company shall give Parent (i) prompt notice of any demands delivered pursuant to the CGCL, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by the Company relating to a shareholder's demand that the Company purchase shares of Company Common Stock, and (ii) the right to direct all Proceedings with respect to such demands under the CGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares.

        1.9    Effect on Company Options; and Company RSUs.

          (a)    Company Options

              (i)  Except as described below in Sections 1.9(a)(ii), (iii) and (iv), on the terms and subject to the conditions set forth in this Agreement, at the Effective Time, each Company Option, whether vested or unvested, that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall be assumed and converted by Parent or treated otherwise in accordance with Section 5.12.

             (ii)  Each Company Option granted under the Company 1995 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the Effective Time and that has an exercise price per share that is less than the Per-Share Cash Amount (the "1995 Cash-Out Options") shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such 1995 Cash-Out Option (the "1995 Plan

    Option Consideration"). The payment of the 1995 Plan Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of 1995 Cash-Out Options is entitled to receive for the 1995 Cash-Out Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all 1995 Cash-Out Options held by such holder. As soon as practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of 1995 Cash-Out Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 1.9(a)(ii). Each Company Option granted under the 1995 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the Effective Time and has an exercise price per share that is greater than the Per-Share Cash Amount (the "1995 Out-of-the-Money Options" and together with the 1995 Cash-Out Options, the "1995 Plan Options") shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and extinguished.

            (iii)  No Company Option granted under the Company's 2000 Director Option Plan (the "Director Options") shall be assumed by Parent and each such Director Option that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, other than the Company delivering notices required pursuant to the 2000 Director Option Plan and the holder thereof acknowledging such treatment, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such Director Option (the "Director Option Consideration"). The payment of the Director Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of Director Options is entitled to receive for the Director Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Director Options held by such holder. As soon as practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of Director Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 1.9(a)(iii).

            (iv)  No Company Option granted outside the Company's 1995 Stock Option Plan, 2000 Stock Option Plan and 2000 Director Option Plan (the "Non-Plan Options") shall be assumed by Parent and each such Non-Plan Option that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such Non-Plan Option (the "Non-Plan Option Consideration"). The payment of the Non-Plan Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of Non-Plan Options is entitled to receive for the Non-Plan Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Non-Plan Options held by such holder. As soon as practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of Non-Plan Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 1.9(a)(iv).

          (b)    Company RSUs.    At the Effective Time, each Company RSU, whether vested or unvested, that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed and converted by Parent or treated otherwise in accordance with Section 5.12.

        1.10    Surrender of Certificates.

          (a)    Paying Agent.    On or prior to the Closing Date, Parent shall appoint U.S. Bank N.A. or such other agent or agents as may be agreed by the parties and appointed by Parent (the "Paying Agent") to act as paying agent under this Agreement in connection with the Merger for the purpose of distributing the cash payable pursuant to Section 1.8(a) (other than shares subject to Section 1.9(a)) upon surrender of the Certificates in accordance with this Section 1.10.

          (b)    Parent to Deposit Cash.    As soon as reasonably practicable after the Effective Time (and in event within three (3) Business Days thereof), Parent, or a direct or indirect Subsidiary of Parent, shall make available to the Paying Agent for exchange in accordance with this Article I, through the procedures described below, the cash payable pursuant to Section 1.8(a).

          (c)    Exchange Procedures.    As soon as reasonably practicable after the Effective Time (and in any event within three (3) Business Days thereof), Parent shall instruct the Paying Agent to mail to each holder of record of a certificate or certificates evidencing the Company Common Stock that were outstanding immediately prior to the Effective Time (collectively, the "Certificates"), (i) a letter of transmittal (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall contain such other provisions as Parent may reasonably specify), and (ii) instructions for use of such letter of transmittal in effecting surrender of Certificates in exchange for the cash payable pursuant to Section 1.8(a). Upon surrender of a Certificate to the Paying Agent (or receipt of an "agent's message" by the Paying Agent (or any other evidence of transfer that the Paying Agent may reasonably request) in the case of the transfer of Company Common Stock held in book-entry form) together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, each holder of such Certificate shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.8(a) in respect of such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive cash pursuant to Section 1.8(a).

          (d)    No Interest.    No interest will be paid or accrued on any cash payable pursuant to Section 1.8(a), 1.8(d) or 1.9.

          (e)    Transfers of Ownership.    If any cash amount payable pursuant to Section 1.8(a) is to be paid to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

          (f)    No Liability.    Notwithstanding anything to the contrary in this Section 1.10, none of the Paying Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement.

          (g)    Unclaimed Cash.    Any portion of funds held by the Paying Agent which have not been delivered to any holders of Certificates pursuant to this Article I within twelve months after the Effective Time shall promptly be paid to Parent, and thereafter each holder of a Certificate who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.10(c) shall look only to Parent (subject to abandoned property, escheat and similar Legal Requirements) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to Section 1.8(a). Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the date on which the merger consideration contemplated by Section 1.8(a) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Legal Requirements, become the property of Parent, free and clear of all claims or interests of any Person previously entitled thereto.

        1.11    No Further Ownership Rights in Company Common Stock.    All cash paid or payable following the surrender for exchange of shares of Company Common Stock in accordance with the terms of this Agreement shall be so paid or payable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

        1.12    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue and pay in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 1.8(a) in respect of such Certificate; provided, however, that Parent or the Paying Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in such sum as Parent or the Paying Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Paying Agent and/or any of their respective representatives or agents with respect to such Certificate.

        1.13    Withholding Rights.    The Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, shares deliverable upon exercise of Company Options assumed by Parent pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Common Stock or any Certificates, such amounts as the Surviving Corporation, Parent or the Paying Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Tax law, or pursuant to other applicable Judgments. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

        1.14    Tax Consequences.    Parent makes no representations or warranties to the Company or to any holder of Company Common Stock, Company RSUs or Company Options regarding the Tax treatment of the Merger, or any Tax consequences to the Company or any such holder of this Agreement, the Merger, or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and such holders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

        1.15    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to the exceptions or disclosures set forth in the disclosure letter of the Company delivered to Parent and Sub concurrently with the parties' execution of this Agreement (the "Company Disclosure Letter") (each of which exceptions or disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and to the extent such exception or disclosure (a) is explicitly cross-referenced in such Section or Subsection or (b) the relevance of such exception or disclosure to other representations and warranties is readily apparent from the actual text of the disclosed exception), and each of which exceptions shall also be deemed to be representations and warranties made by the Company to Parent and Sub), the Company represents and warrants to Parent and Sub as follows:

        2.1    Organization, Standing and Power; Subsidiaries.

          (a)   Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the corporate power to own its properties and to conduct the Company Business and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company has made available to Parent a true, correct and complete copy of the Certificate or Articles of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of the Company and its Subsidiaries, in each case as amended to date. None of the Company or any of its Subsidiaries is in violation of any of the provisions of its Certificate or Articles of Incorporation or Bylaws or equivalent organizational documents.

          (b)   Schedule 2.1 to the Company Disclosure Letter sets forth a true, correct and complete list of the Subsidiaries of the Company. All of the issued and outstanding shares of capital stock of each such Subsidiary are duly authorized, validly issued, fully paid and nonassessable, are owned by the Company free and clear of all Encumbrances, and are not subject to any preemptive right or right of first refusal created by statute, the Certificate or Articles of Incorporation and Bylaws or other equivalent organizational documents, as applicable, of such Subsidiary or any Contract to which the Company or such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, "put" or "call" rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any of the Company's Subsidiaries, or otherwise obligating the Company or any of its Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities. Other than the Subsidiaries, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

          (c)   The Company has made available to Parent or its counsel true, correct and complete in all material respects, copies of the minute books containing records of all proceedings, consents, actions and meetings of the board of directors, committees of the board of directors and shareholders of the Company and its Subsidiaries since 2000 (excluding such proceedings related to the potential sale of the Company), the charters of all committees of the Company Board, all codes of conduct, whistleblower policies, disclosure committee policy or similar policies adopted by the Company Board. The minute books of the Company and its Subsidiaries made available to Parent contain accurate summaries of all meetings of directors and shareholders or actions by written consent of the Company and the respective Subsidiaries through the January 30, 2008.

        2.2    Capital Structure.

          (a)   The authorized capital stock of the Company consists solely of 100,000,000 shares of Company Common Stock, and 10,000,000 shares of Company Preferred Stock. As of the Agreement Date, (i) 26,471,528 shares of Company Common Stock are issued and outstanding and (ii) no shares of Company Preferred Stock are issued and outstanding. The Company has not designated, authorized, or issued any other shares of capital stock. No shares of Company Common Stock are owned or held by any of the Company's Subsidiaries. There are no other issued and outstanding shares of capital stock or voting securities of the Company and no outstanding commitments to issue any shares of capital stock or voting securities of the Company, other than (A) pursuant to the Company RSUs outstanding as of the Agreement Date and exercise of Company Options outstanding as of the Agreement Date, in each case granted under the Company Option Plans and (B) pursuant to the Company ESPP. All issued and outstanding shares of Company Common Stock have been duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive right, right of participation, right of maintenance, right of first refusal, right of rescission or any similar right. All issued and outstanding shares of Company Common Stock and all outstanding Company Options and Company RSUs were issued, and all repurchases of Company securities were made, in material compliance with all applicable Legal Requirements, including federal and state securities laws and all requirements set forth in applicable Contracts. There is no Liability for dividends accrued and unpaid by the Company or any of its Subsidiaries. The Company is not under any obligation to register under the Securities Act any of the presently outstanding securities of the Company or any of its Subsidiaries now outstanding or that may be subsequently issued. There are no outstanding shares of Company Common Stock that immediately prior to the Effective Time will be restricted, not fully vested or subject to outstanding rights held by the Company to repurchase such shares or similar restrictions in the Company's favor with respect to such shares.

          (b)   As of the Agreement Date, the Company has reserved (i) 18,920,246 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plans, of which (A) 6,416,814 shares are subject to outstanding and unexercised Company Options, (B) 103,750 shares are subject to outstanding Company RSUs and (C) 4,389,912 shares remain available for issuance under the Company Option Plans and (ii) 2,864,261 shares of Company Common Stock for issuance to employees pursuant to the Company ESPP, of which 758,768 shares remain available for issuance thereunder. There are no outstanding Company Options or Company RSUs granted by the Company other than pursuant to the Company's 1995 Stock Option Plan, 2000 Stock Option Plan or 2000 Director Option Plan. The terms of each of the Company Option Plans and the applicable stock option or stock unit agreements permit the assumption by Parent of all outstanding Company Options and Company RSUs, as provided in the Agreement, without the consent or approval of the holders of such securities, the Company's shareholders, or otherwise. True, correct and complete copies of each of the Company Option Plans and the standard form of all agreements and instruments relating to or issued under each Company Option Plan and all agreements and instruments relating to or issued under the Company Option Plans or Company Options or Company RSUs that differ in any material respect from such standard form agreements have been made available to Parent, and such agreements and instruments have not been amended, modified or supplemented since being made available to Parent, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those made available to Parent.

          (c)   No bonds, debentures, notes or other Debt of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which shareholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company (collectively, "Company Voting Debt"), is issued or outstanding as of the Agreement Date.

          (d)   Except for (i) the Company Options, (ii) the Company RSUs and (iii) shares under the Company ESPP, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to grant, issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any capital stock of the Company, any options or warrants to purchase capital stock of the Company, or any Company Voting Debt. Except as expressly provided for in this Agreement, there are no Contracts relating to the voting of any outstanding shares of Company Common Stock to which the Company is a party.

        2.3    Authority; Noncontravention.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholder Approval, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the Company Shareholder Approval, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by each of the other parties hereto, constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the Company Board, has (i) approved this Agreement and approved the Merger, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair to, advisable and in the best interests of the Company and its shareholders, and (iii) directed that the approval of this Agreement be submitted to the Company shareholders for consideration and recommended that all of the Company shareholders approve this Agreement. The affirmative vote of the holders of a majority of all the shares of Company Common Stock issued and outstanding on the record date set for the meeting of the Company's shareholders to approve this Agreement (such approval, the "Company Shareholder Approval," and such shareholders' meeting, the "Company Shareholders Meeting") is the only vote of the holders of capital stock of the Company necessary to approve this Agreement and approve the Merger under applicable Legal Requirements, the rules of Nasdaq and the Company's Articles of Incorporation and Bylaws.

          (b)   The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any material Encumbrance on any of the material properties or assets of the Company or any of its Subsidiaries, or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate or Articles of Incorporation or Bylaws or other equivalent organizational documents of the Company or any of its Subsidiaries, in each case as amended to date, (B) subject to obtaining the Company Shareholder Approval and compliance with the requirements set forth in Section 2.3(c), any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (C) any Material Contract, other than, in the case of clauses (B) and (C) above, such conflicts, violations, defaults, Encumbrances, terminations, cancellations, accelerations, losses, consents, approvals or waivers as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, as provided in Section 1.4 and appropriate documents with the relevant authorities of other states or foreign jurisdictions in which the Company is qualified to do business, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law and the expiration or early termination of applicable waiting periods under the HSR Act and such Antitrust Laws (iii) any filings required to be made with Nasdaq, (iv) the filing of the Proxy Statement with the SEC and such reports and filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such other filings and notifications as may be required to be made by the Company under federal, state or foreign securities laws, and (vi) such other consents, approvals, orders, authorizations, releases, waivers, registrations, declarations or filings that if not made or obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        2.4    SEC Filings; Company Financial Statements; Option Grant Practices.

          (a)   The Company has filed all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since January 1, 2005, and all such forms, statements, schedules, reports and documents in the form filed with the SEC are available on the SEC's EDGAR website. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the Agreement Date) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the Agreement Date, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the Agreement Date by a subsequently filed Company SEC Report. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Financial Statements"), including each Company SEC Report filed after the Agreement Date until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company's and its Subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end and quarter-end adjustments. The balance sheet of the Company as of December 31, 2007 (the "Company Balance Sheet Date") contained in the Company SEC Reports is hereinafter referred to as the "Company Balance Sheet." Except as set forth on the Company Balance Sheet, none of the Company or any of its Subsidiaries has any Liabilities which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except for: (i) Liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practices which individually or in the aggregate, are not material in amount and do not result from any breach of Contract, tort or violation of any Legal Requirement, (ii) those set forth or adequately provided for in the Company Balance Sheet, (iii) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement and the transactions contemplated hereby and (iv) Liabilities under Contracts disclosed to Parent by the Company prior to the date hereof or under any Contracts entered into by the Company or any of its Subsidiaries subsequent to the Agreement Date in the ordinary course of business. None of the Company or any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including without limitation any Contract relating to any transaction or relationship between or among the Company and any of the Company's Subsidiaries, on the one hand, and any unconsolidated Affiliate on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303 of Regulation S-K promulgated under the Exchange Act ("Regulation S-K")), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiaries' published financial statements or other Company SEC Reports. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and the Financial Statements and the Company Balance Sheet are consistent with such books and records.

          (c)   The Company has heretofore made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, as well as any comment letters or similar correspondence received by the Company from the SEC for the Company's three (3) prior fiscal years and its current fiscal year, and any responses thereto by the Company that are not available on the SEC's EDGAR website. The SEC has not provided comments to the Company in connection with any Company SEC Report that remain outstanding or unresolved and are material. As of the Agreement Date, to the Company's knowledge, none of the Company SEC Reports is the subject of any ongoing review by the SEC. No Proceeding by the SEC with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened.

          (d)   The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) and such controls are effective for the purpose for which they are established. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder ("SOXA") with respect to the Company SEC Reports and the statements contained in such certifications are true and accurate as of the date hereof. As of December 31, 2007, the Company had not identified any "significant deficiencies" or "material weaknesses" (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company's internal controls and procedures which could adversely affect the Company's ability to record, process, summarize and report financial data. To the Company's knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

          (e)   The Company is in compliance in all material respects with SOXA.

          (f)    Since January 1, 2005, (i) none of the Company or any of its Subsidiaries or, to the Company's knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has, as of the Agreement Date, received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls or any material inaccuracy in the Financial Statements and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any such Subsidiary, has reported to the Company Board or any committee thereof or to any director or officer of Company evidence of fraud or a violation of securities laws or other Legal Requirements, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents, acting in the course of performance of their duties on behalf of the Company, that would, or would reasonably likely to, result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

          (g)   The Company is in compliance with the applicable criteria for continued listing of the Company Common Stock on the Nasdaq Global Market, including all applicable corporate governance rules and regulations in all material respects.

        2.5    Absence of Certain Changes.    Since the Company Balance Sheet Date to and including the Agreement Date, each of the Company and its Subsidiaries has conducted the Company Business only in the ordinary course consistent with past practice and:

          (a)   there has not occurred a Material Adverse Effect on the Company,

          (b)   there has not occurred any amendment or change to the Company's Articles of Incorporation or Bylaws,

          (c)   none of the Company or any of its Subsidiaries has made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any material Company IP Right or other material asset of the Company or any of its Subsidiaries (other than the sale or nonexclusive license of products in the ordinary course of business consistent with past practices),

          (d)   there has not occurred any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any of its Subsidiaries or any revaluation by the Company of any of its or any of its Subsidiaries' assets, except as required by concurrent changes in GAAP,

          (e)   there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Option Plans in connection with the termination of employees or other service providers,

          (f)    there has not occurred any increase in or modification of the compensation or benefits payable or to become payable, or grants of any bonus or commission rights or opportunities, by the Company or any of its Subsidiaries to any of its directors, officers, employees or consultants (other than periodic increases in the base salaries of employees who are not executive officers of the Company in connection with the Company's customary employee review process and grants of bonus and commission rights or opportunities, in each case in the ordinary course of business and consistent with past practices) or any new loans or extension of existing loans to any such Persons, and none of the Company or any of its Subsidiaries has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons,

          (g)   there has not occurred the execution or material amendment of any employment agreements or consulting Contracts (other than employment offer letters for newly-hired employees and consulting Contracts, in each case in the ordinary course of business and that are immediately terminable by the Company without cost or Liability) or the extension of the term of any existing employment agreement or consulting Contract with any Person in the employ or service of the Company or any of its Subsidiaries,

          (h)   there has not occurred any material change with respect to the management, supervisory or other key personnel of the Company, any termination of employment of any such employees or a material number of employees, or any material labor dispute or claim of unfair labor practices involving the Company or any of its Subsidiaries,

          (i)    none of the Company or any of its Subsidiaries has incurred, created or assumed any material Encumbrance, any material Liability for Debt or any material Liability as guaranty or surety with respect to the obligations of others,

          (j)    none of the Company or any of its Subsidiaries has paid or discharged any Encumbrance or material Liability which was not shown on the Company Balance Sheet or incurred in the ordinary course of business consistent with past practice,

          (k)   none of the Company or any of its Subsidiaries has incurred any Liability to its directors or officers (other than Liabilities to pay compensation or benefits in connection with services rendered in the ordinary course of business, consistent with past practice),

          (l)    none of the Company or any of its Subsidiaries has made any material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers or made any accommodation or other concession made other than in the ordinary course of business, consistent with past practice,

          (m)  there has been no damage, destruction or loss, whether or not covered by insurance (except where insurance proceeds fully covering such damage, destruction or loss have been received), affecting the material assets or material properties of the Company or any of its Subsidiaries (normal wear and tear excluded),

          (n)   none of the Company or any of its Subsidiaries has commenced or settled any material litigation,

          (o)   there has not occurred any acceleration or release of any vesting condition to the right to exercise any Company Option or other right to purchase or otherwise acquire any shares of Company Common Stock,

          (p)   any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practices,

          (q)   entry into any Contract that would be required to be disclosed as an off-balance sheet arrangement under GAAP, and

          (r)   there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (a) through (q).

        2.6    Litigation.    There is no material Proceeding involving any Governmental Entity or any other Person pending against the Company or any of its Subsidiaries or any of their respective assets or properties or any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries). To the knowledge of the Company, no such Proceeding is threatened. There is no Judgment against the Company or any of its Subsidiaries, any of their respective assets or properties, or, to the knowledge of the Company, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries) that is material to the Company. None of the Company or any of its Subsidiaries has any material Proceeding pending against any other Person. There are no pending internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any other Person at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, illegal activity, fraudulent or deceptive conduct, discrimination/sexual harassment, whistleblowing or other misfeasance or malfeasance issues.

        2.7    Restrictions on Business Activities.    There is no Contract or Judgment binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any (i) current business practice of the Company or any of its Subsidiaries, or (ii) the conduct of business by the Company or any of its Subsidiaries as currently conducted.

        2.8    Compliance with Laws; Governmental Permits.

          (a)   Each of the Company and its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any Legal Requirement with respect to the conduct of its business and any of its assets or properties, except to the extent that such failure to so comply or be in material compliance would not reasonably be expected to result in Liability that is material to the Company and its Subsidiaries, taken as a whole. None of the Company or any of its Subsidiaries, or any director, officer, Affiliate or employee thereof, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of unlawfully influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to unlawfully use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be unlawfully given or offered to a governmental official or employee or political party or candidate thereof.

          (b)   Each of the Company and its Subsidiaries has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any of its Subsidiaries currently operates or holds any interest in any of its material assets or properties, or (ii) that is required for the operation in all material respects of the Company's or any of its Subsidiaries' business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the "Company Authorizations"), and all of the Company Authorizations are in full force and effect. The Company has made available to Parent true, correct and complete copies of each Company Authorization. The Company and the Subsidiaries are in compliance in all material respects with the terms of the Company Authorizations. None of the Company or any of its Subsidiaries has received any written notice from any Governmental Entity regarding (i) any actual or alleged violation of any Company Authorization or any failure to comply with any material term or requirement of any Company Authorization, or (ii) any actual or alleged revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement. None of the Company or any of its Subsidiaries is subject to any Judgment that materially and adversely affects of its business or the ownership or use of its assets or properties.

        2.9    Title to Property and Assets.

          (a)   Each of the Company and its Subsidiaries has good and valid title to all of their respective material properties and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to material leased properties and assets, valid leasehold interests in such properties and assets, in each case, free and clear of all Encumbrances, except for Permitted Encumbrances.

          (b)   None of the Company or any of its Subsidiaries owns any real property or any interest in real property. Schedule 2.9(b) to the Company Disclosure Letter is a complete and correct list of all material real property and interests in such material real property leased or subleased by the Company or any of its Subsidiaries (each such property or interest, a "Leased Real Property"). With respect to Leased Real Property, none of the Company or any of its Subsidiaries has (x) subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof, or (y) collaterally assigned or granted any other security interest in any such leasehold estate or any interest therein. The Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other Contracts under which the Company and/or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any Leased Real Property, including all modifications, amendments and supplements thereto.

          (c)   The personal property and equipment of each of the Company and its Subsidiaries that are used in the operations of their respective businesses are (i) reasonably suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (v) free from any material defects. All properties used in the operations of the Company or any of its Subsidiaries are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected.

          (d)   To the knowledge of the Company, the Company and its Subsidiaries are not in violation of any zoning, building or safety ordinance, regulation or requirement applicable to the operation of any Leased Real Property, except for such violations that would not reasonably be expected to result in Liability that is material to the Company and its Subsidiaries, taken as a whole, nor has the Company or any of its Subsidiaries received any notice of violation of any such ordinance, regulation or requirement with which it has not complied. The Company and its Subsidiaries have adequate rights of ingress and egress into any material real property used in the operation of their respective businesses.

        2.10    Intellectual Property.

          (a)   As used in this Agreement, the following terms shall have the meanings indicated below:

              (i)  "Intellectual Property" means Intellectual Property Rights and Proprietary Property.

             (ii)  "Intellectual Property Rights" means any and all worldwide industrial and intellectual property rights, including any and all worldwide common law, statutory and other rights arising out of or associated with any of the following: (i) patents, utility models, and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries, including invention disclosures, (ii) trade secrets, and equivalent or similar rights in confidential or proprietary information or know how, (iii) industrial designs, trade names, logos, trade dress, trademarks and service marks, and any and all goodwill associated with and symbolized by the foregoing items, (iv) Internet domain name registrations, Internet and World Wide Web URLs or addresses, (v) copyrights and all other rights corresponding thereto, (vi) mask works and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, (vii) moral and economic rights of authors and inventors, rights of publicity or personality or similar right, (viii) any similar, corresponding or equivalent rights to any of the foregoing, anywhere in the world, and (ix) any registrations, applications, certificates, grants or provisional rights for any of the foregoing (as applicable).

            (iii)  "Proprietary Property" means any and all of the following: (i) works of authorship, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, assemblers, applets, compilers, user interfaces, application programming interfaces, protocols, architectures, (ii) documentation, annotations, comments, designs, files, records, (iii) schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, models, tooling, prototypes, breadboards and other devices, (iv) data, data structures, databases, data compilations and collections, (v) inventions (whether or not patentable), invention disclosures, discoveries, improvements, technology, (vi) proprietary and confidential ideas and information, know-how and information maintained as trade secrets, (vii) tools, concepts, techniques, methods, processes, formulae, patterns, algorithms and specifications, (viii) customer lists and supplier lists, and (ix) any and all instantiations or embodiments of the foregoing.

            (iv)  "Company-Owned Intellectual Property" means any and all Intellectual Property that are owned or are purportedly owned by the Company or any of its Subsidiaries; or for which the Company has made or received any registration, application, or certificate. Company-Owned Intellectual Property includes all Company Registered Intellectual Property.

             (v)  "Company Intellectual Property" means any and all Company-Owned Intellectual Property and any and all Third Party Intellectual Property that are licensed to the Company or any of its Subsidiaries.

            (vi)  "Company Registered Intellectual Property" means all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered Internet domain names; (D) registered copyrights and applications for copyright registration; and (E) any other Intellectual Property Rights that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity owned by, registered or filed in the name of, the Company or any of its Subsidiaries.

           (vii)  "Company Intellectual Property Agreements" means any Contract governing any Company Intellectual Property to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries is bound.

          (viii)  "Third Party Intellectual Property" means any and all Intellectual Property owned by a third party.

            (ix)  "Company Products" means all services, products or systems produced, marketed, licensed, sold, distributed or performed by the Company or any of its Subsidiaries and, if any, all services, products or systems currently under development by the Company or any of its Subsidiaries as described in the Company's Form 10-K for the year ended December 31, 2007. Schedule 2.10(a)(ix) of the Company Disclosure Letter lists all Company Products by name and version number.

             (x)  "Company Source Code" means, collectively, any software source code, any material portion or aspect thereof, or any material proprietary information or algorithm contained in any software of any Company-Owned Intellectual Property or Company Products.

            (xi)  "Open Source Materials" means all software or other material that is distributed as "free software", "open source software" or under a similar licensing or distribution terms (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

          (b)   To the Company's knowledge, the Company and its Subsidiaries own or have the valid right or license to all Intellectual Property used in or necessary to the conduct of the Company Business. The Company Intellectual Property is sufficient for the Company Business. This Section 2.10(b) is not a representation or warranty regarding non-infringement of patents.

          (c)   None of the Company or any of its Subsidiaries has transferred ownership of or agreed to transfer ownership of any Intellectual Property Rights that is or was material Company-Owned Intellectual Property, to any third party. None of the Company or any of its Subsidiaries has permitted the Company's rights in any Intellectual Property that is or was material Company-Owned Intellectual Property to enter the public domain or, with respect to any Intellectual Property that is or was Company Registered Intellectual Property, to lapse (other than through the expiration of Company Registered Intellectual Property at the end of its maximum statutory term).

          (d)   The Company and its Subsidiaries own and have good and exclusive title to each item of material Company-Owned Intellectual Property, free and clear of any Encumbrances (other than Permitted Encumbrances). Immediately prior to the Closing, all Company-Owned Intellectual Property will be fully transferable, alienable or licensable by Parent without restriction and without payment of any kind to any third party, and the consummation of the transactions contemplated by this Agreement will not prohibit Company-Owned Intellectual Property from being fully transferable, alienable or licensable by the surviving corporation without restriction and without payment of any kind to any third party.

          (e)   (i) Neither this Agreement, the transactions contemplated by this Agreement, nor the assignment to Parent and/or the Surviving Corporation by operation of law or otherwise of any Contracts to which the Company or any of its Subsidiaries is a party, will result in: (A) Parent or any of its Affiliates granting to any third party any right to or with respect to any Intellectual Property owned by, or licensed to Parent or any of its Affiliates, (B) Parent or any of its Affiliates, being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, or (C) Parent or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

             (ii)  Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger and the other transactions contemplated by this Agreement shall, in accordance with their terms: (A) constitute a material breach of or default under any material Company Intellectual Property Agreement; (B) cause the forfeiture, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any material Company Intellectual Property Agreement, or give any non Company party to any material Company Intellectual Property Agreement the right to do any of the foregoing; or (C) materially impair the right of the Company or the surviving corporation or any Company subsidiary to use, develop, make, have made, offer for sale, sell, import, copy, modify, create derivative works of, distribute, license, and/or dispose of any Company Intellectual Property

    Right or portion thereof (except where such impairments, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole). There are no royalties, honoraria, fees or other payments (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the use, license-in, manufacture, sale, offering for sale, copying, distribution, or disposition of any Company Intellectual Property Rights that are incorporated into, integrated or bundled with any of the Company Products or Services by the Company or any of its Subsidiaries that shall become payable by the Company as a result of the consummation of the transactions contemplated by this Agreement.

          (f)    Schedule 2.10(f) to the Company Disclosure Letter lists: (i) all Company Registered Intellectual Property including the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made; (ii) all actions that are required to be taken by the Company or its Subsidiaries within 120 days of the Agreement Date with respect to any of the Company Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property; and (iii) any proceedings or actions before any court or tribunal anywhere in the world related to any of the Company Registered Intellectual Property.

          (g)   Each item of Company Registered Intellectual Property is subsisting (or in the case of applications, applied for) and, to the Company's knowledge, valid. All documents, recordations and certificates in connection with such Company Registered Intellectual Property currently required to be filed have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of perfecting and recording the Company's and its Subsidiaries' ownership interests therein.

          (h)   With respect to the Company Intellectual Property Agreements:

              (i)  To the Company's knowledge, there are no disputes regarding the scope of any material Company Intellectual Property Agreements, or performance under any material Company Intellectual Property Agreements including with respect to any payments to be made or received by the Company or any of its Subsidiaries thereunder;

             (ii)  No Company Intellectual Property Agreement requires the Company or any of its Subsidiaries to include any Third Party Intellectual Property in any Company Product or obtain any Person's approval of any Company Product at any stage of development, licensing, distribution or sale of that Company Product (excluding any approvals required from a standards body in order to certify that a Company Product complies with the corresponding standard);

            (iii)  None of the Company Intellectual Property Agreements grants any third party exclusive rights to or under any material Company-Owned Intellectual Property;

            (iv)  None of the Company Intellectual Property Agreements grants any third party the right to sublicense any material Company-Owned Intellectual Property;

             (v)  To the Company's knowledge, neither the operation of the Company Business nor the use, development, manufacture, marketing, licensing, sale, offering for sale, distribution, or intended use of any Company Product violates (or will violate) any material Company Intellectual Property Agreement.

          (i)    Schedule 2.10(i) to the Company Disclosure Letter lists all Contracts to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries acquired or is authorized to use any Third Party Intellectual Property that is redistributed by the Company or any of its Subsidiaries with the Company Products (other than "shrink wrap" and similar generally available commercial end-user licenses to software involving payment of less than $100,000 per annum).

          (j)    Other than Taxes, there are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company-Owned Intellectual Property by the Company or any of its Subsidiaries.

          (k)   To the knowledge of the Company, there is no unauthorized use of any Company-Owned Intellectual Property, unauthorized disclosure of Company material confidential information or infringement or misappropriation of any Company-Owned Intellectual Property by any third party. None of the Company or any of its Subsidiaries has brought any Proceeding for infringement or misappropriation of any Intellectual Property Right or breach of any Company Intellectual Property Agreement.

          (l)    None of the Company or any of its Subsidiaries has been sued in any Proceeding (or received any written notice or, to the knowledge of the Company, threat) which involves an allegation or claim of infringement or misappropriation of any Intellectual Property Right of a third party or which contests the validity, ownership or right of the Company or any of its Subsidiaries to exercise any Intellectual Property Rights. None of the Company or any of its Subsidiaries has received any written communication that involves an offer to license or grant any other similar rights or immunities under any Intellectual Property Right of a third party.

          (m)  To the knowledge of the Company, the Company and its Subsidiaries are not infringing, misappropriating or violating and have not infringed, misappropriated or violated the Intellectual Property Rights of any third party. In addition, the operation of the Company Business does not constitute unfair competition or unfair trade practices under applicable Legal Requirements. To the Company's knowledge, there is no legitimate basis for a claim for any of the foregoing.

          (n)   No Company-Owned Intellectual Property or Company Products is subject to any Proceeding, outstanding order or stipulation that is binding on the Company or any Subsidiary restricting in any manner the use, transfer, or licensing by the Company or any of its Subsidiaries, or which would reasonably be expected to affect the validity, use or enforceability of any such Company-Owned Intellectual Property.

          (o)   None of the Company or any of its Subsidiaries has received any opinion of counsel that any Company Product or the operation of the Company Business does not infringe or misappropriate any Intellectual Property Rights of a third party; or that any Intellectual Property Rights of a third party are invalid or unenforceable.

          (p)   Each of the Company and its Subsidiaries has secured from all consultants, employees and independent contractors (the "Authors") who independently or jointly contributed to or participated in the conception, reduction to practice, creation or development of any material Company-Owned Intellectual Property that is incorporated in Company Products or that is necessary for the conduct of the Company Business, valid written assignments of the rights of such Authors in such contribution that the Company or any of its Subsidiaries does not already own by operation of law and such Author has not retained any rights or licenses with respect thereto (other than moral rights of the Authors which have been waived to the extent possible and any statutory rights of reversion under the United States Copyright Act held by the Authors that are not, at law, assignable by the Authors). Without limiting the foregoing, each of the Company and its Subsidiaries enforces a policy of obtaining proprietary information and invention disclosure and assignment agreements from all current and former Authors.

          (q)   To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries: (i) is in material violation of any term or covenant of any Contract relating to employment, patent disclosure, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, the Company or any of its Subsidiaries or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any of its Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work.

          (r)   To the knowledge of the Company, the employment of any employee of the Company or any of its Subsidiaries or the use by the Company or any of its Subsidiaries of the services of any consultant or independent contractor does not subject the Company or any of its Subsidiaries to any Liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any of its Subsidiaries, whether such Liability is based on contractual or other legal obligations to such third party.

          (s)   The Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve the confidentiality of all material confidential or non-public information of the Company ("Confidential Information"). Without limiting the foregoing, the Company and its Subsidiaries have implemented a policy requiring all employees and consultants of the Company and its Subsidiaries having access to Confidential Information of any of their respective customers or business partners to execute and deliver to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company's and its Subsidiaries' customers and business partners, to the extent required by such customers and business partners).

          (t)    None of the Company or any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company Intellectual Property or Company Products; (ii) distributed Open Source Materials in conjunction with any Company Intellectual Property or Company Products; or (iii) used Open Source Materials, in such a way that, with respect to (i), (ii), or (iii), imposes any copyleft obligations on any Company-Owned Intellectual Property. As used above, "copyleft obligations" are obligations or considerations that require that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge.

          (u)   All products sold, licensed, leased or delivered by the Company or any of its Subsidiaries to customers and all services provided by or through the Company or any of its Subsidiaries to customers on or prior to the Closing Date conform in all material respects (to the extent required in Contracts with such customers) to all applicable contractual commitments including service level commitments (other than Liability for failure to meet service level commitments that does not exceed the reserves therefor reflected on the Company Balance Sheet) and express and implied warranties (to the extent not disclaimed by express exclusions thereof). None of the Company or any of its Subsidiaries has any material Liability (and, to the knowledge of the Company and any of its Subsidiaries, there is no legitimate basis for any present or future Proceeding against the Company or any of its Subsidiaries giving rise to any material Liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet.

          (v)   No (i) government funding, or (ii) facilities or resources of a university, college, other educational institution or research center was used in the development of the Company-Owned Intellectual Property. To the knowledge of the Company, no current or former employee, consultant or independent contractor of the Company or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any of its Subsidiaries.

          (w)  None of the Company or any of its Subsidiaries or any other Person then acting on their behalf (i) has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code (other than to individual consultants or employees having a reasonable need to know for the development or support of Company Products and who are subject to binding confidentiality agreements with the Company or any of its Subsidiaries), or (ii) has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any Person.

          (x)   None of the Company or any of its Subsidiaries is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that would reasonably be expected to require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Company-Owned Intellectual Property.

          (y)   Each of the Company and its Subsidiaries has complied with all applicable Legal Requirements, their respective privacy policies, and any contractual obligations relating to the use, collection, storage, disclosure, processing and transfer of any personally identifiable information collected or obtained by the Company or any of its Subsidiaries or by third parties having authorized access to the records of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has received a complaint regarding the Company's use, collection, storage, disclosure, processing and transfer of personally identifiable information.

        2.11    Environmental Matters.

          (a)   As used in this Agreement, the following terms shall have the meanings indicated below:

              (i)  "Environmental and Safety Laws" shall mean any federal, state, local or foreign laws, ordinances, codes, regulations, rules, and orders issued, promulgated or entered into by any Governmental Entity that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define Hazardous Materials, or which are intended to assure the safety of employees, workers or other persons, including the public with respect to any exposure to Hazardous Materials.

             (ii)  "Hazardous Materials" shall mean any substance, chemical, material, waste, pollutant, contaminant, infectious or radioactive substance and any other substance that is currently regulated under any Environmental and Safety Laws or that is otherwise a danger to health, reproduction or the environment.

            (iii)  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

            (iv)  "Property" shall mean all real property leased or owned by the Company or any of its Subsidiaries either currently or in the past.

             (v)  "Facilities" shall mean all buildings and improvements on the Property.

          (b)   Except as would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (i) none of the Company or any of its Subsidiaries has received any written notice of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws, (ii) no notices or administrative Proceedings are pending or threatened against the Company or any of its Subsidiaries or any Property relating to an actual or alleged violation of any Environmental and Safety Laws, (iii) none of the Company or any of its Subsidiaries is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date, (iv) there are not now and have not been while the Company or any of its Subsidiaries have owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any Release of any Hazardous Material in, on, under, or affecting any of the Facilities or any Property, (v) all Hazardous Materials and wastes have been disposed of by the Company and its Subsidiaries in accordance with Environmental and Safety Laws, (vi) none of the Company or any of its Subsidiaries is subject to any indemnity obligation or other Contract with any Person relating to Liabilities under Environmental and Safety Laws, (vii) there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any Proceeding or Liability against or affecting the Company or any of its Subsidiaries relating to or arising under Environmental and Safety Laws; (viii) there are not now and have not been while the Company or any of its Subsidiaries have owned, operated, occupied or leased any Property, or to the knowledge of the Company at any other time, any underground tanks or underground improvements at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells, (ix) the Facilities, and the Company's and each of its Subsidiaries' uses and activities therein, have at all times complied in all material respects with all Environmental and Safety Laws, and (x) each of the Company and its Subsidiaries has all the permits and licenses required to be issued under federal, state, local or foreign laws regarding Environmental and Safety Laws necessary for the conduct of its or their businesses as currently conducted and are in material compliance with the terms and conditions of those permits and licenses.

        2.12    Taxes.

          (a)   Each of the Company and its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its Subsidiaries is or has been a member, have properly completed and timely filed all material Tax Returns required to be filed by them and have timely paid all material Taxes whether or not shown on any Tax Return. All Tax Returns were complete and accurate in all material respects and have been prepared in compliance with all applicable Legal Requirements. The Company has made available to Parent correct and complete copies of all income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2003.

          (b)   The Company Balance Sheet reflects all material Liability for unpaid Taxes of the Company and/or any of its Subsidiaries for periods (or portions of periods) through the Company Balance Sheet Date. None of the Company or any of its Subsidiaries has any material Liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date. Since the Company Balance Sheet Date, there has not been any material change in the amount of any uncertain tax positions, as defined by FASB Interpretation No. 48 ("FIN 48") or any material change in the amount of uncertain tax positions that the Company reasonably expects to change within the next twelve months.

          (c)   There is (i) no claim for Taxes being asserted against the Company or any of its Subsidiaries that has resulted in an Encumbrance against the property of the Company or any of its Subsidiaries other than Permitted Encumbrances, and no Tax Authority has notified the Company or any of its Subsidiaries in writing of its intent to make such a claim, (ii) no audit or pending audit of, or Tax controversy associated with, any Tax Return of the Company or any of its Subsidiaries being conducted by a Tax Authority, and no Tax Authority has notified the Company or any of its Subsidiaries of its intent to commence such an audit, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any of its Subsidiaries currently in effect, and (iv) no agreement to any extension of time for filing any income or other material Tax Return which has not been filed.

          (d)   None of the Company or any of its Subsidiaries is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company or any of its Subsidiaries have any Liability or potential Liability to another party under any such agreement.

          (e)   Each of the Company and its Subsidiaries has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign Legal Requirements.

          (f)    None of the Company or any of its Subsidiaries has consummated, has participated in, or is currently participating in any transaction which is a listed transaction, a "reportable transaction" or was or is a "Tax shelter" transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

          (g)   None of the Company or any of its Subsidiaries has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

          (h)   None of the Company or any of its Subsidiaries has any Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Legal Requirements) as a transferee or successor, by Contract or otherwise.

          (i)    The Company for itself and for its Subsidiaries has disclosed in Schedule 2.12(i) to the Company Disclosure Letter the amount of any deferred gain or loss arising out of any intercompany transaction within the meaning of Section 1.1502-13 of the Treasury Regulations.

          (j)    None of the Company or any of its Subsidiaries will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) "closing agreement" described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Legal Requirements); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Legal Requirements); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or accrued on or prior to the Closing Date.

          (k)   None of the Company or any of its Subsidiaries has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

          (l)    None of the Tax attributes (including net operating loss carry forwards and general business Tax credits) of either the Company or any of its Subsidiaries is limited by Sections 269, 382, 383, 384 or 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Legal Requirements) for any period ending with or prior to the Closing Date.

          (m)  Each of the Company and its Subsidiaries has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities for which receipts are normally provided.

          (n)   The Company for itself and for its Subsidiaries has made available to Parent all Contracts and documentation relating to any Tax holidays or incentives, Tax rulings, advanced pricing agreements, closing agreements or other binding written Contracts entered into with any Tax Authority. The Company and its Subsidiaries are in compliance with the requirements for all such Contracts.

          (o)   The Company has made available to Parent all contemporaneous documentation prepared for Section 6662 of the Code (or similar provision under foreign Legal Requirements) supporting the transfer pricing with any of the Company's foreign Subsidiaries.

          (p)   None of the Company or any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the Agreement Date or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (q)   Each of the Company and its Subsidiaries has complied (and until the Effective Time will comply) in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign Legal Requirements), have, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and paid over to the proper Governmental Entities (or is properly holding for such timely payment) all material amounts required to be so withheld and paid over under all applicable Legal Requirements, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all material withholding Tax Returns, for all periods through and including the Effective Time.

          (r)   No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

          (s)   Each of the Company's and Subsidiaries' "nonqualified deferred compensation plans" within the meaning of Section 409A of the Code (and associated United States Treasury Department guidance) comply with or are exempt from Section 409A of the Code (and associated United States Treasury Department guidance); specifically each such "nonqualified deferred compensation plan" that is subject to Section 409A of the Code has been operated in compliance with Section 409A of the Code (and associated Treasury Department guidance), and no such "nonqualified deferred compensation plan" that is not subject to Section 409A of the Code has been materially modified within the meaning of Section 409A of the Code (and associated Treasury Department guidance) (or if it has been materially modified, has been operated in compliance with Section 409A of the Code and associated United States Treasury Department guidance).

          (t)    The exercise price of all Company Options is at least equal to the fair market value of the Company Common Stock on the date such Company Options were granted, and neither the Company nor Parent has incurred or will incur any Liability to withhold any income Taxes or additional Taxes under Section 409A of the Code (or equivalent state provisions) upon the vesting of any Company Options, or to pay such Taxes on behalf of the Company's employees.

        2.13    Employee Benefit Plans and Employee Matters.

          (a)   Schedule 2.13(a) to the Company Disclosure Letter lists, with respect to the Company, any of its Subsidiaries and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to an employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), tuition assistance plans, programs or policies, life insurance or accident insurance plans, programs or arrangements (including any Company Employee Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA that includes a self-insured arrangement, and any stop-loss policies or Contracts issued in connection with such arrangement), (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, (v) fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, (vi) any employment or service agreements (except for offer letters providing for at-will employment which do not provide for severance, acceleration or post-termination benefits) compensation agreements, change in control agreements or severance agreements, written or otherwise, currently in effect for the benefit of, or relating to, any present or former director, officer, employee, or consultant (provided that, for former directors, officers, employees and consultants, such agreements need only be listed if unsatisfied obligations of the Company or any ERISA Affiliate of greater than $10,000 remain thereunder), and (v) any other written or oral arrangement for the benefit of any employee under which the Company or any ERISA Affiliate has or may have material Liability (all of the foregoing described in clauses (i) through (v), collectively, the "Company Employee Plans"). Neither the Company nor any ERISA Affiliate has, since January 1, 2003, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any officer or director of the Company.

          (b)   Prior to the Agreement Date, the Company has made available to Parent a correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, made available to Parent correct and complete copies of the Form 5500 reports filed for the last three plan years. With respect to any Company Employee Plan intended to be qualified under Section 401(a) of the Code, the Company or the ERISA Affiliate, as applicable, has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has timely applied (or has time remaining in which to timely apply) to the Internal Revenue Service for such a determination letter or such Company Employee Plan has been established under a prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also made available to Parent a correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. The Company has also made available to Parent all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (c)   None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or other applicable Legal Requirements. There has been no "prohibited transactions" (within the meaning of Section 406 of ERISA and Section 4975 of the Code for which an exemption does not apply) with respect to any Company Employee Plan. Each Company Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each of its Subsidiaries and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or violation by any other party to, any of the Company Employee Plans. None of the Company or any of its Subsidiaries or ERISA Affiliates is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All contributions required to be made by the Company, any of its Subsidiaries or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of Company and its Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Employee Plan intended to include a Code Section 401(k) arrangement, the Company, its Subsidiaries and ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Employee Plan is covered by, and none of the Company or any of its Subsidiaries or ERISA Affiliate has incurred or expects to incur any Liability under Title IV of ERISA or Section 412 of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without Liability to Parent, the Surviving Corporation and/or any Subsidiary.

          (d)   With respect to each Company Employee Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No Proceeding has been brought, or to the knowledge of the Company, is threatened, against the Company, any of its Subsidiaries or any ERISA Affiliate or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any of its Subsidiaries or ERISA Affiliate to which the Company and/or any of its Subsidiaries and/or any ERISA Affiliate is a party that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or would reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that would reasonably be expected to be non-deductible under Section 162(m) of the Code (or any corresponding or similar provision of state, local or foreign Legal Requirements) or characterized as a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Legal Requirements).

          (e)   With respect to each Company Employee Plan, each of the Company and each ERISA Affiliate has complied, to the extent applicable and in all material respects, with (i) the applicable health care continuation and notice provisions of COBRA and the regulations thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder, (iv) the applicable requirements of the Americans with Disabilities Act of 1990, as amended, and the regulations thereunder, (v) the Age Discrimination in Employment Act of 1967, as amended, and (vi) the applicable requirements of the Women's Health and Cancer Rights Act of 1998 and the regulations (including proposed regulations) thereunder.

          (f)    There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, any of its Subsidiaries or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in the Financial Statements. No Company Employee Plan will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

          (g)   None of the Company or any of its Subsidiaries or current of former ERISA Affiliate currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (h)   None of the Company or any of its Subsidiaries or current or former ERISA Affiliates currently maintains, sponsors, participates in or contributes to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any plan, program or policy that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA that includes a self-insured arrangement, or any stop-loss policy or Contract issued in connection with such an arrangement.

          (i)    The actuarial present values of all (i) accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement), and (ii) all Liabilities associated with post-employment welfare benefits (including any retiree health benefits and life insurance) of employees and former employees of the Company, its ERISA Affiliates and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Financial Statements to the extent required by and in accordance with GAAP.

          (j)    None of the Company or any of its Subsidiaries or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA or any "multiple employer plan" as such term is defined in Section 413(c) of the Code.

          (k)   Each Company Employee Plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a "Foreign Plan") is listed in Schedule 2.13(k) to the Company Disclosure Letter. As regards each Foreign Plan, (i) such Foreign Plan is in material compliance with the provisions of the applicable Legal Requirements of each jurisdiction in which such Foreign Plan is maintained, and such Foreign Plan has been administered in all material respects in accordance with its terms and applicable Legal Requirements, (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Legal Requirements of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (iii) the Company, each of its Subsidiaries, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any available determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction, (iv) to the knowledge of the Company and its ERISA Affiliates, there are no pending Proceedings by any Governmental Entity involving such Foreign Plan, and no pending Proceedings (except for claims for benefits payable in the normal operation of such Foreign Plan), against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (v) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any Liability with respect to such Foreign Plan, and (vi) no condition exists that would prevent the Company or any of its ERISA Affiliates from terminating or amending any Foreign Plan at any time for any reason in accordance with the terms of each such Foreign Plan (other than normal and reasonable expenses typically incurred in a termination event).

          (l)    Schedule 2.13(l) to the Company Disclosure Letter lists each Person who the Company reasonably believes is, with respect to the Company, any of its Subsidiaries and/or any ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), together with an estimate of the amount of any "parachute payment" (within the meaning of Section 280G of the Code) associated with such individual. There is no Contract to which the Company, any of its Subsidiaries or any ERISA Affiliate is a party to or by which it is bound to compensate or "gross-up" any individual for excise taxes paid pursuant to Section 4999 of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

          (m)  Schedule 2.13(m) to the Company Disclosure Letter lists, as of the Agreement Date, each employee of the Company or any of its Subsidiaries who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

          (n)   None of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person, (ii) materially increase or otherwise enhance any benefits otherwise payable by the Company or any ERISA Affiliate, (iii) result in the acceleration of the time of payment or vesting of any such benefits (including Company Options), except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any ERISA Affiliate to any Person.

          (o)   Each of the Company and its Subsidiaries is in compliance in all material respects with all currently applicable Legal Requirements respecting employment, discrimination in employment (including training on sexual harassment avoidance under applicable Legal Requirements), terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages (including the proper classification of employees as exempt and non-exempt under applicable Legal Requirements), hours and occupational safety and health and employment practices, employment of non-citizens (including the Immigration Reform and Control Act), and laws protecting employees' personally identifiable information including credit identity and medical information. Each of the Company and its Subsidiaries has withheld all amounts required by Legal Requirements or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages, compensation or any Taxes, penalties or other sums for failure to comply with any of the foregoing. Each of the Company and its Subsidiaries has paid in full to all employees, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of such employees, independent contractors or consultants. None of the Company or any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). There are no pending claims against the Company and/or any of its Subsidiaries under any workers' compensation plan or policy or for long term disability, except for normal claims benefits. None of the Company or any of its Subsidiaries has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except to maintain COBRA coverage for qualified beneficiaries and for obligations that are not material in amount. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any of its Subsidiaries and any of their respective employees, which controversies have or would reasonably be expected to result in a Proceeding before any Governmental Entity.

          (p)   None of the Company or any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) pursuant to applicable Legal Requirements or for which the Company has established a reserve for such amount on the Company Balance Sheet, and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Schedule 2.13(p) to the Company Disclosure Letter. None of the Company or any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and none of the Company or any of its Subsidiaries has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries. The Company has no knowledge of any activities or Proceedings of any labor union or to organize their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries, and there is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or to the knowledge of the Company, threatened.

          (q)   To the knowledge of the Company, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment agreement, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others. No employee of the Company or any of its Subsidiaries set forth on Schedule 6.3(e) or any employee of the Company or any of its Subsidiaries with a title of vice-president or higher has given notice to the Company or any of its Subsidiaries, nor does the Company otherwise have knowledge, that any such employee intends to terminate his or her employment with the Company or any of its

  Subsidiaries. The employment of each of the employees of the Company and its Subsidiaries in the United States is "at will" and the Company and its Subsidiaries do not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees. As of the Agreement Date, none of the Company or any of its Subsidiaries has, and to the Company's knowledge no other Person has, (i) entered into any Contract that obligates or purports to obligate Parent to make an offer of employment to any present or former employee or consultant of the Company or any of its Subsidiaries, and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company or any of its Subsidiaries of any terms or conditions of employment with Parent following the Effective Time.

          (r)   Each of the Company and its Subsidiaries has made available to Parent a true, correct and complete list of the names of all current officers, directors, and employees of the Company and each of its Subsidiaries showing each such person's name, position, annual base salary for the current fiscal year, target bonus for the current fiscal year, status as exempt/non-exempt, location of employment and date of hire. Each of the Company and its Subsidiaries has made available to Parent the following additional information for each of its current international employees: city/country of employment; citizenship; date of hire; and manager's name and work location.

          (s)   Each of the Company and its Subsidiaries has made available to Parent a true, correct and complete list of all of its current consultants and independent contractors and for each the initial date of the engagement and whether either party has provided written notice to terminate any such engagement.

          (t)    Each of the Company and its Subsidiaries has made available to Parent true, correct and complete copies of each of the following: all forms of offer letters; all forms of employment agreements and severance agreements; all forms of services agreements and forms of agreements with current and former consultants and/or advisory board members; all forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company or any of its Subsidiaries (and a true, correct and complete list of employees, consultants and/or others not subject thereto); all management organization chart(s); all agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any of its Subsidiaries; summary of the Company's standard severance policy; summary of outstanding Liability for termination payments and benefits to current and former directors, officers, employees and consultants of the Company or any of its Subsidiaries; and a schedule of bonus commitments made to employees of the Company or any of its Subsidiaries.

          (u)   Each of the Company and its Subsidiaries is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended ("WARN Act"), or any similar state or local Legal Requirements. In the past two years (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business, (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the business of the Company or any of its Subsidiaries, and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Legal Requirements. The Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90-day period prior to the Agreement Date.

        2.14    Interested Party Transactions.    Except as disclosed in the Company's definitive proxy statements included in the Company SEC Reports, no event has occurred and no relationship exists that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K.

        2.15    Insurance.    Schedule 2.15(a) to the Company Disclosure Letter lists all policies of insurance and bonds of the Company and its Subsidiaries that are currently in effect, true, correct and complete copies of which have been made available to Parent. Schedule 2.15(b) identifies each material insurance claim made by the Company or any of its Subsidiaries since January 1, 2005. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and each of the Company and its Subsidiaries is otherwise in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and none of the Company or any of its Subsidiaries has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.16    Brokers' and Advisors' Fees.    Except for fees payable to Deutsche Bank Securities Inc. as set forth in engagement letter between the Company and Deutsche Bank Securities Inc. dated January 7, 2008 (the "Engagement Letter"), a redacted copy of which has been provided by the Company to Parent, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Parent will not incur any Liability, either directly or indirectly, to any such investment banker, broker or similar party as a result of this Agreement, the Merger or any act or omission of the Company. An itemized good faith estimate of the fees and expenses of any investment banker (assuming a Per-Share Cash Amount of $8.00), broker or similar party retained by the Company in connection with this Agreement or the transactions contemplated hereby is set forth on Schedule 2.16 to the Company Disclosure Letter.

        2.17    Customers and Suppliers.

          (a)   None of the Company or any of its Subsidiaries has any outstanding material dispute concerning its services and/or products with any customer who, in the fiscal year ended December 31, 2007 was one of the 20 largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a "Significant Customer"). Each Significant Customer is listed on Schedule 2.17(a) to the Company Disclosure Letter. As of the Agreement Date, none of the Company or any of its Subsidiaries has received any written notice from any Significant Customer that such customer will not continue as a customer of the Company (or Parent) after the Closing or that any such customer intends to terminate or materially adversely modify existing Contracts with the Company (or Parent).

          (b)   None of the Company or any of its Subsidiaries has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the fiscal year ended December 31, 2007 was one of the 10 largest suppliers of goods and/or services to the Company, based on amounts paid or payable during such periods (each, a "Significant Supplier"). Each Significant Supplier is listed on Schedule 2.17(b) to the Company Disclosure Letter. As of the Agreement Date, none of the Company or any of its Subsidiaries has received any written notice of termination or interruption of any existing Contracts with any Significant Supplier.

        2.18    Material Contracts.

          (a)   Schedule 2.18(a) to the Company Disclosure Letter identifies each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound as of the Agreement Date (each, a "Material Contract"):

              (i)  any Contract with a Significant Customer (for Significant Customers which order by purchase order, Schedule 2.18(a) need only identify the governing terms and conditions

    (e.g., Company's form of shrinkwrap end user license, as applicable) and need not identify every purchase order placed by the Significant Customer);

             (ii)  any trust indenture, mortgage, promissory note, loan agreement, credit agreement or other Contract for the borrowing of money, any line of credit, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

            (iii)  any Contract for capital expenditures in excess of $100,000 in the aggregate;

            (iv)  any Contract (A) limiting the freedom of the Company or any of its Subsidiaries to engage or participate, or compete with any other Person, in any line of business, market or geographic area, (B) granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights and/or terms to any Person, (C) otherwise limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any Company Products, to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or services, (D) limiting the right of the Company to solicit suppliers or customers, or (E) restricting the right of the Company or any of its Subsidiaries to use or enforce any material Company-Owned Intellectual Property (other than non-disclosure agreements and Contracts for the provision of Company Products entered into by the Company or any of its Subsidiaries in the ordinary course of business).

             (v)  any Contract pursuant to which the Company or any of its Subsidiaries has purchased any real property, or any Contract pursuant to which the Company or any of its Subsidiaries is a lessor or lessee of any real property involving payment in excess of $100,000 per annum or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving payment in excess of $100,000 per annum;

            (vi)  other than the Company Employee Plans set forth in Schedule 2.13(a) of the Company Disclosure Letter, any Contract, excluding any Contract that provides for salary of less than $150,000, (i) in which the Company or any of its Subsidiaries' officers, directors or 10% stockholders or, to the knowledge of the Company, any member of their immediate families is directly or indirectly interested (whether as a party or otherwise) or (ii) with any Person with whom the Company or any of its Subsidiaries does not deal at arm's length;

           (vii)  any Contract to license or authorize any third party to manufacture or reproduce any Company Products or Company-Owned Intellectual Property, other than non-exclusive, object code licenses to the Company Products granted in Contracts entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice;

          (viii)  all licenses, sublicenses and other Contracts pursuant to which the Company or any of its Subsidiaries: (A) acquired or is granted any rights to Third Party Intellectual Property that is incorporated into, integrated or bundled by the Company or any of its Subsidiaries with any of the Company Products or (B) is granted the right to market, resell or distribute any products, technology or services of any Person;

            (ix)  any Contract providing for the development of any product, system, software, content, technology, or Intellectual Property, independently or jointly, (A) by or (B) for the Company or any of its Subsidiaries; both (A) and (B) pursuant to which the Company or any such Subsidiary did not retain ownership of all Intellectual Property developed by or for the Company or any such Subsidiary;

             (x)  (A) any joint venture Contract, or (B) other than agreements to resell the Company Products entered into in the ordinary course of business, any strategic alliance or partnership

    Contract or other agreement that involves, or is reasonably expected to involve, a sharing of revenues, profits, cash flows, expenses or losses with other Persons or (C) any Contract that involves a payment of royalties to any other Person in excess of $100,000 per annum for use of Third Party Intellectual Property;

            (xi)  other than under supply, license, service, customer or reseller agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, any (A) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Liabilities or Debt of any other Person or (B) agreement of indemnification or warranty by the Company or any of its Subsidiaries;

           (xii)  (A) any Contract for the employment of any director, officer, employee or consultant of the Company that is not immediately terminable by the Company without material cost or Liability, including any Contract requiring it to make a material payment to any director, officer, employee or consultant on account of the Merger or the transactions contemplated by this Agreement or (B) any Contract with any director, officer, employee or consultant that is entered into in connection with this Agreement (it being understood that for purposes of this subsection (xiv), "material" will mean any financial obligation in excess of $50,000);

          (xiii)  any Contract or plan (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Common Stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the Company Option Plans and the Company Options disclosed in Section 2.2(b);

          (xiv)  any Contract pursuant to which it has acquired or sold a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase or sale of stock, purchase or sale of assets, exclusive license or otherwise since January 1, 2005, or any Contract pursuant to which it has any material ownership interest in any other Person (other than the Subsidiaries);

           (xv)  other than non-exclusive object code licenses or supply agreements for Company Products in the ordinary course, any Contract with any Governmental Entity (a "Government Contract");

          (xvi)  any settlement or litigation "standstill" agreement, or any tolling agreement;

         (xvii)  any Contract with any labor union or any collective bargaining agreement or similar Contract with any of the Company's or its Subsidiaries' employees;

        (xviii)  any Contract that is a "material contract" (as such term is defined in Item 601(b) of Regulation S-K promulgated by the SEC); and

          (xix)  any other Contract not listed in subsections (i)-(xviii) under which the Company or any of its Subsidiaries has received or made aggregate payments in excess of $250,000 or is otherwise material to the Company or its Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the ordinary course of business consistent with practice).

          (b)   All Material Contracts are in written form. The Company or the applicable Subsidiary has performed all of the material obligations required to be performed by it and is entitled to all material benefits under each Material Contract. Each of the Material Contracts is in full force and effect, and has not been amended in any material respect except as disclosed in any Schedule to the Company Disclosure Letter pursuant to Section 2.18(a) above. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any of its Subsidiaries or to the knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a material default or event of default under any Material Contract, or (ii) give any third party (A) the right to declare a material default or exercise any material remedy under any Material Contract, (B) the right to a material rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any material obligation of the Company or any of its Subsidiaries under any Material Contract, or (D) the right to cancel, terminate or modify any Material Contract. None of the Company or any of its Subsidiaries has received any written notice regarding any actual or possible material violation or breach of, default under, or intention to cancel or materially adversely modify any Material Contract. True, correct and complete copies of all Material Contracts (including all amendments thereto) have been made available to Parent prior to the Agreement Date.

          (c)   To the knowledge of the Company, with respect to any Government Contract, there is, as of the Agreement Date, no existing: (i) civil fraud or criminal Proceeding initiated by any Governmental Entity; (ii) material qui tam action brought against the Company or any of its Subsidiaries under the Civil False Claims Act; (iii) suspension or debarment Proceeding (or equivalent Proceeding) against the Company or any of its Subsidiaries; (iv) material claim or request by a Governmental Entity for a contract price adjustment based on asserted: defective pricing; disallowance of cost or non compliance with statute, regulation or contract; (v) material dispute involving the Company or any of its Subsidiaries with respect to a Government Contract, or (vi) material claim or equitable adjustment by the Company or any of its Subsidiaries relating to a Government Contract. None of the Company or any of its Subsidiaries has any material Liability for renegotiation of Government Contracts.

        2.19    Export Control Laws.    Each of the Company and its Subsidiaries has conducted its export transactions in accordance in all material respects with applicable Legal Requirements relating to United States export control, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing:

          (a)   each of the Company and its Subsidiaries has obtained all export licenses and other approvals required for its exports of Company Products, software and technologies from the United States;

          (b)   each of the Company and its Subsidiaries is in material compliance with the terms of all applicable export licenses or other approvals;

          (c)   there are no material pending or, to the knowledge of the Company, threatened claims against the Company or any of its Subsidiaries with respect to such export licenses or other approvals;

          (d)   to the knowledge of the Company, there are no actions, conditions or circumstances pertaining to the Company's or any of its Subsidiaries' export transactions that would reasonably be expected to give rise to any future claims; and

          (e)   no consents or approvals for the transfer of export licenses to Parent are required, or such consents and approvals can be obtained expeditiously without material cost.

        2.20    Fairness Opinion.    The Company Board has received an opinion from Deutsche Bank Securities Inc., dated as of the Agreement Date, to the effect that, subject to the assumptions, qualifications and limitations set forth therein, the Per-Share Cash Amount is fair, from a financial point of view, to the shareholders of the Company (the "Fairness Opinion").

        2.21    Information Supplied.    The information supplied by the Company for inclusion in the preliminary and definitive proxy statements to be filed by the Company with the SEC (as amended or supplemented, the "Proxy Statement") shall not, on each relevant filing date, on the date of mailing to the Company's shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Sub that is contained in the Proxy Statement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub represent and warrant to the Company as follows:

        3.1    Organization, Standing and Power.    Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Sub has the corporate power and authority to own its properties and to conduct its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate with any such other failures, have a Material Adverse Effect on Parent. Each of Parent and Sub is not in violation of any of the provisions of its Certificate or Articles of Incorporation, as applicable, or Bylaws or equivalent organizational documents.

        3.2    Authority; Noncontravention.

          (a)   Each of Parent and Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Sub of this Agreement and the consummation of all other agreements, transactions and actions contemplated hereby have been duly and validly approved and authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution, and delivery by the Company of this Agreement, constitutes the valid and binding obligation of Parent and Sub, respectively, enforceable against Parent and Sub, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) Legal Requirements governing specific performance, injunctive relief and other equitable remedies.

          (b)   The execution and delivery of this Agreement by Parent and Sub do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or require any consent, approval or waiver from any Person pursuant to, (i) any provision of the Certificate or Articles of Incorporation, as applicable, or Bylaws of Parent or Sub, in each case, as amended to date, or (ii) subject to compliance with the requirements set forth in Section 3.2(c), any material Legal Requirements applicable to Parent or Sub or any of their respective material properties or assets, other than, in the case of (ii) above, where such conflicts, violations, defaults, terminations, cancellations, accelerations, losses, consents, approvals or waivers, would not reasonably be expected to have a Material Adverse Effect on Parent.

          (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Laws, (iii) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Parent Common Stock issuable pursuant to Company Options to be assumed by Parent, and (iv) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent.

        3.3    No Prior Sub Operations.    Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

        3.4    Sufficient Funds.    Parent will have available to it at the Effective Time sufficient funds to consummate the transactions contemplated hereby, including payment in full of all cash amounts contemplated by Article I hereto.

        3.5    Information Supplied.    The information supplied by Parent for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company's shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1    Conduct of Business of the Company and Subsidiaries.    During the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time (except to the extent expressly provided otherwise in this Agreement, expressly provided in the Company Disclosure Letter under Section 4.1 thereof, or as consented to in writing by Parent):

          (a)   the Company shall, and shall cause each of its Subsidiaries to, conduct the Company Business in the ordinary course consistent with past practices and in material compliance with all applicable Legal Requirements;

          (b)   the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to (i) pay all of its Debts and Taxes when due, subject to good faith disputes over such Debt or Taxes, and (ii) pay or perform its other Liabilities when due;

          (c)   the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to assure that each of its Contracts entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger; and

          (d)   the Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to maintain each of its leased premises in accordance with the terms of the applicable lease in all material respects.

        4.2    Restrictions on Conduct of Business of the Company and Subsidiaries.    Without limiting the generality or effect of the provisions of Section 4.1, during the period from the Agreement Date and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to, do, cause or permit any of the following (except to the extent expressly provided otherwise in this Agreement, expressly provided in the Company Disclosure Letter under Section 4.2 thereof, or as consented to in writing by Parent):

          (a)    Charter Documents.    Cause or permit any amendments to its Articles of Incorporation or Bylaws or comparable governing documents;

          (b)    Dividends; Changes in Capital Stock.    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock or other securities, subdivide, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares at cost in connection with any termination of service, or adopt or enter into any, "shareholder rights plan" or similar anti-takeover agreement or plan;

          (c)    Stock Option Plans, Etc.    Accelerate, amend or change the period of exercisability or vesting of any Company Options or other rights or awards granted under the Company Option Plans or the Company ESPP or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other material terms of such options, rights or unvested securities; or authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

          (d)    Material Contracts.    Enter into any Contract with a value in excess of $250,000, or terminate, amend, or otherwise modify or intentionally violate (including by entering into a new Contract or otherwise) or waive any of the material terms of any of the Material Contracts, except that the Company may enter into non-exclusive agreements with customers and may sell Company Products, in either case, in the ordinary course of business consistent with past practices;

          (e)    Issuance of Securities.    Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Company Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Company Common Stock pursuant to the exercise of Company Options outstanding on the Agreement Date, (ii) the issuance of shares of Company Common Stock issuable to participants in the Company ESPP and (iii) grants of Company RSUs or Company Options representing or exercisable for no more than an aggregate of 235,000 shares of Company Common Stock (which shall be inclusive of, and not in addition to, the Company Options the Company intends to grant as set forth in Schedule 2.2(b) to the Company Disclosure Letter) to new hires permitted under Section 4.2(f) in the ordinary course of business consistent with past practices (and to purchase a number of shares consistent with the Company's past practices for new hires for comparable positions), all of which options shall be non-qualified stock options under the Code, have a term of ten years and an exercise price equal to the fair market value of the Company Common Stock on the date of grant and shall vest over a four-year period with 25% vesting on the first anniversary of the date of grant, with the balance vesting ratably monthly over the next three years, and none of which shall provide for acceleration upon any event;

          (f)    Employees; Consultants; Independent Contractors.    Hire any employees at the vice-president level or above, or enter into, amend or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor (except that the Company may enter into offer letters with new employees using the Company's standard, unmodified form of offer letter which provides for at-will employment and which does not provide for severance, acceleration or post-termination benefits), or enter into any collective bargaining agreement (unless required by applicable Legal Requirements);

          (g)    Loans and Investments.    Make any loans or advances (other than routine travel and business expense advances and sales commission draws to employees of the Company or any of its Subsidiaries consistent with past practice) to, or any investments in or capital contributions to, any Person (including any officer, director or employee of the Company) or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted;

          (h)    Intellectual Property.    Transfer or license to any Person any rights to any Intellectual Property, or acquire or license from any Person any Third Party Intellectual Property Rights, other than non-exclusive licenses in the ordinary course of business consistent with past practice, or transfer or provide a copy of any source code of the Company to any Person (including any current or former employee or consultant of the Company or any contractor or commercial partner of the Company outside the United States) other than the deposit of Company Source Code under a source code escrow agreement with an escrow holder entered into by the Company in the ordinary course of business consistent with past practice pursuant to the terms of a customer Contract, the terms of which source code escrow agreement being substantially similar to the source code escrow agreements entered into by the Company prior to the Agreement Date that have been made available by the Company to Parent;

          (i)    Exclusive Rights and Most Favored Party Provisions.    Enter into or amend any provision of any Contract (A) limiting the freedom of the Company or any of its Subsidiaries to engage or participate, or compete with any other Person, in any line of business, market or geographic area, (B) granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights and/or terms to any Person, (C) otherwise limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any Company Products, to purchase or otherwise obtain any components, materials, supplies, equipment, parts, subassemblies, software, Intellectual Property or services, (D) limiting the right of the Company to solicit suppliers or customers, or (E) restricting the right of the Company or any of its Subsidiaries to use or enforce any material Company-Owned Intellectual Property (other than non-disclosure agreements and Contracts for the provision of Company Products entered into by the Company or any of its Subsidiaries in the ordinary course of business).

          (j)    Dispositions.    Sell, lease, license or otherwise dispose of or encumber any of its material properties or assets which are material, individually or in the aggregate, to the Company Business, other than non-exclusive licenses or sales of Company Products, in each case, in the ordinary course of business consistent with past practice, and other than dispositions of immaterial equipment no longer used in the Company Business;

          (k)    Indebtedness.    Incur or guarantee any Debt, issue or sell any Debt securities or guarantee any Debt securities of others, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (l)    Leases.    Enter into any operating lease involving payments of in excess of $100,000 per annum;

          (m)    Payment of Obligations.    Pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any Liability arising otherwise than in the ordinary course of business pursuant to Contracts made available to Parent, other than the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Financial Statements;

          (n)    Capital Expenditures.    Make any capital expenditures, capital additions or capital improvements in excess of the amounts set forth in the capital expenditures budget set forth on Schedule 4.2(n) to the Company Disclosure Letter;

          (o)    Insurance.    Materially change the amount of any insurance coverage;

          (p)    Employee Benefit Plans; Pay Increases.    Adopt or amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan (except in each case as required under ERISA or as necessary under the Code or other applicable Legal Requirements), pay any special bonus or special remuneration to any employee or any non-employee director, or increase the salaries or wage rates of its employees, or add any new members to the Company Board (except that the Company may provide routine salary increases of not more than 5% to employees in the ordinary course of business consistent in all material respects with past practices in connection with the Company's customary employee review process);

          (q)    Severance Arrangements.    Grant or pay, or enter into any agreement or arrangement providing for the granting of any severance or termination pay, or the acceleration of vesting or other benefits, to any person, except payments made, or the acceleration of vesting or other benefits provided for, pursuant to written agreements or plans outstanding on the Agreement Date which are listed on Schedule 4.2(q) to the Company Disclosure Letter;

          (r)    Lawsuits; Settlements.    (i) Initiate any Proceeding other than (A) for the routine collection of accounts receivable, (B) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Parent prior to the filing of such a suit), or (C) for a breach of this Agreement, or (ii) settle or agree to settle any pending or threatened lawsuit or other dispute (except in the case of (B) and (C), where the amount in controversy does not exceed $100,000 and does not involve injunctive or other equitable relief);

          (s)    Acquisitions.    Acquire or agree to acquire by purchasing any equity interest (other than the purchase of available-for-sale short-term securities in compliance with the Company's investment policy) or other material interest in, merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner acquire, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company Business;

          (t)    Taxes.    Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any income or other material Tax Return or any amendment to a Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or enter into intercompany transactions giving rise to deferred gain or loss of any kind or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

          (u)    Accounting.    Change accounting methods or revalue any of its material assets (including writing down the value of inventory or writing off notes or accounts receivable, taking or making an impairment charge on or against any assets, in each case otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with by its independent auditors and after notice to Parent;

          (v)    Real Property.    Enter into any agreement for the purchase, sale, disposition or lease of any real property;

          (w)    Encumbrances.    Place or allow the creation of any material Encumbrance on any of its assets or properties;

          (x)    Warranties.    Materially change the manner in which it extends warranties, discounts or credits to customers;

          (y)    Interested Party Transactions.    Enter into any Contract or transaction in which any officer, director, employee, agent or to the knowledge of the Company any shareholder of the Company, to the extent such Person has an interest under circumstances that, if entered immediately prior to the Agreement Date, would require that such Contract be listed on Schedule 2.14 to the Company Disclosure Letter; and

          (z)    Other.    Take or agree in writing or otherwise to take, any of the actions described in clauses (a) through (y) in this Section 4.2, or any action which would reasonably be expected to make any of the Company's representations or warranties contained in this Agreement materially untrue or incorrect or prevent the Company from performing or cause the Company not to materially perform one or more covenants required hereunder to be performed by the Company.

ARTICLE V

ADDITIONAL AGREEMENTS

        5.1    Proxy Statement.

          (a)   As soon as reasonably practicable after the Agreement Date, the Company shall prepare, and file with the SEC, preliminary proxy materials relating to the Company Shareholder Meeting. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Parent (which term shall in all instances in this Section 5.1 also include Parent's counsel) with reasonable opportunity to review and comment on each such filing in advance.

          (b)   The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC's intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or the Merger. The Company shall consult with Parent prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Parent with reasonable opportunity to review and comment on any such written response in advance and shall in good faith consider including in such response comments reasonably proposed by Parent. If at any time prior to the Company Shareholders Meeting any fact or event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, shall in good faith consider including in such response comments reasonably proposed by Parent, and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the shareholders of the Company, such amendment or supplement and shall in good faith consider including in such response comments reasonably proposed by Parent.

          (c)   Parent shall provide to the Company all information relating to Parent which is reasonably requested by the Company to be included in the Proxy Statement. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent. If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which is required to be set forth in a supplement to the Proxy Statement, Parent shall promptly inform the Company.

        5.2    Meeting of Company Shareholders; Board Recommendation.

          (a)    Meeting of Company Shareholders.    The Company shall, as promptly as practicable after the Agreement Date, establish a record date (which date will be as promptly as reasonably practicable following the Agreement Date) for, duly call, give notice of, convene and hold, the Company Shareholders Meeting for the sole purpose of obtaining the Company Shareholders Approval. The Company will use its reasonable best efforts to solicit from its shareholders proxies in favor of the Company Shareholders Approval and will take all other action necessary or advisable to obtain such approvals and to secure the vote or consent of its shareholders required by and in compliance with the rules of Nasdaq, the CGCL and its Articles of Incorporation and Bylaws. The Company shall consult with Parent regarding the date of the Company Shareholders Meeting. The Company may only adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that (i) any necessary supplement or amendment to the Proxy Statement is provided to the Company's shareholders in advance of a vote on the Merger and this Agreement, (ii) if, as of the time that the Company Shareholders Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting, or (iii) if, as of the time that the Company Shareholders Meeting is originally scheduled, adjournment of the Company Shareholders Meeting is necessary to enable the Company to solicit additional proxies if there are not sufficient votes in favor of the Company Shareholders Approval. Other than in the event that the Shareholders Meeting occurs concurrently with the annual meeting of the Company's shareholders and only with respect to such matters customarily discussed at such meeting by the Company, without the prior written consent of Parent, approval of this Agreement and the Merger (including adjournment of the Company Shareholders Meeting, if necessary, if a quorum is present, to solicit additional proxies, if there are not sufficient votes in favor of the approval of this Agreement and the Merger), is the only matter which the Company shall propose to be acted on by the Company shareholders at the Company Shareholders Meeting. The Company shall ensure that the Company Shareholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Company Shareholders Meeting are solicited in compliance with the CGCL, its Articles of Incorporation and Bylaws and all other applicable Legal Requirements.

          (b)    Board Recommendation.    Except to the extent expressly permitted by Section 5.3(d): (i) the Company Board shall recommend that the Company's shareholders vote in favor of the Company Shareholder Approval at the Company Shareholders Meeting (the "Company Board Recommendation"); (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company's shareholders vote in favor of the Company

  Shareholder Approval at the Company Shareholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Company Board that the Company's shareholders vote in favor of the Company Shareholder Approval.

          (c)    Continuing Obligation.    Until the termination of this Agreement in accordance with its terms, the Company's obligation to call, give notice or convene and hold the Company Shareholders Meeting in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, any Change of Recommendation or by any withholding, withdrawal, amendment or modification in a manner adverse to Parent of the recommendation of the Company Board that the Company's shareholders vote in favor of the Company Shareholder Approval.

        5.3    No Solicitation; Acquisition Proposals.

          (a)    No Solicitation Generally.    Except to the extent expressly permitted by Sections 5.3(c) and 5.3(d), from and after the Agreement Date until the earlier of the Effective Time or the termination of this Agreement pursuant to Article VII, the Company will not, and will cause its Subsidiaries and the Company's and each such Subsidiary's officers and directors and each investment banker and attorney retained by it or any of them (all of the foregoing collectively being the "Company Representatives") not to, directly or indirectly, (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate, support or knowingly induce any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, participate in, maintain or continue any discussions or negotiations regarding, or deliver or make available to any Person any non-public information with respect to an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, or (iv) enter into any letter of intent, understanding or similar document or any Contract (whether binding or not) contemplating or otherwise relating to any Acquisition Proposal or (v) grant any waiver or release under any standstill or similar agreement with respect to the Company or the Subsidiaries, or any class of equity securities of the Company or the Subsidiaries. The Company and its Subsidiaries will, and each of them will cause their respective Company Representatives to, immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished to any Person with which the Company has engaged in any such activities within the 12-month period preceding the Agreement Date, and shall enforce (and shall not, nor permit any of its Subsidiaries to, waive) any rights under any standstill, confidentiality or similar agreements entered into by such Person. If any of the Company's Subsidiaries or any Company Representative takes any action that the Company is obligated pursuant to this Section 5.3(a) to cause such Person not to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.3(a). The Company shall direct and use its reasonable best efforts to cause any employee of the Company or any of its Subsidiaries to honor the restrictions of the Company contained in this Section 5.3. For purposes of this Section 5.3(a), "officer" shall mean any employee of the Company or any of its Subsidiaries who is a vice-president or senior to a vice-president, including without limitation, all "named executive officers" as such term is defined in the Exchange Act.

          "Acquisition Proposal" shall mean, with respect to the Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Parent), or any public announcement of any intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) the purchase from the Company or any of its Subsidiaries or any acquisition by any Person or Group of more than a 15% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries; (B) any sale (other than the sale of Company Products in the ordinary course of business), lease, mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of more than 15% of the total assets of the Company and its Subsidiaries in any single transaction or series of related transactions; or (C) any liquidation or dissolution of the Company or any of its Subsidiaries, or any extraordinary dividend, whether of cash or other property.

          (b)    Notice.    The Company as promptly as practicable (but in no event later than the earlier of (x) the first Business Day, or (y) 36-hours after receipt by the Company and notification of such receipt by any member of the Company Board or its Chief Executive Officer) shall advise Parent orally and in writing of (i) an Acquisition Proposal, (ii) any inquiry, proposal, or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or (iii) any request for non-public information which would reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (i)-(iii) above, the identity of the Person or Group making any such Acquisition Proposal, inquiry, proposal, offer or request, and in the case of a proposal or offer, the price and material terms and conditions communicated with respect to such proposal or offer. The Company will keep Parent informed on a reasonably timely and current basis in all material respects of the status and details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, proposal, offer or request, and provide to Parent as promptly as practicable (but in no event later than the earlier of (i) the first Business Day, or (ii) 36-hours after receipt by the Company) a copy of all written proposals and drafts of definitive agreements provided to the Company in connection with any such Acquisition Proposal, inquiry, proposal, offer or request. After initial notice to Parent in accordance with this Section 5.3(b) of a Person or Group making an Acquisition Proposal, if requested by Parent, the Company shall engage in good faith negotiations with Parent for 72 hours after that notice is given to amend this Agreement in such a manner that such Acquisition Proposal would not be a Superior Offer. If, subsequent to such initial notice, there is a change in price or form of consideration to such Acquisition Proposal, then the Company shall notify Parent of such change and shall engage in good faith negotiations with Parent for 72 hours after notice of that change is given to Parent to amend this Agreement in such a manner that such Acquisition Proposal would not be a Superior Offer (it being understood that any change to any other terms of such Acquisition Proposal (whether or not material) shall not require an additional 72-hour negotiation period pursuant to this sentence). The Company shall provide Parent with at least two (2) Business Days prior notice (or such lesser prior notice as provided to the members of Company Board) of any meeting of the Company Board at which the Company Board is reasonably expected to discuss any Acquisition Proposal, including to determine whether such Acquisition Proposal is a Superior Offer.

          (c)    Superior Offers.    In the event that any Person submits to the Company (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after consultation with its outside legal counsel and its financial advisor) is, or is reasonably likely to become, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Shareholder Approval has not yet been obtained, (i) enter into discussions with such Person regarding such Acquisition Proposal, and (ii) deliver or make available to such Person nonpublic information regarding the Company and its

  Subsidiaries, provided, in every case, that the Company, its Subsidiaries and the Company Representatives comply with each of the following: (A) the Acquisition Proposal did not result or arise from any breach of the solicitation restrictions of Section 5.3(a), or the Acquisition Proposal was not otherwise submitted as a result of a violation of Section 5.3(a), (B) the Company Board first shall have determined in good faith, after consultation with its outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's shareholders under applicable Legal Requirements, (C) the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to the Company's confidential information as the Confidentiality Agreement, which confidentiality agreement shall not include any provision for any exclusive right to negotiate with such Person or having the actual or purported effect of restricting the Company from fulfilling its obligations under this Agreement and (D) prior to or contemporaneously with delivering or making available any such nonpublic information to such Person, the Company shall deliver such nonpublic information to Parent (to the extent such nonpublic information has not been previously delivered by the Company to Parent).

          "Superior Offer" shall mean, with respect to the Company, an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, (a) pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger) beneficial ownership of more than 50% of the total outstanding voting securities of the Company or as a result of which the shareholders of the Company immediately preceding such transaction would hold securities representing less than 50% of the total outstanding voting securities of the surviving or resulting entity of such transaction or any direct or indirect parent or Subsidiary thereof, or (b) all or substantially all of the assets of the Company, in each case, for consideration consisting exclusively of cash and/or publicly-traded equity securities on terms that the Company Board, by majority vote, has in its good faith concluded (following consultation with its outside legal counsel and its financial advisor), taking into account, among other things, the legal, financial, regulatory, timing and other aspects of the offer, conditions to consummation, and the Person making the offer, would be, if consummated, more favorable, from a financial point of view, to the Company's shareholders (in their capacities as shareholders) than the terms of this Agreement (after giving effect to any adjustments to the terms of this Agreement definitively proposed by Parent in response to such Acquisition Proposal) and is reasonably likely to be consummated on the terms proposed.

          (d)    Change of Recommendation.    The Company Board or any committee thereof shall not withhold, withdraw, amend or modify in a manner adverse to Parent its recommendation to the Company's shareholders in favor of the Company Shareholder Approval for any reason (a "Change of Recommendation") unless:

              (i)  the Company Shareholder Approval has not yet been obtained;

             (ii)  a Superior Offer is made to the Company that is not withdrawn and is determined in good faith by the Company Board, immediately prior to adopting a resolution to effect a Change of Recommendation, to be a Superior Offer;

            (iii)  such Superior Offer shall not have arisen from a material breach of the solicitation restrictions set forth in Section 5.3(a) or was not otherwise submitted as a result of a violation of Section 5.3(a);

            (iv)  the Company shall have provided to Parent twenty-four (24) hours prior written notice (a "Section 5.3(d) Notice") of any meeting of the Company Board at which the Company Board intends to consider effecting a Change of Recommendation in response to an Acquisition Proposal, together with a copy of the draft definitive written agreement relating to such Acquisition Proposal and the identity of the Person or Group making such Acquisition Proposal;

             (v)  during the twenty-four (24) hour period referred to in subclause (iv) above, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent to amend this Agreement in such a manner that the Acquisition Proposal referred to in subclause (iv) above shall not be a Superior Offer (it being understood that any change in, or addition of, material terms or conditions set forth in the draft definitive agreement relating to the Acquisition Proposal referred to in subclause (iv) above shall require a new Section 5.3(d) Notice to Parent and a new twenty-four (24) hour period under this subclause (v)); and

            (vi)  the Company Board has concluded in its good faith, reasonable judgment, after consultation with its outside legal counsel, that, in light of such Superior Offer (respecting which the Company has been provided a Section 5.3(d) Notice), that the failure of the Company Board to effect a Change of Recommendation would reasonably be expected to result in a breach of its fiduciary duties to the Company's shareholders under applicable Legal Requirements.

  In addition, and notwithstanding any provision to the contrary in this Section 5.3, at any time prior to the time the Company Shareholder Approval has been obtained, the Company Board may, in response to a material development or change in material circumstances occurring or arising after the Agreement Date, the existence and material consequences of which were neither known nor reasonably foreseeable by the Company Board at or prior to the Agreement Date (and not relating to any Acquisition Proposal) (such material development or change in circumstances, an "Intervening Event"), make a Change of Recommendation if the Company Board has in good faith determined, after consultation with its outside legal counsel, that, in light of such Intervening Event, the failure of the Company Board to effect such a Change of Recommendation would reasonably be expected to result in a breach of its fiduciary duties to the Company's shareholders under applicable Legal Requirements; provided that, the Company Board shall not be entitled to exercise its right to make a Change of Recommendation pursuant to this sentence unless the Company has (x) provided to Parent at least three Business Days' prior written notice (unless the Intervening Event arises fewer than three Business Days prior to the Company Shareholders Meeting in which case such notice shall be given as promptly as practicable) advising Parent that the Company Board intends to take such action and specifying the reasons therefor in reasonable detail and (y) during such three Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for a Change of Recommendation as a result of the Intervening Event.

          (e)    Compliance with Tender Offer Rules.    Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A, promulgated under the Exchange Act; provided, however, that the Company shall not effect, or disclose pursuant to such rules or otherwise a position which constitutes, a Change of Recommendation unless specifically permitted by the terms of Section 5.3(d).

        5.4    Access to Information.

          (a)   During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time, (i) the Company shall use its commercially reasonable efforts to afford Parent and its accountants, investment bankers, counsel and other representatives, reasonable access during business hours to (A) all of the properties, books, Contracts and records (including but not limited to information regarding the Company's capitalization (including Company options and Company RSUs) and access to the Company's transfer agent) of the Company and its Subsidiaries, and (B) all other information concerning the business, results of operations, product development efforts, properties (tangible and intangible, including Intellectual Property) and personnel of the Company or any of its Subsidiaries as Parent may reasonably request, and (ii) the Company shall, promptly upon request, provide to Parent and its accountants, investment bankers, counsel and other representatives true, correct and complete copies of the Company's and its Subsidiaries' (A) if otherwise generated by the Company, internal financial statements and documentation regarding internal controls, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any of its Subsidiaries has been a party, (D) receipts for any Taxes paid to foreign Tax Authorities and (E) the Company's proxy solicitors in connection with obtaining the Company Shareholder Approval (including customary updates regarding the status of the vote), provided, however, that Company may restrict the foregoing access to the extent that any Legal Requirement applicable to Company or any of its Subsidiaries or the maintenance of any attorney-client privilege requires that such party restrict or prohibit access to any such properties or information; provided, further, that with respect to any documents or other information subject to the attorney-client privilege, the Company shall reasonably cooperate with Parent to develop procedures (such as a common legal interest agreement) to allow such documents and information to be shared with Parent and its advisors without waiving such attorney-client privilege.

          (b)   Promptly upon request by Parent, the Company shall provide to Parent all of the information with respect to Company Options and Company RSUs, in the form maintained by Equity Edge, that is customarily and reasonably required to enable Parent to transfer such information to Parent's database.

          (c)   No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

        5.5    Confidentiality; Public Disclosure.

          (a)   The parties hereto acknowledge that Parent and the Company have previously executed an amended and restated Confidentiality Agreement dated March 4, 2008 (as may be amended from time to time, the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

          (b)   Parent and the Company have agreed to the text of the press releases announcing the signing of this Agreement and the transactions contemplated hereby. Subject to the Company's rights under Section 5.3, each party shall consult with the other parties hereto before issuing or making, and shall provide and shall not issue, any press release or make any public statement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided that each party may, without obtaining the prior consent of the other parties, issue such press release or make such public statements as such party determines in good faith, following consultation with legal counsel, may be required by applicable Legal Requirements or the rules and regulations of the Nasdaq, as applicable. Each party hereto shall cause its employees, officers and directors to comply with this Section 5.5.

        5.6    Regulatory Approvals.

          (a)   Each of Parent and the Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Parent and the Company shall, as soon as practicable, make any filings required under the HSR Act, and any other filings required by Council Regulation 139/2004 of the European Commission or any other applicable federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Further, each of Parent and the Company shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under the HSR Act or any other required pre-merger filing notification. Parent and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Federal Trade Commission, the Department of Justice, or any other Governmental Entity. Without limiting the generality of the foregoing, each party shall provide to the other (or the other's advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the transactions described herein. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section as "outside counsel only." Such material and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Entity regarding the transactions described herein shall include representatives of the Parent and the Company. Subject to applicable Legal Requirements, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the transactions described herein by or on behalf of any party.

          (b)   Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

          (c)   Each of Parent and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under any applicable Antitrust Laws. Each of Parent and the Company shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Parent and the Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by applicable Legal Requirements or governmental regulation; and (iii) substantially complying with any "second request" for information pursuant to the Antitrust Laws.

          (d)   Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that Parent shall be under no obligation to, and the Company shall not without Parent's prior written consent, make proposals, execute or carry out agreements or submit to orders providing for a Divestiture.

          "Divestiture" shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or the Company or any of their respective Affiliates, (2) the imposition of any limitation or restriction on the ability of Parent or any of its Affiliates to freely conduct their business or the business of the Company or its Affiliates or own such assets, or (3) the holding separate of the shares of Company Common Stock or any limitation or regulation on the ability of Parent or any of its Affiliates to exercise full rights of ownership of the shares of Company Common Stock.

          (e)   Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) so long as such party has until such date complied in all material respects with its obligations under this Section 5.6.

        5.7    Reasonable Best Efforts.    Subject to the limitations set forth in Section 5.6(d), each of the parties hereto agrees to use its reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, and (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby.

        5.8    Third Party Consents; Notices.

          (a)   Promptly following the Agreement Date, the Company and Parent shall cooperate to create a reasonable plan for obtaining prior to the Closing, all material consents, waivers and approvals under each Contract listed or described on Schedule 2.3(b) or Schedule 2.3(c) (and any Contract entered into after the Agreement Date that would have been required to be listed or described on Schedule 2.3(b) or Schedule 2.3(c) if entered into prior to the Agreement Date), using forms reasonably acceptable to Parent and the Company.

          (b)   The Company shall give all notices and other information required to be given to the employees of the Company or any of its Subsidiaries, any collective bargaining unit representing any group of employees of the Company or any of its Subsidiaries, and any applicable Governmental Entity under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, COBRA and other applicable Legal Requirements in connection with the transactions contemplated by this Agreement.

        5.9    Notice of Certain Matters.    During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time, the Company will notify Parent in writing promptly after learning of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any Proceeding by or before any court, Governmental Entity or arbitrator initiated by or against the Company or any of its Subsidiaries, or known by the Company or any of its Subsidiaries to be threatened against Company or any of its Subsidiaries or any of their respective directors, officers, employees or shareholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a material claim against the Company or with respect to any of its material assets or properties (including Intellectual Property); (iv) any change, occurrence or event not in the ordinary course of business of the Company or any of its Subsidiaries; (v) any Material Adverse Effect on the Company; or (vi) any material claim or any written inquiry by any Tax Authority, regarding Taxes payable by the Company. Subject to compliance with applicable Legal Requirements, from the Agreement Date until the earlier of the termination of this Agreement in accordance with Section 7.1 and the Effective Time, the Company shall notify Parent of, and confer from time to time as requested by Parent with one or more representatives of Parent to discuss, any material changes or developments in the operational matters of the Company and its Subsidiaries and the general status of the ongoing operations of the Company and its Subsidiaries. During the period commencing on the Agreement Date and continuing until the earlier of the termination of this Agreement in accordance with Section 7.1 or the Effective Time, the Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming materially untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or affect the satisfaction or non-satisfaction of any conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to the parties hereto. The failure of the Company to provide notice as set forth in this Section 5.9 shall not be deemed a material breach of the Company's obligations pursuant to Section 6.3(b) if the underlying matter would not give rise to the Company's inability to satisfy the conditions set forth in Sections 6.1 or 6.3.

        5.10    Company Employee Plans Other than 401(k) Plan and the Nonqualified Plan.    The Company shall cooperate with Parent and assist Parent in its efforts to obtain written consents, waivers or other agreements from the Company's and its Subsidiaries' employees with respect to the amendment or termination of Company Employee Plans, or the adoption of new arrangements with such employees, prior to the Closing.

        5.11    Termination of 401(k) Plan and Nonqualified Deferred Compensation Plan.    Effective as of the day immediately preceding the Closing Date, the Company shall terminate the 401(k) Plan (unless Parent provides written notice to the Company no later than three business days prior to the Closing Date that such 401(k) Plan shall not be terminated). Unless Parent provides such written notice to the Company, no later than three business days prior to the Closing Date, the Company shall provide Parent with evidence that such 401(k) Plan has been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent's counsel. The Company also shall take such other actions in furtherance of terminating the 401(k) Plan as Parent may reasonably require. In the event that termination of the 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent no later than ten Business Days prior to the Closing Date. Effective as of the Closing Date, the Company shall terminate any and all plans intended to constitute a nonqualified deferred compensation plan, including, without limitation, the Executive Nonqualified Excess Plan (the "Nonqualified Plan"), unless Parent provides written notice to the Company no later than three Business Days prior to the Closing that the Nonqualified Plan shall not be terminated. Unless Parent provides such written notice to the Company, no later than three Business Days prior to the Closing Date, the Company shall provide Parent with evidence that the Nonqualified Plan has been terminated (effective as of the Closing Date) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to review and approval of Parent's counsel.

        5.12    Assumption of Company Options and Company RSUs and Certain Other Matters.

          (a)   At the Effective Time, each Company Option (other than 1995 Plan Options (except, and for the sake of clarity, to the extent such Company Options issued under the 1995 Stock Option Plan have an exercise price equal to the Per-Share Cash Amount, which Company Options are being assumed pursuant to the terms and conditions of this Section 5.12(a)), Director Options and Non-Plan Options) that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company

  Option Plan that such Company Option was granted under and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (i) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Option Exchange Ratio, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, (iii) no assumed Company Option may be "early exercised" (i.e., an assumed Company Option may be exercised for shares of Parent Common Stock only to the extent such assumed Company Option is vested at the time of exercise pursuant to the applicable vesting schedule), and (iv) Parent's board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to the Company Options and Company Option Plans. It is the intent of the parties that to the extent permitted by applicable Legal Requirements, all assumed Company Options in respect of Company Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. The Merger shall not terminate any of the outstanding Company Options under the Company Option Plans or accelerate the exercisability or vesting of such Company Options or the shares of Parent Common Stock which shall be subject to those Company Options upon Parent's assumption of such Company Options in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

          (b)   At the Effective Time, each Company RSU that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent. Each such Company RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the applicable Company Option Plan that such Company RSU was granted under and the applicable stock unit agreement) as are in effect immediately prior to the Effective Time, except that such Company RSU shall represent that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that represented such Company RSU immediately prior to the Effective Time and the Option Exchange Ratio. Consistent with the terms of the applicable Company Option Plan and the documents governing the outstanding Company RSUs under such plan as in effect on the date hereof, the Merger shall not terminate any of the outstanding Company RSUs under such plan or accelerate the exercisability or vesting of such Company RSUs or the shares of Parent Common Stock which shall be subject to those Company RSUs upon Parent's assumption of such Company RSUs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company RSU a document evidencing the foregoing assumption of such Company RSU by Parent.

          (c)   On or about the date which is ten (10) Business Days prior to the expected date on which the Closing is to occur, the Company shall, as and to the extent necessary, deliver to Parent a revised Schedule 2.13(l) which sets forth each Person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Schedule 2.13(l) is delivered to Parent.

          (d)   Parent shall use reasonable best efforts to prepare and file with the SEC a registration statement on Form S-8 covering the shares of Parent Common Stock issuable upon exercise of Company Options and settlement of Company RSUs and assumed by Parent for which a Form S-8 registration statement is available as soon as reasonably practicable, but in any event within seven Business Days (assuming timely receipt of all option documentation relating to the assumed Company Options outstanding immediately prior to the Effective Time necessary for such filing, all restricted stock unit documentation relating to the assumed Company RSUs outstanding immediately prior to the Effective Time necessary for such filing and all signatures, opinions, and consents required for such registration statement), after the Closing. Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options and assumed Company RSUs remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise or settlement thereof. The Company and its counsel shall reasonably cooperate with and assist Parent in the preparation of such registration statement.

          (e)   The Company shall take all actions necessary to cause the termination of the Company ESPP upon the earlier of (i) immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger) or (ii) the date upon which the Company ESPP terminates by its terms. To the extent permitted by the Company ESPP, the rights of participants in the Company ESPP with respect to any outstanding offering period under the Company ESPP shall be determined by treating the Business Day prior to the Effective Time (such date, the "Designated Date") as the last day of such outstanding offering period and by making pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treat such shortened offering period as a fully effective and completed offering period for all purposes under the Company ESPP. On the Designated Date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant's payroll withholding account to the purchase of Company Common Stock in accordance with the terms of the Company ESPP unless such participant has previously withdrawn from such offering period in accordance with the terms of the Company ESPP.

          (f)    For purposes of determining eligibility to participate, vesting and entitlement to benefits (including vacation accrual and for the avoidance of doubt excluding vesting under any applicable equity incentive plan of Parent) under any Parent employee welfare benefit plan, Parent shall provide employees who continue in the employ of Parent (or a subsidiary of Parent) following the Effective Time ("Continuing Employees") with service credit for their period of service with the Company and its Subsidiaries and predecessors prior to the Closing Date, except where doing so would provide duplication of benefits and provided further where the terms of such employee welfare benefit plan provides for such service credit. Parent, to the extent required by applicable law and as permitted by the terms of the applicable group health plans, will cause any and all pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements under any group health plans of Parent in which such employees and their eligible dependents will participate to be waived. To the extent permitted by the applicable group health plans, Parent shall also provide Continuing Employees and their eligible dependents with credit for any copayments and deductibles made under any Company Employee Plans for the year in which the Closing occurs under comparable medical, dental and vision plans of Parent for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements under such Parent benefit plan in the year in which the Closing occurs.

        5.13    Indemnification.

          (a)   From and after the Effective Time, Parent will, and will cause the Surviving Corporation and its Subsidiaries to, fulfill and honor in all respects the obligations of the Company to its current and former directors and officers and any person who becomes a director or officer of the

  Company after the Agreement Date but prior to the Effective Time (the "Indemnified Parties") pursuant to any indemnification agreements between the Company and such Indemnified Parties existing as of the Agreement Date and pursuant to any indemnification provisions under the Company's Articles of Incorporation or Bylaws as in effect on the Agreement Date, in each case, subject to applicable Legal Requirements.

          (b)   From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) cause the certificate of incorporation and bylaws (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and advancement of expenses, covering acts and omissions of directors and officers (and any other employees or agents who otherwise would be entitled to similar benefits thereunder pursuant to the terms thereof in effect on the Agreement Date), in each case in their respective capacities as such, occurring at or prior to the Effective Time, that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the articles of incorporation and bylaws (or other similar organizational documents) of the Company and its Subsidiaries as of the Agreement Date, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any matter except as required by applicable Legal Requirements.

          (c)   Promptly following the Effective Time, Parent shall purchase a six year "tail" insurance policy for the benefit of the Indemnified Parties with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time in substitution of, and of comparable coverage to, the existing policy of directors' and officers' liability insurance maintained by the Company as of the Agreement Date in the form made available by the Company to Parent prior to the Agreement Date (the "Existing D&O Policy") for a cost not to exceed $500,000. In the event that the premium for such "tail" insurance policy exceeds $500,000, Parent or Surviving Corporation shall maintain in effect for a period of six years from the Effective Time, for the benefit of the Indemnified Parties with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time the Existing D&O Policy, provided, that the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy in excess of an amount equal to 200% of the most recently paid annual premium for the Existing D&O Policy (the "Maximum Premium"); provided, further, that in the event any future annual premiums for the Existing D&O Policy exceed the Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policy to the amount of coverage that can be obtained for a premium equal to the Maximum Premium.

          (d)   This Section 5.13 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties subject to the occurrence of the Closing, shall be binding on all successors and assigns of the Surviving Corporation and Parent, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party (provided that any amendment, alteration or repeal prior the Effective Time shall be governed by Section 8.1).

        5.14    Section 16 Matters.    Provided that the Company delivers to Parent the Section 16 Information in a timely fashion, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. "Section 16 Information" shall mean information regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for cash in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into options to purchase Parent Common Stock, in connection with the Merger. "Company Insiders" shall mean those individuals who are subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to the Company.

        5.15    Takeover Statutes.    The Company and the Company Board shall (i) take all actions reasonably necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions contemplated hereby and (ii) if any takeover statute or similar statute or regulation becomes applicable to this Agreement or any transactions contemplated hereby, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated hereby.

        5.16    Certificates.    The Company shall prior to the Closing Date deliver (i) FIRPTA documentation, including (A) a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company, together with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and (B) a FIRPTA Notification Letter, in the form reasonably requested by Parent, dated as of the Closing Date and executed by the Company; and (ii) a certificate dated within three Business Days of the Closing from the Secretary of State of the State of California and each other state in which the Company or any of its Subsidiaries is qualified to do business as a foreign corporation certifying that the Company or such Subsidiary is in good standing and that all applicable Taxes and fees of the Company or such Subsidiary through and including the Closing Date have been paid.

        5.17    Director and Officer Resignations.    The Company shall use commercially reasonable efforts to obtain a written letter of resignation from each of the directors and officers of the Company and from each of the directors and officers of each of the Company's Subsidiaries that will be effective as of immediately prior to the Effective Time; provided that such resignation shall not affect any change of control rights to which such directors or officers may be entitled to and shall not change such directors' and officers' status, if applicable, as an employee of the Company or any of its Subsidiaries.

ARTICLE VI

CONDITIONS TO THE MERGER

        6.1    Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

          (a)    Shareholder Approval.    The Company Shareholder Approval shall have been obtained in compliance with the CGCL, the Company's Articles of Incorporation and Bylaws and the rules of Nasdaq, each as in effect on the date of such approval.

          (b)    No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other Judgment issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which prohibits, makes illegal, or enjoins the consummation of the Merger.

          (c)    Certain Governmental Approvals.    All applicable waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act shall have expired or early termination of such waiting periods shall have been granted by both the Federal Trade Commission and the United States Department of Justice and all other approvals under other applicable Antitrust Laws required to be obtained prior to the Merger shall have been obtained. If the SEC shall have reviewed and/or provided comments on the Proxy Statement or any other filings related to (or necessary or appropriate to facilitate) the Merger, such comments and any related issues or matters with the SEC shall have been resolved.

          (d)    Other Government Consents.    There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken all such other actions by any Governmental Entity or other regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to lawfully consummate the Merger.

        6.2    Additional Conditions to Obligations of the Company.    The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Sub in Section 3.1 and Section 3.2(a) shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), and (ii) all other representations and warranties of Parent in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except, in the case of clause (ii), where the circumstances causing the failure of such representations or warranties to be true and correct have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The Company shall have received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

          (b)    Covenants and Agreements.    Parent and Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Sub at or prior to the Closing. The Company shall have a received a certificate to such effect signed on behalf of Parent and Sub by a duly authorized officer of Parent.

        6.3    Additional Conditions to the Obligations of Parent and Sub.    The obligations of Parent and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company in the first and last sentence of Section 2.1(a) and Section 2.3(a) of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), (ii) the representations and warranties of the Company in Section 2.2 of this Agreement shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except with respect to deviations in the Company's actual fully-diluted capitalization (including outstanding Company Common Stock, Company Options, Company RSUs and any other securities of the Company on an as-converted to Company Common Stock basis) from the Company's fully-diluted capitalization as represented and warranted by the Company in Section 2.2 by an amount that does not exceed one percent (1.00%) of such fully-diluted capitalization (excluding from such one percent (1.00%) calculation, (A) any Company Options or Company RSUs granted by the Company between the Agreement Date and the Closing and consented to in writing by Parent and (B) any securities granted by the Company between the Agreement Date and the Closing as permitted under Section 4.2(e) hereto), and (iii) all other representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except, in the case of clause (iii), where the circumstances causing the failure of such representations or warranties to be true and correct have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

          (b)    Covenants and Agreements.    The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing. Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company.

          (c)    No Litigation.    (A) No Proceeding shall be pending by any Governmental Entity of competent jurisdiction, or expressly threatened by a U.S. federal Government Entity of competent jurisdiction or Governmental Entity of competent jurisdiction in Germany, wherein an unfavorable Judgment would (i) prevent, restrain or prohibit the consummation of the Merger or any transaction contemplated by this Agreement, (ii) cause the Merger or any of the transactions contemplated by this Agreement to be rescinded, (iii) reasonably be expected to result in a Divestiture by reason of the Merger being consummated or (iv) have a Material Adverse Effect on the Company or Parent by reason of the Merger being consummated, and (B) no such Judgment shall be in effect nor shall any applicable Legal Requirement have been enacted having any such effect.

          (d)    No Material Adverse Effect.    Since the Agreement Date, there shall not have occurred and be continuing any Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer.

          (e)    Employment-Related Agreements.    Each individual set forth on Schedule 6.3(e) shall have accepted employment with Parent (or a Subsidiary of Parent) and executed and delivered the Employment-Related Agreements, all of which shall be in full force and effect, and no action shall have been taken by any such individual to rescind such Employment-Related Agreements (excluding, for any Employment-Related Agreements, any rescission or failure to be in full force and effect as a result of the death or disability of the individual party thereto).

          (f)    Non-Competition Agreements.    Each employee-shareholder set forth on Schedule 6.3(f) shall have executed and delivered the Non-Competition Agreements, and there shall be no Judgment outstanding that such Non-Competition Agreements are unenforceable in any respect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.    At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned by action taken or authorized by the Board of Directors of the terminating party or parties, which action (i) in the case of termination pursuant to Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e) and Section 7.1(f), may be taken or authorized before or after the Company Shareholder Approval has been obtained, (ii) in the case of termination pursuant to Section 7.1(g) and Section 7.1(h), may be taken or authorized only before the Company Shareholder Approval has been obtained, and (iii) in the case of termination pursuant to Section 7.1(d), may be taken or authorized only after the Company Shareholders Meeting has been held at which a vote was taken on the Company Shareholder Approval:

          (a)   by mutual written consent duly authorized by the Company Board and the Board of Directors (or a duly authorized committee thereof) of Parent;

          (b)   by either Parent or the Company, by written notice to the other, if the Closing shall not have occurred on or before September 20, 2008 or any other date that Parent and the Company may agree upon in writing (the "Initial End Date"); provided, however, that if the Closing shall not have occurred by the Initial End Date, but on such date, all of the conditions to Closing set forth in Article VI (other than conditions that by their nature are only to be satisfied as of the Closing and the conditions set forth in Sections 6.1(b), 6.1(c), 6.1(d) and 6.3(c)) have been satisfied or waived in writing, then neither party shall be permitted to terminate this Agreement pursuant to this Section 7.1(b) until November 20, 2008 (the "Extended End Date") and, provided, further, in any event, a party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure to consummate the Merger by the Initial End Date or the Extended End Date, as the case may be, is principally caused by the breach by such party of this Agreement;

          (c)   by either Parent or the Company, by written notice to the other, if a Governmental Entity shall have issued a Judgment or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which Judgment is final and nonappealable;

          (d)   by either Parent or the Company, by written notice to the other, if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting (including any adjournment thereof) at which a vote thereon was taken;

          (e)   by the Company, by written notice to Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then the Company may not terminate this Agreement under this Section 7.1(e) for 60 calendar days after delivery of written notice from the Company to Parent of such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such 60 calendar day period);

          (f)    by Parent, by written notice to the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 6.3(a) or 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company, then Parent may not terminate this Agreement under this Section 7.1(f) for 60 calendar days after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company is cured during such 60 calendar day period);

          (g)   by Parent, by written notice to the Company, if a Triggering Event shall have occurred;

          (h)   by the Company, by written notice to Parent, upon a Change of Recommendation in response to a Superior Offer effected by the Company Board in compliance with Section 5.3(d) and concurrently with payment to Parent by the Company of all amounts due pursuant to Section 7.3(b) of this Agreement in accordance with the terms specified therein; provided, however, that immediately following such termination, the Company accepts and enters into a definitive written agreement delivered to the Company and executed on behalf of the Person making such Superior Offer reflecting such Superior Offer; or

          (i)    by Parent, by written notice to the Company, if the Company shall have breached in any material respect (or be deemed, pursuant to the terms thereof, to have breached in any material respects) the provisions of Sections 5.3(a).

        For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Company Board or any committee thereof shall have effected a Change of Recommendation for any reason; (ii) the Company shall have failed to convene or hold the Company Shareholders Meeting in accordance with Section 5.2, (iii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (iv) following any public disclosure of an Acquisition Proposal, the Company Board fails to reaffirm the Company Board Recommendation within 10 Business Days after Parent requests in writing that such recommendation be reaffirmed; (v) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (vi) the Company shall have executed and delivered any Contract accepting any Acquisition Proposal; or (vii) the Company Board shall have failed within 10 Business Days after the date that any tender or exchange offer relating to Company Common Stock is commenced by any third Person that shall have been published, sent or given, to have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirms the Company Board Recommendation.

        7.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Parent or the Company or their respective officers, directors, shareholders or Affiliates; provided, however, that (i) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from Liability in connection with any willful breach of any of such party's representations, warranties, covenants or agreements contained in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3    Expenses and Termination Fees.

          (a)    General.    Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

          (b)    Company Payment.    In the event that this Agreement is terminated (i) pursuant to Section 7.1(g), (ii) pursuant to Section 7.1(h), or (iii) (A) pursuant to Section 7.1(d) or 7.1(i), (B) prior to such termination, an Acquisition Proposal with respect to the Company was publicly disclosed, and (C) within 12 months following the termination of this Agreement, either any Acquisition with respect to the Company is consummated or the Company enters into a Contract providing for any Acquisition, then, in any such case, the Company shall pay to Parent a fee equal to $7,936,884 (the "Termination Fee") in immediately available funds promptly but in no event later than: one Business Day after the date of such termination, if terminated pursuant to clause (i) above; concurrent with such termination if terminated pursuant to clause (ii) above; or the earlier of the date of the Company's entry into such Contract providing for an Acquisition or the consummation of such Acquisition, if terminated pursuant to clause (iii) above.

          (c)   In the event that either of Parent or the Company terminates this Agreement pursuant to Section 7.1(d), within two Business Days following such termination, the Company shall reimburse Parent for all of Parent's reasonable fees and out of pocket expenses not in excess of $2,000,000 in connection with the evaluation and pursuit of the transactions contemplated by this Agreement, by wire transfer of same day funds to an account designated by Parent. The amount of any fees and expenses reimbursed by the Company to Parent shall be credited against any subsequent payment by the Company to Parent of the Termination Fee pursuant to Section 7.3(b).

          (d)   The Company acknowledges that (i) the agreements contained in Sections 7.3(b) and 7.3(c) are an integral part of the transactions contemplated by this Agreement, (ii) the amount of, and the basis for payment of, the reasonable fees and expenses described therein is reasonable and appropriate in all respects, and (iii) without this agreement, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the fees and expenses due pursuant to Sections 7.3(b) and/or 7.3(c), and, in order to obtain such payment, Parent makes a claim that results in a judgment for the amounts set forth in Sections 7.3(b) and/or 7.3(c), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in Sections 7.3(b) and/or 7.3(c) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. Notwithstanding anything to the contrary set forth herein, the parties hereto acknowledge and hereby agree that in no event shall the Company be required to pay the Termination Fee on more than one occasion. All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by Parent.

          (e)   For the purposes of this Agreement, an "Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (ii) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing in excess of 40% of the aggregate fair market value of the business of the Company and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of Company Common Stock.

ARTICLE VIII

GENERAL PROVISIONS

        8.1    Amendment.    Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Shareholder Approval have been obtained; provided, after the Company Shareholder Approval have been obtained, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by such shareholders without such further shareholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Sub and the Company.

        8.2    Extension; Waiver.    At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Parent to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of or estoppel with respect to, such right.

        8.3    Non-Survival of Representations and Warranties.    If the Merger is consummated or this Agreement is terminated in accordance with Section 7.1, subject to the provisions of Section 7.2, the representations and warranties of the Company and Parent and Sub contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall expire and be of no further force or effect as of the Effective Time, and only such covenants and agreements of Parent and the Company in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.

        8.4    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

  (i)
  if to Parent or Sub, to:

    Synopsys, Inc.
    700 East Middlefield Road
    Mountain View, CA 94043
    Attention:  General Counsel
    Facsimile No.: (650) 584-1184
    Telephone No.: (650) 584-5000

    with a copy (which shall not constitute notice) to:

    Fenwick & West LLP
    801 California Street
    Mountain View, CA 94041
    Attention:  Mark A. Leahy
                        Kris. S. Withrow
    Facsimile No.: (650) 938-5200
    Telephone No.: (650) 988-8500

  (ii)
  if to the Company, to:

    Synplicity, Inc.
    600 W. California Ave.
    Sunnyvale, CA 94086
    Attention:  Chief Executive Officer
    Facsimile No.: (408) 222-0268
    Telephone No.: (408) 215-6000

    with a copy (which shall not constitute notice) to:

    Wilson Sonsini Goodrich & Rosati P.C.
    650 Page Mill Road
    Palo Alto, CA 94304
    Attention:  Robert P. Latta
                        Martin W. Korman
                        Julia Reigel
                        Christopher A. Rose
    Facsimile No.: (650) 493-6811
    Telephone No.: (650) 493-9300

        8.5    Interpretation.

          (a)   When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. When a reference is made to a Schedule, such reference shall be to a Schedule to the Company Disclosure Letter. Where a reference is made to a Legal Requirement, such reference is to such Legal Requirement as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b)   The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

          (c)   The one percent (1.00%) threshold established by the parties with respect to the Company's capitalization in Section 6.3(a) hereof shall not, in and of itself, constitute an economic benchmark for determining whether any Effect shall be deemed to be material in relation to the Company and its business or shall be deemed to constitute a Material Adverse Effect on the Company.

        8.6    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

        8.7    Entire Agreement; Parties in Interest.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, and the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except for: (A) the rights of former holders of Company Common Stock to receive payments for their respective Certificates in accordance with the General Corporation Law of the State of California, (B) the rights of holders of Company Options and Company RSUs, after the Effective Time pursuant to Article I; and (C) as otherwise expressly set forth in Section 5.13.

        8.8    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Parent may assign this Agreement to any direct or indirect wholly-owned subsidiary of Parent without the prior consent of the Company; provided, however, that Parent shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

        8.9    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.10    Remedies Cumulative; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement, without any requirement to post a bond or other security, and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.11    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state's principles of conflicts of law; provided, however, that issues involving the fiduciary duties of the Company Board and consummation and effect of the Merger shall be governed by the laws of the State of California. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the Federal district court of the United States of America located within the City of Wilmington in the State of Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such a Court of Chancery in the State of Delaware or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof. With respect to any particular Proceeding, venue shall lie solely in the City of Wilmington, Delaware.

        8.12    Rules of Construction.    The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit attached hereto, the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

        8.13    No Joint Venture.    Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 8.13.

        8.14    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

SYNOPSYS, INC.
By:	/s/ BRIAN CABRERA Name: Brian Cabrera Title: Vice President and General Counsel
ST. ANDREWS ACQUISITION CORP.
By:	/s/ ERIKA VARGA Name: Erika Varga Title: President and Chief Executive Officer
SYNPLICITY, INC.
By:	/s/ GARY MEYERS Name: Gary Meyers Title: President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

Form of Voting Agreement and Irrevocable Proxy

See Annexes B-1 and B-2

EXHIBIT B

Form of Agreement of Merger

AGREEMENT OF MERGER
OF
ST. ANDREWS ACQUISITION CORP.
AND SYNPLICITY, INC.

        This AGREEMENT OF MERGER (this "Agreement") is made and entered into as of [                                    ], 2008, by and between St. Andrews Acquisition Corp., a California corporation ("Sub") and a wholly owned subsidiary of Synopsys, Inc., a Delaware corporation ("Parent"), and Synplicity, Inc., a California corporation (the "Company").

RECITALS

A.
Parent, Sub and Company have entered into an Agreement and Plan of Merger dated March 20, 2008 (the "Merger Agreement"), providing for certain representations, warranties, covenants, agreements, indemnities and other matters in connection with the transactions contemplated hereby. This Agreement and the Merger Agreement are intended to be construed together to effectuate their purpose.

B.
The Boards of Directors of the Company and Sub have determined that it would be advisable and in the best interests of the security holders of their respective companies that Sub merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the "Merger").

C.
The Boards of Directors and the shareholders of each of the Company and Sub have approved the Merger Agreement, this Agreement and the Merger.

AGREEMENT

        The parties hereto hereby agree as follows:

  1.
  Definitions.

            "Agreement Date" means March 20, 2008.

            "Closing" means the closing of the Merger.

            "Closing Date" means the date on which the Closing occurs.

            "Code" means the United States Internal Revenue Code of 1986, as amended.

            "Company Board" means the Board of Director of the Company.

            "Company Common Stock" means the common stock, no par value, of the Company.

            "Company Option" means an option to purchase shares of Company Common Stock.

            "Company Option Plans" means all stock option plans, programs, agreements or arrangements of the Company, collectively, including the Company's 1995 Stock Option Plan, 2000 Stock Option Plan, 2000 Director Option Plan and any other non-plan option grant, agreement or arrangement with respect to the Company Common Stock, in each case as amended.

A-1-1

            "Company RSUs" means the restricted stock units of the Company issued under the Company Option Plans, whereby each restricted stock unit represents a bookkeeping entry representing the equivalent of one share of Company Common Stock.

            "Contract" means any written or oral legally binding contract, agreement, instrument, commitment, or obligation or undertaking, including without limitation, any lease, sublease, subcontract, indenture, mortgage, note, option, warranty, guarantee, purchase order, license, sublicense, insurance policy, and benefit plan, as of the Agreement Date or as may hereafter be in effect.

            "Dissenting Shareholder" means any shareholder of the Company who has duly demanded the Company to purchase such shareholder's shares of Company Common Stock in accordance with the provisions of Chapter 13 of the CGCL in connection with the Merger.

            "Dissenting Shares" means any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which dissenters' rights shall have been perfected in accordance with the CGCL in connection with the Merger.

            "Governmental Entity" shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange, or any Tax authority.

            "Judgment" means any judgment, ruling, writ, decree, award, charge, injunction or order.

            "Legal Requirements" means with respect to any Person, any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, permit, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any Judgments applicable to such Person or its Subsidiaries, their business or any of their respective assets or properties.

            "Option Exchange Ratio" means the quotient obtained by dividing the Per-Share Cash Amount by the Parent Stock Price.

            "Parent Common Stock" means the common stock, par value $0.01 per share, of Parent.

            "Parent Stock Price" means the average of the closing sale prices for a share of Parent Common Stock as quoted on the NASDAQ Global Market for the ten consecutive trading days ending with the third trading day that precedes the Closing Date.

            "Paying Agent" means U.S. Bank National Association or such other agent or agents as may be agreed by the parties and appointed by Parent.

            "Per-Share Cash Amount" means $8.00 per share of Company Common Stock.

            "Person" means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

            "Subsidiary" means any corporation, association, business entity, partnership, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person's board of directors or other governing body.

A-1-2

            "Tax" and "Taxes" mean all (i) income, gains, franchise, excise, property, sales, use, employment, license, payroll, services, occupation, recording, value added or transfer taxes, governmental charges, fees, levies, assessments that are in the nature of a tax or other taxes (whether payable directly or by withholding), and, with respect to such taxes, charges, fees, levies and assessments, any estimated tax, interest, fines, penalties or additions and interest on such fines, penalties and additions, (ii) liability for the payment of any amounts of the types described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

  2.
  The Merger.    At the Effective Time (as defined in Section 3 below), on the terms and subject to the conditions set forth in this Agreement, the Merger Agreement and the applicable provisions of the California General Corporation Law of the State of California, as amended (the "CGCL"), Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

  3.
  Effective Time.    At the Closing, Sub and the Company shall cause this Agreement, together with the officers' certificates of Sub and the Company, to be filed with the Secretary of State of the State of California, in accordance with the relevant provisions of the CGCL (the time of acceptance by the Secretary of State of the State of California of such filing or such later time as may be agreed to by Parent and the Company prior to the Closing and specified in this Agreement of Merger being referred to herein as the "Effective Time").

  4.
  Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Merger Agreement, and the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of the Company and Sub shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and property of each of the Company and Sub and shall be subject to all the debts and liabilities of each in the same manner as if the Surviving Corporation had itself incurred them.

  5.
  Effect on Common Stock.    On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Common Stock:

  (a)
  At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 5(c)) shall be converted into the right to receive an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of certificate or certificates evidencing the Company Common Stock (the "Certificates"). The amount of cash each such holder is entitled to receive for the shares of Company Common Stock held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all shares of Company Common Stock held by such holder.

  (b)
  At the Effective Time, each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of Parent, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the

A-1-3

      shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation's capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

    (c)
    At the Effective Time, each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

    (d)
    In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Stock or Parent Common Stock occurring after the Agreement Date and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like changes.

  6.
  Effect on Company Options; and Company RSUs.

  (a)
  Company Options.    Except as described below in Sections 6(a)(i), (ii) and (iii), on the terms and subject to the conditions set forth in this Agreement, at the Effective Time, each Company Option (other than 1995 Plan Options (except, and for the sake of clarity, to the extent such Company Options issued under the 1995 Stock Option Plan have an exercise price equal to the Per-Share Cash Amount, which Company Options are being assumed pursuant to the terms and conditions of this Section 6(a)), Director Options and Non-Plan Options), whether vested or unvested, that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall be assumed and converted by Parent in accordance with this Section 6(a). Each such Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Option Plan that such Company Option was granted under and the applicable stock option agreement) as are in effect immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Option Exchange Ratio, (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, (C) no assumed Company Option may be "early exercised" (i.e., an assumed Company Option may be exercised for shares of Parent Common Stock only to the extent such assumed Company Option is vested at the time of exercise pursuant to the applicable vesting schedule), and (D) Parent's board of directors or a committee thereof shall succeed to the authority of the Company Board or any committee thereof with respect to the Company Options and Company Option Plans. It is the intent of the parties that to the extent permitted by applicable Legal Requirements,

A-1-4

      all assumed Company Options in respect of Company Options that prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. The Merger shall not terminate any of the outstanding Company Options under the Company Option Plans or accelerate the exercisability or vesting of such Company Options or the shares of Parent Common Stock which shall be subject to those Company Options upon Parent's assumption of such Company Options in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

      (i)
      Each Company Option granted under the Company 1995 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the Effective Time and that has an exercise price per share that is less than the Per-Share Cash Amount (the "1995 Cash-Out Options") shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such 1995 Cash-Out Option (the "1995 Plan Option Consideration"). The payment of the 1995 Plan Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of 1995 Cash-Out Options is entitled to receive for the 1995 Cash-Out Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all 1995 Cash-Out Options held by such holder. As soon as practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of 1995 Cash-Out Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 6(a)(i). Each Company Option granted under the 1995 Stock Option Plan that is unexpired, unexercised and outstanding immediately prior to the Effective Time and has an exercise price per share that is greater than the Per-Share Cash Amount (the "1995 Out-of-the-Money Options" and together with the 1995 Cash-Out Options, the "1995 Plan Options") shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and extinguished.

      (ii)
      No Company Option granted under the Company's 2000 Director Option Plan (the "Director Options") shall be assumed by Parent and each such Director Option that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, other than the Company delivering notices required pursuant to the 2000 Director Option Plan and the holder thereof acknowledging such treatment, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such Director Option (the "Director Option Consideration"). The payment of the Director Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of Director Options is entitled to receive for the Director Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Director Options held by such holder. As soon as

A-1-5

        practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of Director Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 6(a)(ii).

      (iii)
      No Company Option granted outside the Company's 1995 Stock Option Plan, 2000 Stock Option Plan and 2000 Director Option Plan (the "Non-Plan Options") shall be assumed by Parent and each such Non-Plan Option that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without the need for any further action on the part of Parent, Sub, the Company or the holder thereof, be cancelled and converted into and represent the right to receive an amount in cash, without interest, with respect to each share of Company Common Stock subject thereto, equal to the excess, if any, of the Per-Share Cash Amount over the per share exercise price of such Non-Plan Option (the "Non-Plan Option Consideration"). The payment of the Non-Plan Option Consideration shall be subject to withholdings for all applicable Taxes. The amount of cash each holder of Non-Plan Options is entitled to receive for the Non-Plan Options held by such holder shall be rounded to the nearest cent and computed after aggregating cash amounts for all Non-Plan Options held by such holder. As soon as practicable following the Closing, Parent shall pay, or shall cause the Paying Agent to pay each holder of Non-Plan Options the cash (less any applicable Taxes required to be deducted and withheld) required to be paid to such holder pursuant to this Section 6(a)(iii).

    (b)
    Company RSUs.    At the Effective Time, each Company RSU that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall, on the terms and subject to the conditions set forth in this Agreement, be assumed by Parent in accordance with this Section 6(b). Each such Company RSU so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the applicable Company Option Plan that such Company RSU was granted under and the applicable stock unit agreement) as are in effect immediately prior to the Effective Time, except that such Company RSU shall represent that number of whole shares of Parent Common Stock equal to the product (rounded down to the next whole number of shares of Parent Common Stock, with no cash being payable for any fractional share eliminated by such rounding) of the number of shares of Company Common Stock that represented such Company RSU immediately prior to the Effective Time and the Option Exchange Ratio. Consistent with the terms of the applicable Company Option Plan and the documents governing the outstanding Company RSUs under such plan as in effect on the date hereof, the Merger shall not terminate any of the outstanding Company RSUs under such plan or accelerate the exercisability or vesting of such Company RSUs or the shares of Parent Common Stock which shall be subject to those Company RSUs upon Parent's assumption of such Company RSUs in the Merger. Promptly after the Closing Date, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company RSU a document evidencing the foregoing assumption of such Company RSU by Parent.

  7.
  Dissenters' Rights.    Notwithstanding anything contained herein to the contrary, any Dissenting Shares shall not be converted into or represent the right to receive the Per-Share Cash Amount provided for in Section 5(a), but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the applicable provisions of the CGCL. At the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and

A-1-6

    extinguished. Notwithstanding Section 5(a), in the event any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right to require the Company to so purchase the Dissenting Shares, the Dissenting Shares held by such Dissenting Shareholder shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive the Per-Share Cash Amount as provided in Section 5(a), without any interest thereon.

  8.
  Withholding Rights.    The Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, shares deliverable upon exercise of Company Options assumed by Parent pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Common Stock or any Certificates, such amounts as the Surviving Corporation, Parent or the Paying Agent is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Tax law, or pursuant to other applicable Judgments. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

  9.
  Articles of Incorporation and Bylaws.

  (a)
  At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety as set forth on Exhibit A hereto until thereafter amended as provided by law and such Articles of Incorporation.

  (b)
  At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by the CGCL, the Articles of Incorporation of the Surviving Corporation, and such Bylaws.

  10.
  Directors and Officers.    At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

  11.
  Miscellaneous.

  (a)
  Notwithstanding the approval of this Agreement by the shareholders of the Company, prior to the Effective Time, this Agreement shall terminate forthwith in the event that the Merger Agreement shall be terminated prior to the Effective Time as therein provided. This Agreement may be terminated prior to the Effective Time by the mutual consent of the Boards of Directors of the Company and Parent (or a duly authorized committee thereof).

  (b)
  In the event of the termination of this Agreement prior to the Effective Time as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of the Company or Parent or their respective officers or directors, except as otherwise provided in the Merger Agreement.

  (c)
  The Merger Agreement and this Agreement are intended to be construed together in order to effectuate their purposes. In the event of any conflict between the provisions of this Agreement and the provisions of the Merger Agreement, the provisions of the Merger Agreement shall control.

  (d)
  After the Effective Time, the Surviving Corporation and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things

A-1-7

      necessary or desirable to vest, perfect or confirm title to the Company's property and rights in the Surviving Corporation and otherwise to carry out the purposes of the Merger Agreement and this Agreement in the name of the Company or otherwise.

    (e)
    No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    (f)
    This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

    (g)
    Prior to the Effective Time, the Boards of Directors of the Company and Sub may cause this Agreement to be amended any time before or after approval hereof by the shareholders of the Company, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such further approval.

    (h)
    This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California without regard to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

A-1-8

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ST. ANDREWS ACQUISITION CORP.
By:	Erika Varga, President, Chief Executive Officer and Secretary
SYNPLICITY, INC.
By:	Gary Meyers, President and Chief Executive Officer
By:	John Hanlon, Assistant Secretary

[SIGNATURE PAGE TO AGREEMENT OF MERGER]

A-1-9

Annex B-1

VOTING AGREEMENT AND IRREVOCABLE PROXY

        This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") is entered into effective as of March 20, 2008, by and between Synopsys, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder ("Shareholder") of Synplicity, Inc., a California corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

        WHEREAS, the execution and delivery of this Agreement by Shareholder is a material inducement to the willingness of Parent to enter into that certain Agreement and Plan of Merger, dated on or about the date hereof (the "Merger Agreement"), by and among Parent, St. Andrews Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the "Merger"), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent.

        WHEREAS, Shareholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of Shareholder's representations contained herein and (ii) Shareholder's performance of the obligations set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Restrictions on Shares.    Subject to the terms and conditions herein and in the Merger Agreement:

(a)
Shareholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, the Shares (as defined in Section 4(a) below) or any New Shares (as defined in Section 1(d) below), or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, at any time prior to the Expiration Time (as defined below); provided, however, that nothing contained herein will be deemed to restrict the ability of Shareholder to exercise any Company Options held by Shareholder; provided, further, that Shareholder may transfer Shares and New Shares (i) to any member of Shareholder's immediate family, (ii) to a trust for the benefit of Shareholder or any member of Shareholder's immediate family for estate planning purposes, (iii) in connection with or for the purpose of personal tax-planning or (iv) to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; provided, however, that any transfer referred to in this section shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by the terms and conditions of this Agreement. As used herein, the term "Expiration Time" shall mean the earliest to occur of (A) the Effective Time, (B) the valid termination of the Merger Agreement in accordance with its terms, (C) the written agreement of the parties hereto to terminate this Agreement, or (D) the date of (1) any change or amendment to the material terms of the Merger Agreement (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that adversely effects the Shareholder or the Shareholder's interest in the Shares or New Shares (excluding, for sake of clarity, any amendment to the terms of the Merger Agreement with the effect of extending the Initial End Date or the Extended End Date) or (2) any change or amendment of the Merger Agreement (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that results in a decrease in the Per

    Share Cash Amount or that results in a change in the form of consideration to be paid by Parent in the Merger.

  (b)
  At all times commencing with the execution and delivery of this Agreement until the Expiration Time, Shareholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement (other than this Agreement) or similar binding arrangement or commitment with respect to any of the Shares, in each case in a manner which is inconsistent with the terms hereof.

  (c)
  Shareholder shall not, directly or indirectly, take any action (other than any action of Shareholder in the exercise of Shareholder's fiduciary or other duties to the Company and its shareholders, to the extent any such duties shall exist), between the date hereof and the Expiration Date, that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing Shareholder from performing his or her obligations under this Agreement.

  (d)
  Any shares of Company Common Stock or other voting securities of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires or exercises voting rights after the date of this Agreement and prior to the Expiration Time, including pursuant to the exercise of Company Options and Other Rights (as defined in the Section 4(b) below) (collectively, the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.
Agreement to Vote Shares.

(a)
Prior to the Expiration Time, at every meeting of the shareholders of the Company called and at every adjournment or postponement thereof, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote, to the extent not voted by the person(s) appointed pursuant to Section 3 of this Agreement, the Shares and any New Shares (i) in favor of approval of the principal terms of the Merger and any matter that is reasonably necessary to facilitate the Merger, and (ii) against any Acquisition Proposal (including any Superior Offer) and any other action that would reasonably be expected to frustrate, delay, postpone, prevent or adversely affect the Merger.

(b)
Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Shareholder from (i) acting in Shareholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a shareholder of the Company or (ii) voting in Shareholder's sole discretion on any matter other than matters referred to in Section 2(a).

3.
Grant of Irrevocable Proxy.    In order to secure the performance by Shareholder of Shareholder's obligations under this Agreement, until the Expiration Time, Shareholder hereby irrevocably (or to the fullest extent permitted by applicable Legal Requirements) appoints the Board of Directors of Parent or any other designee of Parent, as Shareholder's sole and exclusive attorneys-in-fact and proxies, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent Shareholder is entitled to do so) with respect to the Shares and any New Shares in accordance with Section 2 of this Agreement. The proxies and powers of attorney granted pursuant to this Section 3 by Shareholder shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall terminate upon the Expiration Time. Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the voting of any Shares inconsistent with the terms of Section 2 and

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  agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of any Shares inconsistent with the terms of Section 2 until after the Expiration Time.

4.
Representations, Warranties and Covenants of Shareholder.    Shareholder hereby represents, warrants and covenants to Parent as follows as of the date hereof:

(a)
Shareholder is the beneficial or record owner of, and has the voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Shareholder, or over which Shareholder exercises voting power, on the date hereof, collectively, the "Shares" provided that any Shares subsequently transferred as permitted in Section 1(a) above shall from and after such transfer cease to be Shares). The Shares are free of any encumbrance that would materially and adversely affect Shareholder's ability to exercise his or her voting power as provided in Section 2, grant the proxy pursuant to Section 3, or otherwise complying with the terms hereof. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Shareholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares constitute Shareholder's entire interest in the outstanding shares of Company Common Stock and Shareholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company. No person that is not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares.

(b)
Shareholder is the legal and beneficial owner of the number of options, restricted stock units, warrants and other rights to acquire, directly or indirectly, shares of Company Common Stock set forth on the signature page hereto (collectively, the "Company Options and Other Rights"). The Company Options and Other Rights are free of any encumbrance that would materially and adversely affect Shareholder's ability to exercise his or her voting powers as provided in Section 2, grant the proxy pursuant to Section 3, or otherwise comply with the terms hereof.

(c)
Shareholder has all requisite power, capacity and authority to enter into this Agreement and, with respect to Shares not transferred pursuant to Section 1(a), to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

(d)
The execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any Contract to which Shareholder is a party or by which any of such Shareholder's assets is bound or (ii) violate any Judgment or Legal Requirement applicable to Shareholder or any of such Shareholder's assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially and adversely affect Shareholder's ability to perform his, her or its obligations under this Agreement.

5.
Consent and Waiver; Termination of Existing Agreements.    Shareholder hereby agrees, between the date hereof and the Expiration Time, to give any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Shareholder is a party or subject or in respect of any rights Shareholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the Company's Articles of Incorporation or Bylaws, any Contract to which the

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  Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Shareholder shall not, between the date hereof and the Expiration Date, contest or object to the execution and delivery of the Merger Agreement, the Company Board's actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, and shall not seek damages or other legal or equitable relief in connection therewith. Unless the Expiration Date shall have occurred by reason of the occurrence of the events contemplated by clause (D) of the definition of thereof and this Agreement shall be terminated prior to the Effective Time, from and after the Effective Time, Shareholder's right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Shareholder's sole and exclusive right against the Company and/or Parent in respect of Shareholder's ownership of the Shares or status as a Shareholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Shareholder's status as a shareholder of the Company.

6.
Confidentiality.    Except as required by applicable Legal Requirements or as otherwise permitted pursuant to the terms of the Merger Agreement or the Confidentiality Agreement, Shareholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed the Merger. Neither the Shareholder, nor any of his or her affiliates (other than the Company, whose actions shall be governed by the Merger Agreement and the Confidentiality Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Parent, except as may be required by applicable Legal Requirements or by any listing agreement with, or the policies of, The NASDAQ Global Market in which circumstance such announcing party shall make reasonable efforts to consult with Parent to the extent practicable.

7.
Dissenters' Rights.    Shareholder agrees not to exercise, between the date hereof and the Expiration Time, any rights of appraisal or any dissenters' rights that Shareholder may have or could potentially have or acquire (whether under applicable Legal Requirements or otherwise) in connection with the Merger.

8.
Miscellaneous.

(a)
Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)
if to Parent, to:

      Synopsys, Inc.
      700 East Middlefield Road
      Mountain View, CA 94043
      Attention: General Counsel
      Facsimile No.: (650) 584-1184

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      with a copy (which shall not constitute notice) to:

      Fenwick & West LLP
      Silicon Valley Center
      801 California Street
      Mountain View, CA 94041
      Attention: Mark A. Leahy
                        Kris S. Withrow
      Facsimile No.: (650) 938-5200

    (ii)
    if to Shareholder, to the address set forth for the Shareholder on the signature page hereof,

      with a copy (which shall not constitute notice) to:

      Wilson Sonsini Goodrich & Rosati P.C.
      650 Page Mill Road
      Palo Alto, CA 94304
      Attention: Martin W. Korman
                        Julia Reigel
      Facsimile No.: (650) 493-6811

  (b)
  Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

  (c)
  Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any requirement for the security or posting of any bond in connection with such enforcement.

  (d)
  Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

  (e)
  Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute an inducement and condition to entering into the Merger Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (iii) are not intended to confer, and shall not be construed as

B-1-5

    conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Shareholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent to any affiliate of Parent without the consent of or any action by Shareholder upon notice by Parent to Shareholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned pursuant to Section 1(a) hereof). All authority conferred herein shall survive the death or incapacity of the Shareholder and in the event of Shareholder's death or incapacity, any obligation of the Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Shareholder.

  (f)
  Additional Documents.    Shareholder shall, between the date hereof and the Expiration Time, execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent upon advice of counsel, to carry out the purpose and intent of this Agreement.

  (g)
  Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  (h)
  Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

  (i)
  Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the State Courts of the State of California and the Federal district court of the United States of America located within the City of San Jose in the State of California, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such a State Court in the State of California or such Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof.

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  (j)
  Termination.    This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Shareholder, provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

  (k)
  Amendment.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

  (l)
  No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent or any of its affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of or relating to the Shares and New Shares shall remain vested in and belong to Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to Shareholder in the voting of any of the Shares or New Shares, except as otherwise provided herein and in the Merger Agreement.

  (m)
  Payment Mechanics.    Parent agrees that, notwithstanding the terms of Section 1.10 of the Merger Agreement, it shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause the Paying Agent to, deliver to Shareholder at least ten (10) days prior to the Effective Time the letter of transmittal contemplated by clause (i) of Section 1.10(c) and the instructions contemplated by clause (ii) of Section 1.10(c) for the purpose of permitting Shareholder or Shareholder's representatives to deliver the completed paperwork for Shareholder to the Paying Agent prior to or at the Effective Time and, assuming the delivery of such completed paperwork in a timely manner, to receive the cash amount payable to Shareholder by reason of the Merger as soon as practicable after the Effective Time. In addition, Parent agrees to make such arrangements as shall be necessary to cause the Paying Agent to pay the aggregate cash amount to which Shareholder shall be entitled in connection with the Merger by means of wire transfers to one or more brokerage or bank accounts designated in advance of such payment to the Paying Agent by Shareholder.

  (n)
  WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1-7

        IN WITNESS WHEREAS, the parties hereto have caused this VOTING AGREEMENT AND IRREVOCABLE PROXY to be executed as of the date first above written.

SYNOPSYS, INC.
By:
Name: Brian Cabrera Title: Vice President and General Counsel
SHAREHOLDER:
(Print Name of Shareholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Fax Number)
(Print Telephone Number)

        Shares owned beneficially or of record by the Shareholder, or over which the Shareholder exercises voting power on the date hereof:

shares of Company Common Stock
shares of Company Options
shares of Company RSUs

[SIGNATURE PAGE TO VOTING AGREEMENT AND IRREVOCABLE PROXY]

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Annex B-2

VOTING AGREEMENT AND IRREVOCABLE PROXY

        This VOTING AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") is entered into effective as of March 20, 2008, by and between Synopsys, Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (collectively referred to herein as "Shareholder") of Synplicity, Inc., a California corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

        WHEREAS, the execution and delivery of this Agreement by Shareholder is a material inducement to the willingness of Parent to enter into that certain Agreement and Plan of Merger, dated on or about the date hereof (the "Merger Agreement"), by and among Parent, St. Andrews Acquisition Corp., a California corporation and wholly-owned subsidiary of Parent ("Sub"), and the Company, pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Sub will merge with and into the Company (the "Merger"), and the Company will survive the Merger and become a wholly-owned subsidiary of Parent.

        WHEREAS, Shareholder understands and acknowledges that the Company and Parent are entitled to rely on (i) the truth and accuracy of Shareholder's representations contained herein and (ii) Shareholder's performance of the obligations set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Restrictions on Shares.    Subject to the terms and conditions herein and in the Merger Agreement:

          (a)   Shareholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge or otherwise dispose of, or encumber, the Shares (as defined in Section 4(a) below) or any New Shares (as defined in Section 1(d) below), or make any offer or enter into any agreement or binding arrangement or commitment providing for any of the foregoing, at any time prior to the Expiration Time (as defined below); provided, however, that nothing contained herein will be deemed to restrict the ability of Shareholder to exercise any Company Options held by Shareholder; provided, further, that Shareholder may transfer Shares and New Shares (i) to any member of Shareholder's immediate family, (ii) to a trust for the benefit of Shareholder or any member of Shareholder's immediate family for estate planning purposes, (iii) in connection with or for the purpose of personal tax-planning or (iv) to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; provided, however, that any transfer referred to in this section shall be permitted only if, as a precondition to such transfer, the transferee agrees to be bound by the terms and conditions of this Agreement. As used herein, the term "Expiration Time" shall mean the earliest to occur of (A) the Effective Time, (B) the valid termination of the Merger Agreement in accordance with its terms, (C) the written agreement of the parties hereto to terminate this Agreement, or (D) the date of (1) any change or amendment to the material terms of the Merger Agreement (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that adversely effects the Shareholder or the Shareholder's interest in the Shares or New Shares (excluding, for sake of clarity, any amendment to the terms of the Merger Agreement with the effect of extending the Initial End Date or the Extended End Date) or (2) any change or amendment of the Merger Agreement (including a waiver or forbearance by the parties to the Merger Agreement that has the effect of a change or amendment) that results in a decrease in the Per Share Cash Amount or that results in a change in the form of consideration to be paid by Parent in the Merger.

          (b)   At all times commencing with the execution and delivery of this Agreement until the Expiration Time, Shareholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement (other than this Agreement) or similar binding arrangement or commitment with respect to any of the Shares, in each case in a manner which is inconsistent with the terms hereof.

          (c)   Shareholder shall not, directly or indirectly, take any action (other than any action of Shareholder in the exercise of Shareholder's fiduciary or other duties to the Company and its shareholders, to the extent any such duties shall exist), between the date hereof and the Expiration Date, that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing Shareholder from performing his or her obligations under this Agreement.

          (d)   Any shares of Company Common Stock or other voting securities of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires or exercises voting rights after the date of this Agreement and prior to the Expiration Time, including pursuant to the exercise of Company Options and Other Rights (as defined in the Section 4(b) below) (collectively, the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2.    Agreement to Vote Shares.

          (a)   Prior to the Expiration Time and except as otherwise contemplated by Section 2(c) below, at every meeting of the shareholders of the Company called and at every adjournment or postponement thereof, and in any written action by consent of shareholders of the Company, unless otherwise directed in writing by Parent, Shareholder shall vote, to the extent not voted by the person(s) appointed pursuant to Section 3 of this Agreement, the Shares and any New Shares (i) in favor of approval of the principal terms of the Merger and any matter that is reasonably necessary to facilitate the Merger, and (ii) against any Acquisition Proposal (including any Superior Offer) and any other action that would reasonably be expected to frustrate, delay, postpone, prevent or adversely affect the Merger.

          (b)   Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Shareholder from (i) acting in Shareholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a shareholder of the Company or (ii) voting in Shareholder's sole discretion on any matter other than matters referred to in Section 2(a).

          (c)   Notwithstanding the terms of Section 2(a) above, in the event that the Company Board shall make a Change of Recommendation in connection with an Intervening Event in compliance with the terms of Section 5.3(d) of the Merger Agreement, the agreement to vote in accordance with the terms of clauses (i) and (ii) of such Section 2(a) shall be deemed to be only an agreement to vote 6,597,256 Shares (the "Covered Amount") in such manner. In this circumstance, Shareholder shall be free to vote the Shares and New Shares owned or controlled by Shareholder in excess of the Covered Amount in the sole discretion of Shareholder in all matters.

        3.    Grant of Irrevocable Proxy.    In order to secure the performance by Shareholder of Shareholder's obligations under this Agreement, until the Expiration Time, Shareholder hereby irrevocably (or to the fullest extent permitted by applicable Legal Requirements) appoints the Board of Directors of Parent or any other designee of Parent, as Shareholder's sole and exclusive attorneys-in-fact and proxies, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent Shareholder is entitled to do so) with respect to the Shares and any New Shares in accordance with Section 2 of this Agreement, but subject to the terms of

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Section 2(c). The proxies and powers of attorney granted pursuant to this Section 3 by Shareholder shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall terminate upon the Expiration Time, unless earlier terminated as to a portion of the Shares and New Shares in accordance with the terms of Section 2(c). Shareholder hereby revokes any and all prior proxies or powers of attorney given by the Shareholder with respect to the voting of any Shares inconsistent with the terms of Section 2 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of any Shares inconsistent with the terms of Section 2 until after the Expiration Time.

        4.    Representations, Warranties and Covenants of Shareholder.    Shareholder hereby represents, warrants and covenants to Parent as follows as of the date hereof:

          (a)   Shareholder is the beneficial or record owner of, and has the voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Shareholder, or over which Shareholder exercises voting power, on the date hereof, collectively, the "Shares" provided that any Shares subsequently transferred as permitted in Section 1(a) above shall from and after such transfer cease to be Shares). The Shares are free of any encumbrance that would materially and adversely affect Shareholder's ability to exercise his or her voting power as provided in Section 2, grant the proxy pursuant to Section 3, or otherwise complying with the terms hereof. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Shareholder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws). The Shares constitute Shareholder's entire interest in the outstanding shares of Company Common Stock and Shareholder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of capital stock of the Company. No person that is not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares.

          (b)   Shareholder is the legal and beneficial owner of the number of options, restricted stock units, warrants and other rights to acquire, directly or indirectly, shares of Company Common Stock set forth on the signature page hereto (collectively, the "Company Options and Other Rights"). The Company Options and Other Rights are free of any encumbrance that would materially and adversely affect Shareholder's ability to exercise his or her voting powers as provided in Section 2, grant the proxy pursuant to Section 3, or otherwise comply with the terms hereof.

          (c)   Shareholder has all requisite power, capacity and authority to enter into this Agreement and, with respect to Shares not transferred pursuant to Section 1(a), to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (d)   The execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any Contract to which Shareholder is a party or by which any of such Shareholder's assets is bound or (ii) violate any Judgment or Legal Requirement applicable to Shareholder or any of such Shareholder's assets, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, materially and adversely affect Shareholder's ability to perform his, her or its obligations under this Agreement.

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        5.    Consent and Waiver; Termination of Existing Agreements.    Shareholder hereby agrees, between the date hereof and the Expiration Time, to give any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Shareholder is a party or subject or in respect of any rights Shareholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the Company's Articles of Incorporation or Bylaws, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Without limiting the generality or effect of the foregoing, Shareholder shall not, between the date hereof and the Expiration Date, contest or object to the execution and delivery of the Merger Agreement, the Company Board's actions in approving and recommending the Merger, the consummation of the Merger and the other transactions provided for in the Merger Agreement, and shall not seek damages or other legal or equitable relief in connection therewith. Unless the Expiration Date shall have occurred by reason of the occurrence of the events contemplated by clause (D) of the definition of thereof and this Agreement shall be terminated prior to the Effective Time, from and after the Effective Time, Shareholder's right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Shareholder's sole and exclusive right against the Company and/or Parent in respect of Shareholder's ownership of the Shares or status as a Shareholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Shareholder's status as a shareholder of the Company.

        6.    Confidentiality.    Except as required by applicable Legal Requirements or as otherwise permitted pursuant to the terms of the Merger Agreement or the Confidentiality Agreement, Shareholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Parent has publicly disclosed the Merger. Neither the Shareholder, nor any of his or her affiliates (other than the Company, whose actions shall be governed by the Merger Agreement and the Confidentiality Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of Parent, except as may be required by applicable Legal Requirements or by any listing agreement with, or the policies of, The NASDAQ Global Market in which circumstance such announcing party shall make reasonable efforts to consult with Parent to the extent practicable.

        7.    Dissenters' Rights.    Shareholder agrees not to exercise, between the date hereof and the Expiration Time, any rights of appraisal or any dissenters' rights that Shareholder may have or could potentially have or acquire (whether under applicable Legal Requirements or otherwise) in connection with the Merger.

        8.    Miscellaneous.

          (a)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

      (i)
      if to Parent, to:

        Synopsys, Inc.
        700 East Middlefield Road
        Mountain View, CA 94043
        Attention: General Counsel
        Facsimile No.: (650) 584-1184

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        with a copy (which shall not constitute notice) to:

        Fenwick & West LLP
        Silicon Valley Center
        801 California Street
        Mountain View, CA 94041
        Attention:  Mark A. Leahy
                            Kris S. Withrow
        Facsimile No.: (650) 938-5200

      (ii)
      if to Shareholder, to the address set forth for the Shareholder on the signature page hereof,

        with a copy (which shall not constitute notice) to:

        Wilson Sonsini Goodrich & Rosati P.C.
        650 Page Mill Road
        Palo Alto, CA 94304
        Attention:  Martin W. Korman
                            Julia Reigel
        Facsimile No.: (650) 493-6811

        with a copy (which shall not constitute notice) to:

        Heller Ehrman LLP
        275 Middlefield Road
        Menlo Park, CA 94025
        Attention:  Steven Tonsfeldt
        Facsimile No.: (650) 324-0638

          (b)    Interpretation.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

          (c)    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation of this Agreement, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Shareholder hereby waives any requirement for the security or posting of any bond in connection with such enforcement.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

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          (e)    Entire Agreement; Nonassignability; Parties in Interest; Death or Incapacity.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute an inducement and condition to entering into the Merger Agreement, (ii) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (iii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Shareholder without the prior written consent of Parent, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Parent hereunder, may be assigned or delegated in whole or in part by Parent to any affiliate of Parent without the consent of or any action by Shareholder upon notice by Parent to Shareholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned pursuant to Section 1(a) hereof). All authority conferred herein shall survive the death or incapacity of the Shareholder and in the event of Shareholder's death or incapacity, any obligation of the Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Shareholder.

          (f)    Additional Documents.    Shareholder shall, between the date hereof and the Expiration Time, execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent upon advice of counsel, to carry out the purpose and intent of this Agreement.

          (g)    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (h)    Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

          (i)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the State Courts of the State of California and the Federal district court of the United States of America located within the City of San Jose in the State of California, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such Proceeding shall be heard and determined in such a State Court in the State of California or such Federal court. The parties hereby consent to and grant any such

B-2-6

  court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 8(a) or in such other manner as may be permitted by applicable Legal Requirements, shall be valid and sufficient service thereof.

          (j)    Termination.    This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Shareholder, provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

          (k)    Amendment.    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

          (l)    No Ownership Interest.    Nothing contained in this Agreement shall be deemed to vest in Parent or any of its affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of or relating to the Shares and New Shares shall remain vested in and belong to Shareholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to Shareholder in the voting of any of the Shares or New Shares, except as otherwise provided herein and in the Merger Agreement.

          (m)    Payment Mechanics.    Parent agrees that, notwithstanding the terms of Section 1.10 of the Merger Agreement, it shall use commercially reasonable efforts to, or shall use commercially reasonable efforts to cause the Paying Agent to, deliver to Shareholder at least ten (10) days prior to the Effective Time the letter of transmittal contemplated by clause (i) of Section 1.10(c) and the instructions contemplated by clause (ii) of Section 1.10(c) for the purpose of permitting Shareholder or Shareholder's representatives to deliver the completed paperwork for Shareholder to the Paying Agent prior to or at the Effective Time and, assuming the delivery of such completed paperwork in a timely manner, to receive the cash amount payable to Shareholder by reason of the Merger as soon as practicable after the Effective Time. In addition, Parent agrees to make such arrangements as shall be necessary to cause the Paying Agent to pay the aggregate cash amount to which Shareholder shall be entitled in connection with the Merger by means of wire transfers to one or more brokerage or bank accounts designated in advance of such payment to the Paying Agent by Shareholder.

          (n)    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREAS, the parties hereto have caused this VOTING AGREEMENT AND IRREVOCABLE PROXY to be executed as of the date first above written.

SYNOPSYS, INC.
By:
Name: Brian Cabrera Title: Vice President and General Counsel
SHAREHOLDER:
(Print Name of Shareholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Fax Number)
(Print Telephone Number)

        Shares owned beneficially or of record by the Shareholder, or over which the Shareholder exercises voting power on the date hereof:

shares of Company Common Stock
shares of Company Options
shares of Company RSUs

[SIGNATURE PAGE TO VOTING AGREEMENT AND IRREVOCABLE PROXY]

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Annex C

CALIFORNIA CORPORATIONS CODE

GENERAL CORPORATION LAW

SECTIONS 1300-1312

DISSENTERS' RIGHTS

        §1300.    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

(b)
As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

(1)
Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

(2)
Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

(3)
Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

(4)
Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

(c)
As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

        §1301.    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, that corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of that approval, accompanied by a copy of Sections 1300, 1302, 1303, and 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under those sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

(b)
Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase shares shall make written demand upon the corporation for the purchase of those shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (A) or (B) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

(c)
The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what that shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at that price.

        §1302.    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

        §1303.    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b)
  Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

        §1304.    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b)
  Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c)
  On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

        §1305.    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

  (b)
  If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

  (c)
  Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

  (d)
  Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

  (e)
  The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section 1301).

        §1306.    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

        §1307.    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

        §1308.    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

        §1309.    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

  (a)
  The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

  (b)
  The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

  (c)
  The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (d)
  The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

        §1310.    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

        §1311.    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

        §1312.    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

  (b)
  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

  (c)
  If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

Annex D

March 20, 2008	Deutsche Bank Securities Inc. Global Corporate Finance 101 California Street, 48th Floor San Francisco, CA 94111
Board of Directors Synplicity, Inc. 600 W. California Ave. Sunnyvale, CA 94068	Tel 415 617 2800

Lady and Gentlemen:

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Synplicity, Inc. (the "Company") in connection with the Agreement and Plan of Merger, dated March 20, 2008 (the "Merger Agreement"), among the Company, Synopsys, Inc. (the "Acquiror"), and St. Andrews Acquisition Corp., a subsidiary of the Acquiror (the "Acquiror Sub"), which provides, among other things, for the merger of the Acquiror Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of the Acquiror (the "Transaction"). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, no par value, of the Company (the "Company Common Stock") (other than dissenting shares and shares owned directly or indirectly by the Company or the Acquiror) will be converted into the right to receive $8.00 in cash (the "Merger Consideration").

        You have requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock.

        In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company. In addition, Deutsche Bank has, to the extent publicly available, (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

        Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has, with your permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company or the Acquiror or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed with your permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, as of the date hereof.

        For purposes of rendering its opinion, Deutsche Bank has assumed with your permission that, in all respects material to its analysis, the Transaction will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its advisors with respect to such issues.

        This opinion has been approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Board of Directors of the Company and is not a recommendation to the shareholders of the Company to approve the Transaction. This opinion is limited to the fairness, from a financial point of view of the Merger Consideration to the holders of the Company Common Stock, is subject to the assumptions, limitations, qualifications and other conditions contained herein and is necessarily based on the economic, market and other conditions, and information made available to us, as of the date of hereof. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the public holders of the Company Common Stock.

        We were not requested to, and we did not, and our opinion does not address, the relative merits of the Transaction as compared to any alternative business strategies.

        Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which is contingent upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). DB Group may provide investment and commercial banking services to the Acquiror and the Company in the future, for which we would expect DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Acquiror and the Company for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

        Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,
/s/ DEUTSCHE BANK SECURITIES INC.
DEUTSCHE BANK SECURITIES INC.

D-2

SYNPLICITY, INC.
c/o COMPUTERSHARE LIMITED
P.O. BOX 8694
EDISON, NJ  08818-8694

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 13, 2008.

VOTE BY INTERNET

•                     Log on to the Internet and go to www.investorvote.com

•                     Follow the steps outlined on the secured website

VOTE BY TELEPHONE

•                     Call toll free 1-800-652-VOTE (8683) within United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                     Follow the instructions provided by the recorded message.

Special Meeting Proxy Card	[Validation Details]

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	Proposal to approve the terms of the Agreement and Plan of Merger, dated March 20, 2008, by and among Synopsys, Inc., St. Andrews Acquisition Corp. and Synplicity, Inc.	For	Against	Abstain
		☒	☒	☒

2.	Proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.	For	Against	Abstain
		☒	☒	☒

B. Non-Voting Items

Change of Address — Please print new address below.	☒

Mark box to right if you plan to attend the meeting	☒

C. Authorized signatures — This section must be completed for your vote to be counted. — Date and Sign below.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature	Date	Signature	Date

DETACH HERE

PROXY — SYNPLICITY, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2008

NOTICE IS HEREBY GIVEN THAT a Special Meeting of Shareholders of Synplicity, Inc. (the “Special Meeting”) will be held on May 14, 2008, at 12:30 p.m. Pacific Daylight Time at Synplicity’s principal executive offices at 600 West California Avenue, Sunnyvale, California 94086, for the purposes set forth on the reverse side. By signing this Proxy, you, as a shareholder of Synplicity, hereby appoint Gary Meyers and John J. Hanlon proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at the Special Meeting, and at any adjournment(s) thereof, and to vote all of your shares of Common Stock on all matters to be considered at the Special Meeting on which you would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT, OR IF NO CONTRARY DISCRETION IS INDICATED, WILL BE VOTED “FOR”:  (1) THE APPROVAL OF THE TERMS OF THE AGREEMENT AND PLAN OF MERGER, DATED MARCH 20, 2008, BY AND AMONG SYNOPSYS, INC., ST. ANDREWS ACQUISITION CORP. AND SYNPLICITY, INC., AND (2) THE GRANT TO OUR MANAGEMENT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF APPROVAL OF THE TERMS OF THE AGREEMENT AND PLAN OF MERGER.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 31, 2008 are entitled to notice of and to vote at the Special Meeting.

All shareholders are cordially invited to attend the Special Meeting in person. However, to ensure your representation at the Special Meeting, you are urged to mark, sign, date and return this Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Special Meeting may vote in person even if he or she has returned a Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

2008 SPECIAL MEETING OF SHAREHOLDERS MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT
SYNPLICITY, INC.
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
FORWARD-LOOKING INFORMATION
MARKET FOR SYNPLICITY'S COMMON EQUITY PRICE RANGE OF SYNPLICITY COMMON STOCK
DIVIDEND POLICY
THE SPECIAL MEETING
GENERAL INFORMATION
THE COMPANIES
PROPOSAL ONE—THE MERGER
THE MERGER AGREEMENT
OTHER AGREEMENTS
PROPOSAL TWO—ADJOURNMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
  Annex A
AGREEMENT AND PLAN OF MERGER
RECITALS
AGREEMENT
  Annex B-1
VOTING AGREEMENT AND IRREVOCABLE PROXY
RECITALS
  Annex B-2
VOTING AGREEMENT AND IRREVOCABLE PROXY
RECITALS
  Annex C
CALIFORNIA CORPORATIONS CODE GENERAL CORPORATION LAW SECTIONS 1300-1312 DISSENTERS' RIGHTS
  Annex D